                                                                    EXHIBIT 10.1

                   ==========================================

                                CREDIT AGREEMENT


                                     among


                           THE ACKERLEY GROUP, INC.,

                           THE LENDERS NAMED HEREIN,

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent

                                FLEET BANK, N.A.
                             as Documentation Agent

                        UNION BANK OF CALIFORNIA, N.A.,

                          KEYBANK NATIONAL ASSOCIATION

                                      and

                        BANK OF MONTREAL, CHICAGO BRANCH
                                 as  Co-Agents


                     $325,000,000 Senior Credit Facilities

                                  Arranged by
                       FIRST UNION CAPITAL MARKETS CORP.


                         Dated as of January 22, 1999

                  ==========================================

                                TABLE OF CONTENTS


                                                                            Page
RECITALS....................................................................   1

                                   ARTICLE I

                                  DEFINITIONS

1.1.   Defined Terms........................................................   1
1.2.   Accounting Terms.....................................................  22
1.3.   Other Terms; Construction............................................  22


                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS


 2.1.   Commitments.........................................................  23
 2.2.   Borrowings..........................................................  23
 2.3.   Disbursements; Funding Reliance; Domicile of Loans..................  24
 2.4.   Notes...............................................................  25
 2.5.   Termination and Reduction of Commitments............................  26
 2.6.   Mandatory Payments and Prepayments..................................  27
 2.7.   Voluntary Prepayments...............................................  29
 2.8.   Interest............................................................  30
 2.9.   Fees................................................................  31
 2.10.  Interest Periods....................................................  32
 2.11.  Conversions and Continuations.......................................  33
 2.12.  Method of Payments; Computations....................................  34
 2.13.  Recovery of Payments................................................  35
 2.14.  Use of Proceeds.....................................................  35
 2.15.  Pro Rata Treatment..................................................  35
 2.16.  Increased Costs; Change in Circumstances; Illegality; etc...........  36
 2.17.  Taxes...............................................................  38
 2.18.  Compensation........................................................  39
 2.19.  Optional Increase in Revolving Credit Commitment....................  40

                                  ARTICLE III

                               LETTERS OF CREDIT

3.1.   Issuance.............................................................  41
3.2.   Notices..............................................................  43
3.3.   Participations.......................................................  43
3.4.   Reimbursement........................................................  43


3.5.   Payment by Revolving Loans...........................................  44
3.6.   Payment to Lenders...................................................  44
3.7.   Obligations Absolute.................................................  44
3.8.   Cash Collateral Account..............................................  46
3.9.   Effectiveness........................................................  46


                                   ARTICLE IV

                            CONDITIONS OF BORROWING

 4.1.  Conditions of Initial Borrowing......................................  47
 4.2   Conditions of Tranche B Term Loans...................................  49
 4.3   Conditions of Revolver Increase......................................  51
 4.4   Conditions of All Borrowings.........................................  52


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

 5.1.   Corporate Organization and Power....................................  53
 5.2.   Authorization; Enforceability.......................................  53
 5.3.   No Violation........................................................  53
 5.4.   Governmental and Third-Party Authorization; Permits and Licenses....  53
 5.5.   Litigation..........................................................  54
 5.6.   Taxes...............................................................  54
 5.7.   Subsidiaries........................................................  54
 5.8.   Full Disclosure.....................................................  55
 5.9.   Margin Regulations..................................................  55
 5.10.  No Material Adverse Change..........................................  55
 5.11.  Financial Matters...................................................  55
 5.12.  Properties; Assets..................................................  56
 5.13.  ERISA...............................................................  56
 5.14.  Environmental Matters...............................................  57
 5.15.  Compliance With Laws................................................  57
 5.16.  Regulated Industries................................................  58
 5.17.  Insurance...........................................................  58
 5.18.  Material Contracts..................................................  58
 5.19.  Security Documents..................................................  58
 5.20.  Labor Relations.....................................................  58
 5.21.  Year 2000 Compatibility.............................................  59


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS


 6.1.   Financial Statements................................................  59


 6.2.   Other Business and Financial Information............................  60
 6.3.   Corporate Existence; Franchises; Maintenance of Properties..........  62
 6.4.   Compliance with Laws................................................  62
 6.5.   Payment of Obligations..............................................  62
 6.6.   Insurance...........................................................  62
 6.7.   Maintenance of Books and Records; Inspection........................  63
 6.8.   Interest Rate Protection............................................  63
 6.9.   Permitted Acquisitions..............................................  63
 6.10.  Creation or Acquisition of Subsidiaries.............................  64
 6.11   Additional Security.................................................  65
 6.12.  NBA Lockout.........................................................  66
 6.12.  Year 2000...........................................................  66
 6.13.  Further Assurances..................................................  66


                                  ARTICLE VII

                              FINANCIAL COVENANTS


7.1.   Leverage Ratios......................................................  66
7.2.   Interest Coverage Ratio..............................................  67
7.3.   Fixed Charge Coverage Ratio..........................................  67
7.4    Capital Lease Obligations............................................  67


                                 ARTICLE VIII

                              NEGATIVE COVENANTS


 8.1.   Merger; Consolidation...............................................  68
 8.2.   Indebtedness........................................................  68
 8.3.   Liens...............................................................  70
 8.4.   Disposition of Assets...............................................  71
 8.5.   Investments; LMA's..................................................  72
 8.6.   Restricted Payments.................................................  72
 8.7.   Transactions with Affiliates........................................  73
 8.8.   Lines of Business...................................................  73
 8.9.   Certain Amendments..................................................  73
 8.10.  Limitation on Certain Restrictions..................................  74
 8.11.  No Other Negative Pledges...........................................  74
 8.12.  Fiscal Year.........................................................  74
 8.13.  Accounting Changes..................................................  74
 8.14.  Waiver of Stay, Extension or Usury Laws.............................  74
 8.15.  Limitation on Preferred Stock of Subsidiaries.......................  74
 8.16.  Certain Restrictions................................................  75

                                  ARTICLE IX

                               EVENTS OF DEFAULT

9.1.   Events of Default....................................................  75
9.2.   Remedies: Termination of Commitments, Acceleration, etc..............  78
9.3.   Remedies: Set-Off....................................................  79


                                   ARTICLE X

                                   THE AGENT


 10.1.   Appointment........................................................  79
 10.2.   Nature of Duties...................................................  79
 10.3.   Exculpatory Provisions.............................................  80
 10.4.   Reliance by Agent..................................................  80
 10.5.   Non-Reliance on Agent and Other Lenders............................  80
 10.6.   Notice of Default..................................................  81
 10.7.   Indemnification....................................................  81
 10.8.   The Agent in its Individual Capacity...............................  82
 10.9.   Successor Agent....................................................  82
 10.10.  Collateral Matters.................................................  82
 10.11.  Issuing Lender.....................................................  83


                                  ARTICLE XI

                                 MISCELLANEOUS


 11.1.   Fees and Expenses..................................................  83
 11.2.   Indemnification....................................................  83
 11.3.   Governing Law; Consent to Jurisdiction.............................  84
 11.4.   Arbitration; Preservation and Limitation of Remedies...............  85
 11.5.   Notices............................................................  86
 11.6.   Amendments, Waivers, etc...........................................  86
 11.7.   Assignments, Participations........................................  87
 11.8.   No Waiver..........................................................  89
 11.9.   Successors and Assigns.............................................  89
 11.10.  Survival...........................................................  90
 11.11.  Severability.......................................................  90
 11.12.  Construction.......................................................  90
 11.13.  Confidentiality....................................................  90
 11.14.  Counterparts; Effectiveness........................................  90
 11.15.  Disclosure of Information..........................................  90
 11.16.  Entire Agreement...................................................  91

                                   EXHIBITS

Exhibit A-1    Form of Tranche A Term Note
Exhibit A-2    Form of Tranche B Term Note
Exhibit A-3    Form of Revolving Note
Exhibit B-1    Form of Notice of Borrowing
Exhibit B-2    Form of Notice of Conversion/Continuation
Exhibit B-3    Form of Letter of Credit Notice
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Assignment and Acceptance
Exhibit E      Form of Pledge Agreement
Exhibit F      Form of Security Agreement
Exhibit G      Form of Subsidiary Guaranty
Exhibit H-1    Form of Opinion of Borrower's Counsel
Exhibit H-2    Form of Opinion of Borrower's FCC Counsel
Exhibit H-3    Form of Opinion of Borrower's Counsel Regarding Tranche B Term
               Loans
Exhibit H-4    Form of Opinion of Borrower's FCC Counsel Regarding Tranche B
               Term Loans
Exhibit H-5    Form of Opinion of Borrower's Counsel Regarding Revolver Increase
Exhibit H-6    Form of Opinion of Borrower's FCC Counsel Regarding Revolver
               Increase
Exhibit H-7    Form of Opinion of Borrower's Counsel Regarding Subsidiary
               Guaranty
Exhibit H-8    Form of Opinion of Borrower's FCC Counsel Regarding Subsidiary
               Guaranty
Exhibit I      Form of Financial Condition Certificate
Exhibit J      Form of Lender Addition and Acknowledgment Agreement

                                   SCHEDULES

Schedule 5.4   FCC Licenses
Schedule 5.5   Litigation
Schedule 5.7   Subsidiaries
Schedule 5.17  Insurance
Schedule 5.18  Material Contracts
Schedule 8.2   Indebtedness
Schedule 8.3   Liens
Schedule 8.5   Investments
Schedule 8.7   Transactions with Affiliates
Schedule 8.16  Existing FHS Indebtedness

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of the 22nd day of January, 1999 (this "Agreement"), is made among THE ACKERLEY GROUP, INC., a Delaware corporation with its principal offices in Seattle, Washington (the "Borrower"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), FIRST UNION NATIONAL BANK ("First Union"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), FLEET BANK, N.A., as documentation agent ("Documentation Agent"), UNION BANK OF CALIFORNIA, N.A., as co-agent and KEYBANK NATIONAL ASSOCIATION, as co-agent and BANK OF MONTREAL, CHICAGO BRANCH, as co-agent.


                                    RECITALS

     A. The Borrower has requested that the Lenders make available to the Borrower a term loan facility in the initial aggregate principal amount of $150,000,000 (consisting of Tranche A Term Loans in an aggregate principal amount of $65,000,000 to be made on the Closing Date, and Tranche B Term Loans in an aggregate principal amount of $85,000,000 to be made on the WOKR Acquisition Date, as defined below) and a reducing revolving credit facility in the initial aggregate principal amount of $175,000,000 (the amount of which revolving credit facility may be increased by $75,000,000 under certain circumstances as provided herein).

     B. The Borrower will use the proceeds of these facilities to finance a portion of the purchase price of the acquisition of substantially all of the assets associated with station WOKR-TV in Rochester, New York, to refinance certain existing indebtedness, to pay or reimburse certain fees and expenses in connection herewith and therewith, to finance capital expenditures, to fund certain other acquisitions as permitted hereunder, and for working capital and general corporate purposes, all as more fully described herein.

     C. The Lenders are willing to make available to the Borrower the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1.  Defined Terms.  For purposes of this Agreement, in addition to the
           -------------
terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account Designation Letter" shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

     "Acquired Preferred Stock" means Preferred Stock of any Person or any of its Subsidiaries at the time such Person becomes a Subsidiary of the Borrower or at the time it merges or consolidates with the Borrower or any of its Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger, or consolidation together with any other Preferred Stock of such Person, the proceeds of which are used to refinance or replace such Person's Acquired Preferred Stock; provided that (i) the maximum aggregate liquidation preference of any such refinancing or replacement Preferred Stock does not exceed the aggregate liquidation preference of the Acquired Preferred Stock being refinanced or replaced at the time of such refinancing or replacement and (ii) such refinancing or replacement Preferred Stock (other than Capital Stock that is not Disqualified Capital Stock) (x) shall not mature or become mandatorily redeemable prior to the maturity of the Acquired Preferred Stock being refinanced or replaced and (y) shall have a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Acquired Preferred Stock being refinanced or replaced.

     "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.
For purposes of this Agreement, any LMA (except for LMAs undertaken pursuant to the Monterey LMA Agreement and the Utica LMA Agreement) shall be considered to be an Acquisition.

     "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including without limitation legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition. To the extent that consideration paid in connection with an Acquisition has been applied to the Acquisition Amount in connection with an LMA, such consideration will not be recounted in the calculation of the Acquisition Amount upon the consummation of the acquisition ultimately being undertaken in connection with such LMA.

     "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

     "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

     "Administrative Agent" shall mean First Union, in its capacity as Administrative Agent appointed under Article X, and its successors and permitted assigns in such capacity.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

     "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the Base Rate pursuant to Section 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the LIBOR Rate pursuant to Section 2.8 for purposes of determining the Adjusted LIBOR Rate, and (c) to be used in calculating the commitment fee payable pursuant to Sections 2.9(c) and 2.9(h), in each case as determined under the following matrix with reference to the Leverage Ratio:


           Leverage Ratio
-------------------------------------       Applicable Margin           Applicable Margin           Applicable
                                             Percentage for               Percentage for              Margin
                                          Base  Rate Term and             LIBOR Term and           Percentage for
                                            Revolving Loans              Revolving  Loans          Commitment Fee
                                            ---------------              ----------------          --------------
Greater than or equal to 6.75 to 1.00            2.000%                      3.000%                   0.500%
Greater than or equal to 6.50 to 1.00
        but less than 6.75 to 1.00               1.750%                      2.750%                   0.500%

Greater than or equal to 6.00 to 1.00
        but less than 6.50 to 1.00               1.500%                      2.500%                   0.500%

Greater than or equal to 5.50 to 1.00
        but less than 6.00 to 1.00               1.250%                      2.250%                   0.500%


           Leverage Ratio
-------------------------------------       Applicable Margin           Applicable Margin           Applicable
                                             Percentage for               Percentage for              Margin
                                          Base  Rate Term and             LIBOR Term and           Percentage for
                                            Revolving Loans              Revolving  Loans          Commitment Fee
                                            ---------------              ----------------          --------------
Greater than or equal to 5.00 to 1.00            1.000%                      2.000%                   0.500%
        but less than 5.50 to 1.00
Greater than or equal to 4.50 to 1.00            0.750%                      1.750%                   0.375%
        but less than 5.00 to 1.00
Less than 4.50 to 1.00                           0.500%                      1.500%                   0.375%

On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the commitment fee payable pursuant to Sections 2.9(c) and 2.9(h) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein
--------  -------
to the contrary, (a) if at any time the Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by Section 6.1(a) or Section 6.1(b), as the case may be, and Section 6.2(a), or if at any time a Default or Event of Default shall have occurred and be continuing, then at the election of the Required Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered (or the date of occurrence of such Default or Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Default or Event of Default cured or waived, as the case may be), each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than or equal to 6.75 to 1.00 (notwithstanding the actual Leverage Ratio); and (b) for the period commencing on the Closing Date and ending as of the Adjustment Date (as defined below) in respect of the fiscal quarter ended March 31, 1999, each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were no lower than 6.50 to 1.00. For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal quarter of the Borrower beginning with the fiscal quarter ending December 31, 1998, the fifth (5th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with Section 6.1(a) or Section 6.1(b), as the case may be, of (i) financial statements for the most recently completed applicable fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period.

     "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding
(i) sales and licenses of inventory and other assets in the ordinary course of business, and (ii) the sale or exchange of used or obsolete equipment to the extent the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment.

     "Asset Swap" means the execution of a definitive agreement, subject only to approval of the FCC and other customary closing conditions, that the Borrower in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of productive assets between the Borrower or any of its Subsidiaries and another Person or group of affiliated Persons.

     "Assignee" shall have the meaning given to such term in Section 11.7(a).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrower, in substantially the form of Exhibit D.

     "Authorized Officer" shall mean, with respect to any action specified herein, any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of the Borrower.

     "Bankruptcy Code" shall mean 11 U.S.C. (S)(S) 101 et seq., as amended from
                                                       -- ---
time to time, and any successor statute.

     "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.
     "Borrower Margin Stock" shall mean shares of capital stock of the Borrower that are held by the Borrower or any of its Subsidiaries and that constitute Margin Stock.

     "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Class and Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

     "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

     "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including without limitation capital lease obligations); provided, however, that Capital
                                       --------  -------
Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made to consummate any Permitted Acquisitions.

     "Capital Lease" shall mean, with respect to the Borrower or any Subsidiary, any lease of any property by the Borrower or such Subsidiary as lessee that, in accordance with GAAP, is required to be classified and accounted for as a capital lease on the consolidated balance sheet of the Borrower and its Subsidiaries.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the Borrower or any Subsidiary as lessee thereunder that, in accordance with GAAP, is required to be included on the consolidated balance sheet of the Borrower and its Subsidiaries as a liability in respect of such Capital Lease.

     "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Collateral Account" shall have the meaning given to such term in
Section 3.8.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

     "Casualty Event" shall mean, with respect to any property (including any interest in property) of the Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

     "Class" shall have the meaning given to such term in Section 2.2(a).

     "Closing Date" shall mean the date upon which the initial extensions of credit are made pursuant to this Agreement.

     "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

     "Commitment" shall mean, with respect to any Lender, such Lender's Term Loan Commitment and Revolving Credit Commitment.

     "Communications Act" shall mean the Communications Act of 1934, as amended.

     "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

     "Consolidated EBITDA" shall mean, with respect to the Borrower and for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or non-recurring gains or losses), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

     For purposes of this Agreement, calculations of Consolidated EBITDA for any period shall (a) exclude net income from Investments in which the Borrower or a Subsidiary holds a minority interest and (b) be adjusted with respect to entities or assets that are acquired or disposed of during such period as permitted under Sections 6.9, 6.10, 8.1 or 8.4 as if such transaction had occurred as of the first day of such period (based on a certificate in form and substance reasonably satisfactory to the Administrative Agent and signed by a Financial Officer of the Borrower setting forth in reasonable detail the portion of Consolidated EBITDA during such period attributable to the entity or assets acquired or disposed of and stating that the assumptions of the Borrower in respect thereof are reasonable). Notwithstanding the foregoing, the calculation of Consolidated EBITDA shall exclude the operations and results thereof (whether positive or negative) of FHS for the period from the Closing Date through the earlier to occur of the following dates: (a) the end of the fiscal quarter immediately preceding any fiscal quarter for which FHS EBITDA is greater than zero; and (b) December 31, 1999 (the earlier of such dates, the "FHS Covenant Calculation Date"); provided that from and after the FHS Covenant Calculation
                    --------
Date, FHS EBITDA shall be included in the calculation of Consolidated EBITDA only as follows: (i) for the fiscal quarter following the fiscal quarter in which the FHS Covenant Calculation Date occurs, Consolidated EBITDA shall include FHS EBITDA only for such quarter; (ii) for the next succeeding fiscal quarter, Consolidated EBITDA shall include FHS EBITDA only for that quarter and the preceding fiscal quarter; (iii) for the next succeeding fiscal quarter, Consolidated EBITDA shall include FHS EBITDA only for that quarter and the preceding two fiscal quarters; and (iv) thereafter, FHS EBITDA shall be treated in a manner consistent with determining Consolidated EBITDA of the Borrower and its other Subsidiaries.

     "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP for such period:
(a) Consolidated Interest Expense for such period, (b) aggregate cash expense for federal, state, local and other income taxes for such period, (c) Capital Expenditures for such period, (d) the aggregate (without duplication) of all scheduled payments of principal on Consolidated Funded Debt required to have been made by the Borrower and its Subsidiaries during such period (whether or not such payments are actually made), including without limitation the aggregate principal amount of the Term Loans due during such period under Section 2.6(a) (as such amounts may have been previously adjusted in accordance with the terms of this Agreement as a result of prior prepayments on the Term Loans, including adjustments made pursuant to Section 2.6(h) or Section 2.7(b)) and (e) the amount of any payments made under any LMA Agreements attributable to principal being paid by the other parties to such LMA Agreements pursuant to their respective senior credit facilities.

Notwithstanding the foregoing, Consolidated Fixed Charges shall not include amounts of any Capital Expenditures in respect of the Borrower's 1998 acquisition of its Seattle Supersonics corporate jet.

     "Consolidated Funded Debt" shall mean Funded Debt of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, with respect to any Person and for any period, the sum (without duplication) of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Hedge Agreements (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers , acceptance financing or similar facilities, and (e) all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, and (iii) amounts paid during such period under any LMA Agreements to the extent such amounts are attributable to interest being paid by the other parties to such LMA Agreements pursuant to their respective senior credit facilities, but, notwithstanding the foregoing, excluding any non-current pay interest expense and the amortization of upfront fees related to the incurrence of the Obligations and earlier financings.

     "Consolidated Net Income" shall mean for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there
                                                        --------
shall be excluded therefrom, without duplication, (a) gains and losses from Asset Dispositions or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Subsidiaries, (d) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law, or otherwise, and (e) the net income of any Person, other than a Subsidiary, except to the extent of the lesser of (x) dividends or distributions paid to such first referred to Person or its Subsidiary by such Person and (y) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the first referred to Person or a consolidated Subsidiary of such Person.

     "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization, and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary or nonrecurring item).

     "Consolidated Senior Funded Debt" shall mean, as of the date of determination, the amount of Funded Debt of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, minus the Existing Subordinated Indebtedness and any other Subordinated Indebtedness that constitutes Indebtedness.

     "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its
                 --------  -------
Subsidiaries, the term Contingent Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) the pro rata share (up to a maximum amount equal to $8,000,000 at any time) attributable to the Borrower or any of its Subsidiaries, as a member of the National Basketball Association ("NBA") of any advances or contributions required to be made to the NBA in connection with the NBC or TBS/TNT broadcast contracts.

     "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit C.

     "Credit Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Pledge Agreement, the Security Agreement, the Subsidiary Guaranty (upon the execution thereof pursuant to Section 6.11(a)), any other Security Documents, any Hedge Agreement to which the Borrower and any Lender (or such Lender's Affiliate) are parties and that is permitted or required to be entered into by the Borrower hereunder, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

     "Debt Issuance" shall mean the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise.

     "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the Term Loan Maturity Date; provided, however, that only the portion
                                      --------  -------
of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

     "Documentation Agent" shall mean Fleet Bank, N.A. and its successors and assigns.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

     "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $500,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $500,000,000, provided
                                                                    --------
that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $100,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Agent and the Borrower, which approval shall not be unreasonably withheld or delayed.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

     "Equity Issuance" shall mean the issuance, sale or other disposition by the Borrower or any of its Subsidiaries of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Borrower or any of its Subsidiaries; provided, however,
                                                            --------  -------
that the term Equity Issuance shall not include (i) the issuance or sale of Capital Stock by any of the Subsidiaries of the Borrower to the Borrower or any other Subsidiary, provided that such Capital Stock is pledged to the
                  --------
Administrative Agent pursuant to the Pledge Agreement, (ii) any Capital Stock of the Borrower issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price or (iii) any Capital Stock of the Borrower issued or sold in connection with any director or employee stock plan or stock purchase agreement.

     "Eugene LMA Agreement" shall mean the Time Brokerage Agreement, dated as of November 30, 1998 by and between Wicks Broadcast Group Limited Partnership and AK Media Group, Inc., as amended, restated, supplemented or otherwise modified from time to time.

     "Event of Default" shall have the meaning given to such term in Section
9.1.

     "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, (a) the amount of Consolidated EBITDA for such fiscal year, minus (b) the sum (without
                                                    -----
duplication) of (i) Consolidated Fixed Charges for such fiscal year to the extent paid in cash, (ii) optional prepayments on the Term Loans made during such fiscal year, and (iii) optional prepayments on the Revolving Loans made during such fiscal year that are accompanied by a corresponding reduction in the Revolving Credit Commitments.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Existing Subordinated Indebtedness" shall mean the Indebtedness of the Borrower incurred pursuant to the Borrower's (i) 10.48% Senior Subordinated Notes due 2000 and (ii) 9.00% Series A Senior Subordinated Notes due 2009, in the aggregate principal amount of $175,000,000.

     "FCC" shall mean the Federal Communications Commission, or any successor or replacement commission, bureau, department, agency or other Governmental Authority.

     "FCC Licenses" shall mean all television, radio or other licenses, permits, certificates of compliance, franchises, approvals or authorizations granted or issued by the FCC to the Borrower or any of its Subsidiaries.

     "FCC Regulations" shall mean the Communications Act of 1934, 47 USC (S)(S) 151 et seq., as amended from time to time, and any successor statute performing
    ------
the same or substantially the same function, and all regulations and written policies promulgated thereunder from time to time by the FCC.

     "FHS" shall mean Full House Sports and Entertainment, a division of AK Media Group, Inc. (which is a Subsidiary of the Borrower).

     "FHS EBITDA" shall mean, with respect to FHS and for any period, the sum (without duplication) of (i) net income of FHS, as determined in conformity with GAAP and (ii) to the extent such consolidated net income has been reduced thereby, (A) income taxes attributable to FHS that have been paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or non-recurring gains or losses), (B) the portion, if any, of Consolidated Interest Expense attributable to FHS, and (C) the portion, if any, of Consolidated Non-Cash Charges attributable to FHS, all as determined in conformity with GAAP.

     "Fair Market Value" shall mean, with respect to any Capital Stock of the Borrower given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

     "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" shall mean the letter from First Union to the Borrower, dated November 24, 1998, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

     "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of Exhibit I, together with the attachments thereto.

     "Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, senior vice president-finance, principal accounting officer or treasurer of the Borrower.

     "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Fixed Charges for such period.

     "Funded Debt" shall mean, with respect to any Person (without duplication),
(i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), but, in the case of the Borrower and its Subsidiaries, excluding obligations in respect of performance bonds or contract performance guarantees the outstanding amount of which do not exceed $20,000,000 in the aggregate at any time, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) Capital Lease Obligations, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) all obligations attributable to guaranties of Indebtedness of other Persons, (ix) obligations in respect of any earned deferred compensation for which Person is liable (in the case of the Borrower and its Subsidiaries, as customarily reflected on the Borrower's regularly prepared financial statements), and (x) all indebtedness referred to in clauses
(i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person (except for any Lien granted in connection with any operating lease (as defined in accordance with GAAP) relating to the Borrower's corporate jet).

     "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Harron" shall mean Harron Television of Monterey, a California general partnership.

     "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) Capital Lease Obligations, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person. For purposes of determining the amount of the Borrower's or any Subsidiary's Indebtedness as of any date, each Contingent Obligation of the Borrower and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" (as such term is defined in the definition of Contingent Obligation) as of such date.

     "Interest Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of
(i) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending to
(ii) Consolidated Interest Expense of the Borrower for such period.

     "Interest Period" shall have the meaning given to such term in Section
2.10.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Issuing Lender" shall mean (i) First Union in its capacity as issuer of the Letters of Credit other than the Outstanding Letters of Credit, or (ii) Fleet Bank, N.A. in its capacity as issuer of any Outstanding Letter of Credit (but only so long as any such Outstanding Letter of Credit or any Reimbursement Obligation or other amount owing to Fleet Bank, N.A. with respect thereto remains outstanding), and their respective successors in such capacities.

     "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 or any successor page (rounded upward, if necessary, to the nearest 1/16 of one percentage point) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two
(2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by
(ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     "LMA" means any management agreement, local marketing agreement, lease management agreement, time brokerage agreement or similar arrangement relating to programming or the sale of advertising or broadcast time entered into by Borrower or any of its Subsidiaries with respect to any radio or television station whether or not Borrower or such Subsidiary is the managing party thereunder, and "LMAs" means all such agreements and arrangements collectively.

     "LMA Obligations" means all monetary obligations of the Borrower or any Subsidiary to any other Person with respect to management fees or other compensation from time to time owed pursuant to LMAs, whether matured or unmatured, absolute or contingent.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 11.7, and their respective successors and assigns.

     "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

     "Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate

Revolving Credit Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

     "Letter of Credit Notice" shall have the meaning given to such term in
Section 3.2.

     "Letters of Credit" shall have the meaning given to such term in Section
3.1.

     "Leverage Ratio" shall mean at any time the ratio of (i) Consolidated Funded Debt as of such time to (ii) Consolidated EBITDA for the period of the most recently ended four consecutive fiscal quarters.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing, other than interests of lessors under any operating leases (including motor vehicle leases).

     "Loans" shall mean any or all of the Term Loans and the Revolving Loans.

     "Margin Stock" shall have the meaning given to such term in Regulation U.

     "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

     "Material Contracts" shall have the meaning given to such term in Section 5.18.

     "Monterey Credit Agreement" shall mean that certain Credit Agreement, dated April 14, 1996, between Harron, First Union and Fleet Bank, N.A., as amended, restated, replaced or otherwise modified from time to time.

     "Monterey LMA Agreement" shall mean the Time Brokerage Agreement, dated April 24, 1996, between Harron Television of Monterey and Ackerley Communications Group, Inc., as amended, restated, supplemented or otherwise modified from time to time, or if this Agreement is terminated in connection with the Borrower's acquisition of the station and concurrent sale of television station KCBA in Salinas, California, to Seal Rock Broadcasters, L.L.C., the Time Brokerage Agreement then entered into between Seal Rock Broadcasters, L.L.C. and AK Media Group, Inc., as amended, restated, supplemented or otherwise modified from time to time.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "Net Cash Proceeds" shall mean (i) in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by the Borrower and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by the Borrower and its Subsidiaries in connection therewith, (ii) in the case of any Casualty Event, the aggregate cash proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event less (y) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith and (z) contractually required repayments of Indebtedness to the extent secured by Liens on the property subject to such Casualty Event and any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Casualty Event, and (iii) in the case of any Asset Disposition, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition.

     "Network Affiliation Agreement" shall mean any network affiliation agreement to which the Borrower or any Subsidiary is a party.

     "Notes" shall mean any or all of the Term Notes and the Revolving Notes.

     "Notice of Borrowing" shall have the meaning given to such term in Section 2.2(b).

     "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.11(b).

     "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Administrative Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

     "Outstanding Letter of Credit" shall mean any of the following: (i) that certain irrevocable letter of credit no. S149902, expiring January 15, 2000, issued for the account of the Borrower in favor of Sage Realty Corp., (ii) that certain irrevocable letter of credit no.S149887, expiring June 30, 1999, issued for the account of the Borrower in favor of Employers Insurance of Wausau, (iii) that certain irrevocable letter of credit no. S159333, expiring July 15, 1999, issued for the account of the Borrower in favor of Miller Broadcasting Co., and
(iv) that certain irrevocable letter of credit no. S149900, expiring December 15, 1999, issued for the account of the Borrower in favor of Aetna Casualty & Surety, all of which letters of credit were issued under the senior credit facility replaced by the predecessor to this Agreement and treated as having been issued originally hereunder pursuant to Section 3.1 hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Participant" shall have the meaning given to such term in Section 11.7(d).

     "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in Section 8.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Borrower, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Wholly Owned Subsidiary, (iv) such Acquisition is not hostile in nature, and (v) all of the conditions and requirements of Sections 6.9 and 6.10 applicable to such Acquisition are satisfied; or (b) any other non-hostile Acquisition to which the Required Lenders (or the Administrative Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in
Section 6.9, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Administrative Agent on their behalf).

     "Permitted LMA Agreements" shall mean the Eugene LMA Agreement, the Santa Maria LMA Agreement, the Monterey LMA Agreement and the Utica LMA Agreement and any other LMA approved from time to time by the Administrative Agent with the consent of the Required Lenders.

     "Permitted Liens" shall have the meaning given to such term in Section 8.3.

     "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Plan" shall mean any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

     "Pledge Agreement" shall mean a pledge agreement made by the Borrower and its Subsidiaries that own Capital Stock of indirect Subsidiaries of the Borrower, in favor of the Administrative Agent and dated as of the Closing Date, in substantially the form of Exhibit E, as amended, modified or supplemented from time to time.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Pro Forma Balance Sheet" shall have the meaning given to such term in
Section 5.11(b).

     "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Projections" shall have the meaning given to such term in Section 5.11(c), as may be revised, amended, modified or supplemented in accordance with Section 6.12.

     "Register" shall have the meaning given to such term in Section 11.7(b).

     "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement Obligation" shall have the meaning given to such term in
Section 3.4.

     "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" shall mean the Lenders holding outstanding Loans and Commitments (or, after the termination of the Revolving Credit Commitments, outstanding Loans and Letter of Credit Exposure) representing fifty-one percent or more (51%) of the aggregate at such time of all outstanding Loans and Commitments (or, after the termination of the Revolving Credit Commitments, the aggregate at such time of all outstanding Loans and Letter of Credit Exposure).

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents, including without limitation the FCC Regulations.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Responsible Officer" shall mean, with respect to the Borrower, any co-president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement.

     "Revolver Increase" shall have the meaning assigned to such term in Section 2.19.

     "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the aggregate of the amounts set forth opposite such Lender's name on its signature page hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(b) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Revolving Credit Maturity Date" shall mean December 31, 2005.

     "Revolving Credit Termination Date" shall mean the Revolving Credit Maturity Date or such earlier date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or Section 9.2.

     "Revolving Loans" shall have the meaning given to such term in Section 2.1(b).

     "Revolving Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Santa Maria LMA Agreement" shall mean the Time Brokerage Agreement, dated December 30, 1998, by and between Benedek Broadcasting Corporation and AK Media Group, Inc., as amended, restated, supplemented or otherwise modified from time to time.

     "Security Agreement" shall mean a security agreement made by the Borrower and the Subsidiaries party thereto in favor of the Agent, in substantially the form of Exhibit F, as amended, modified or supplemented from time to time.

     "Security Documents" shall mean the Pledge Agreement, the Security Agreement and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to Sections 6.10 or 6.11 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

     "Senior Leverage Ratio" shall mean at any time the ratio of (i) Consolidated Senior Funded Debt as of such time to (ii) Consolidated EBITDA for the most recently ended four consecutive fiscal quarters.

     "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Subordinated Indebtedness" shall have the meaning given to such term in
Section 8.2(vi).

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

     "Subsidiary Guaranty" shall mean a subsidiary guaranty agreement made by the Subsidiaries of the Borrower, in favor of the Administrative Agent, in substantially the form of Exhibit G, as amended, modified or supplemented from time to time.

     "Term Loan Commitments" shall mean the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments, as appropriate.

     "Term Loan Maturity Date" shall mean December 31, 2005. Such date shall be the date of maturity of all Term Loans.

     "Term Loans" shall mean the Tranche A Term Loans and the Tranche B Term Loans, as appropriate.

     "Term Notes" shall mean the Tranche A Term Notes and the Tranche B Term Notes, as appropriate.

     "Tranche A Term Loans" shall have the meaning given to such term in Section 2.1(a).

     "Tranche A Term Loan Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Tranche A Term Loan Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(b) as such Lender's "Tranche A Term Loan Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Tranche A Term Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Tranche B Term Loans" shall have the meaning given to them in Section 2.1(a).

     "Tranche B Term Loan Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Tranche B Term Loan Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(b) as such Lender's "Tranche B Term Loan Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Tranche B Term Loan Commitment Expiration Date" shall mean April 30, 1999, or such later date agreed to in writing by the Company and the Required Lenders.

     "Tranche B Term Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Type" shall have the meaning given to such term in Section 2.2(a).

     "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

     "Unutilized Revolving Credit Commitments" shall mean, with respect to any Lender at any time, such Lender's Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving Loans made by such Lender that are outstanding at such time and (ii) such Lender's Letter of Credit Exposure at such time.

     "Utica Credit Agreement" shall mean that certain Credit Agreement, dated as of June 30, 1997, between Utica Television Partners, L.L.C., First Union and Fleet Bank, N.A., as amended, restated, replaced or otherwise modified from time to time.

     "Utica LMA Agreement" shall mean the Time Brokerage Agreement, dated as of June 30, 1997, between Utica Television Partners, L.L.C. and Central NY News, Inc., as amended, restated, supplemented or otherwise modified from time to time.

     "Weighted Average Life to Maturity" means, when applied to any Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding aggregate liquidation value of such Preferred Stock into (b) the total of the product obtained by multiplying (i) the amount of each then remaining coupon, installment, sinking fund, serial maturity, or other required payment in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

     "WOKR Acquisition" shall mean the Borrower's acquisition of substantially all of the assets associated with station WOKR-(TV) in Rochester, New York.

     "WOKR Acquisition Date" shall mean the date of closing of the WOKR Acquisition.

     1.2.  Accounting Terms.  Except as specifically provided otherwise in this
           ----------------
Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VII, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 5.11(a). In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenants contained in Article VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

     1.3.  Other Terms; Construction.  Unless otherwise specified or unless the
           -------------------------
context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.


                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

     2.1.  Commitments.  (a)  Each Lender severally agrees, subject to and on
           -----------
the terms and conditions of this Agreement, to make a loan (each, a "Tranche A Term Loan," and collectively, the "Tranche A Term Loans") to the Borrower on the Closing Date in a principal amount not to exceed its Tranche A Term Loan Commitment. No Tranche A Term Loans shall be made at any time after the Closing Date. To the extent repaid, Tranche A Term Loans may not be reborrowed. In addition, each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a loan (each, a "Tranche B Term Loan," and collectively, the "Tranche B Term Loans," and collectively with the Tranche A Term Loans, the "Term Loans") to the Borrower on the WOKR Acquisition Date in a principal amount not to exceed its Tranche B Term Loan Commitment, provided that
                                                                   --------
such date occurs on or before the Tranche B Term Loan Commitment Expiration Date (it being understood that all Tranche B Term Loan Commitments shall terminate on the Tranche B Term Loan Commitment Expiration Date unless the WOKR Acquisition shall have been consummated as of such date). In the event of the termination of the Tranche B Term Loan Commitments as provided above, for purposes of this Agreement all Term Loans shall consist of the Tranche A Term Loans. No Tranche B Term Loans shall be made at any time after the WOKR Acquisition Date. To the extent repaid, Tranche B Term Loans may not be reborrowed.

     (b) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Revolving Loan," and collectively, the "Revolving Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not greater than the excess, if any, of its Revolving Credit Commitment at such time over its Letter of Credit Exposure at such time, provided that no Borrowing of Revolving Loans shall be made if,
           --------
immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time and (y) the aggregate Letter of Credit Exposure of all Lenders at such time would exceed the aggregate Revolving Credit Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans. Each Lender's obligation to fund its pro rata share of the Revolver Increase is subject to the conditions set forth in Section 2.19 hereof.

     2.2.  Borrowings.  (a)  The Term Loans and the Revolving Loans (each a
           ----------
"Class" of Loan) shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan), provided that (i) all Loans comprising the same
                          --------
Borrowing shall, unless otherwise specifically provided herein, be of the same Type, (ii) the Loans (whether Revolving or Term Loans) made on the Closing Date shall be made initially as Base Rate Loans and (iii) LIBOR Loans may be made, or Base Rate Loans may be converted into LIBOR Loans, on the date which is three
(3) Business Days following the Closing Date (so long as proper notice is given pursuant to Section 2.2(b) or Section 2.11(b)).

     (b) The Borrower hereby requests a Borrowing of Tranche A Term Loans on the Closing Date in an amount equal to the aggregate Tranche A Term Loan Commitments. In order to make a

Borrowing of Tranche B Term Loans or Revolving Loans (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Administrative Agent written notice not later than 12:00 noon, Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and on the date of each Borrowing to be comprised of Base Rate Loans; provided, however, that
                                                   --------  -------
requests for the Borrowing of Revolving Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount, Class and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

            (i) the aggregate principal amount of the Borrowing of Tranche A Term Loans shall be in the amount of the aggregate Tranche A Term Loan Commitments, and the aggregate principal amount of the Borrowing of Tranche B Term Loans shall be in the amount of the aggregate Tranche B Term Loan Commitments;

            (ii) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, in the case of a Borrowing of Revolving Loans, if less, in the amount of the aggregate Unutilized Revolving Credit Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

            (iii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

            (iv) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

          (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date (which shall be the Closing Date, in the case of the Term Loans), each Lender will make available to the Administrative Agent at its office referred to in Section 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

          2.3.  Disbursements; Funding Reliance; Domicile of Loans.  (a)  The
                --------------------------------------------------
Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Administrative Agent shall not be
                            --------
obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an

Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

          (b) Unless the Administrative Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type and Class of Loans comprising such Borrowing, as determined under the provisions of
Section 2.8. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

          (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of
                                                  --------
such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

          2.4.  Notes.  (a)  The Loans made by each Lender shall be evidenced
                -----
(i) in the case of Term Loans, by a Term Note appropriately completed in substantially the form of Exhibit A-1 or A-2, as appropriate, and (ii) in the case of Revolving Loans, by a Revolving Note appropriately completed in substantially the form of Exhibit A-3.

          (b) Each Term Note shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or in the case of a Term Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance or in the case of Tranche B Term Notes, dated as of the WOKR Acquisition Date), (iv) be in a stated principal amount equal to such Lender's Tranche A or Tranche B Term Loan Commitment, as appropriate (or in the case of a Term Note issued after the Closing Date, in an amount equal to the unpaid principal amount of such Lender's Term Loan), (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Term Loan made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

          (c) Each Revolving Note shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or in the case of a Revolving Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Revolving Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

          (d) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that
                                                         --------  -------
the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

          2.5.  Termination and Reduction of Commitments.  (a)  The Tranche A
                ----------------------------------------
Term Loan Commitments shall be automatically and permanently terminated on the Closing Date, unless the Tranche A Term Loans have been made in full on or prior to such date. The Tranche B Term Loan Commitments shall be automatically and permanently terminated on the Tranche B Term Loan Commitment Expiration Date, unless the Tranche B Term Loans shall have been made in full on or prior to such date. The Revolving Credit Commitments shall be automatically and permanently terminated on the Revolving Credit Termination Date.

          (b) The Revolving Credit Commitments shall, on each date upon which a prepayment of the Loans is required under any provision of Section 2.6 (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, be automatically and permanently reduced by the amount, if any, by which the amount of such required prepayment (determined as if an unlimited amount of Term Loans were then outstanding) exceeds the aggregate principal amount of Term Loans then actually outstanding, as more particularly set forth in Section 2.6(h).

          (c) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Revolving Credit Commitments, provided that any such partial
                                         --------
reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof. The amount of any termination or reduction made under this subsection (c) may not thereafter be reinstated.

          (d) The Revolving Credit Commitments shall be permanently reduced on a quarterly basis (on March 31, June 30, September 30 and December 31 of each year), beginning March 31, 2001, based on the following annual percentages (which percentages shall be applied to the aggregate Revolving Credit Commitments as in effect immediately prior to the first such reduction) for each of the following years (which quarterly payments for any one year shall be equally divided among such year's annual percentage):

         Year          Percentage Reduction
         ----          --------------------
          2001                10.0%
          2002                20.0%
          2003                20.0%
          2004                25.0%

         Year          Percentage Reduction
         ----          --------------------
          2005                25.0%

     (e) Each reduction of the Revolving Credit Commitments pursuant to this Section shall be applied ratably among the Lenders according to their respective Revolving Credit Commitments.

          2.6.  Mandatory Payments and Prepayments.  (a)  Except to the extent
                ----------------------------------
due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Term Loans made hereunder on a quarterly basis (on March 31, June 30, September 30 and December 31 of each year), based on the following annual percentages of the initial amounts of the Term Loans for each of the following years (which quarterly payments for any one year shall be equally divided among such year's annual percentage):


                                                 Term Loan Payment
            Year                                      Amount
            ----                                    ----------
            2000                                       5.0%
            2001                                      10.0%
            2002                                      15.0%
            2003                                      20.0%
            2004                                      25.0%
            2005                                      25.0%

          (b) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Term Loans shall be due and payable in full on the Term Loan Maturity Date, and (ii) the aggregate outstanding principal of the Revolving Loans shall be due and payable in full on the Revolving Credit Maturity Date.

          (c) In the event that, at any time, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time and (y) the aggregate Letter of Credit Exposure at such time shall exceed the aggregate Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Revolving Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the
        --------
aggregate principal amount of Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

          (d) Promptly upon (and in any event not later than five (5) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 50% of the Net Cash Proceeds from any Equity Issuance or 100% of the Net Cash Proceeds from any Debt Issuance, made after the Closing Date (but in any event not including the Existing Subordinated Indebtedness), and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

          (e) Not later than sixty (60) days after its receipt of any proceeds of insurance, condemnation award (other than awards respecting any billboards or similar outdoor advertising structures, which awards in the aggregate do not exceed, in any fiscal year, an amount equal to $5,000,000, or over the term hereof, an aggregate amount equal to $12,500,000) or other compensation in respect of any Casualty Event (and in any event upon its determination not to repair or replace any property subject to such Casualty Event), the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied or to be applied within one year after the occurrence of such Casualty Event to the repair or replacement of property subject to such Casualty Event) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that,
                                           --------  -------
notwithstanding the foregoing, (i) nothing in this subsection shall be deemed to limit or otherwise affect any right of the Administrative Agent herein or in any of the other Credit Documents to receive and hold such proceeds as loss payee and to disburse the same to the Borrower upon the terms hereof or thereof, or any obligation of the Borrower and each of its Subsidiaries herein or in any of the other Credit Documents to remit any such proceeds to the Administrative Agent upon its receipt thereof, and (ii) any and all such proceeds received or held by the Administrative Agent or the Borrower or any of its Subsidiaries during the continuance of an Event of Default (regardless of any proposed or actual use thereof for repair or replacement) shall be applied to prepay the outstanding principal amount of the Loans.

          (f) Promptly upon (and in any event not later than five (5) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition (except that with respect to Asset Dispositions, the Borrower may elect, up to an aggregate cumulative amount of Net Cash Proceeds of $35,000,000 while this Agreement remains in effect (so long as, except for any Asset Swaps, no more than ten percent (10%) of gross sales proceeds in respect thereof consists of non-cash payments and fees and expenses incurred in connection therewith), to apply such proceeds to amounts of Revolving Loans without a corresponding reduction to the Revolving Credit Commitments) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds. Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under Section 8.4.

          (g) Concurrently with the delivery of its annual financial statements after the end of each fiscal year, beginning with the fiscal year ending December 31, 2000, and in any event not later than one hundred twenty (120) days after the last day of each such fiscal year, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to the percentage of Excess Cash Flow, if any, set forth below as determined with respect to the Leverage Ratio as of the end of such fiscal year, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Excess Cash Flow:

             Leverage Ratio                        Corresponding Percentage
             --------------                        ------------------------
            Greater than or equal to 5.50 to 1.00            50.00%

            Greater than or equal to 4.50 to 1.00 but        25.00%


                 less than 5.50 to 1.00

            Less than 4.50 to 1.00                           0.00%


          (h) Each prepayment of the Loans made pursuant to subsections (d) through (g) above (each, a "Prepayment Event") shall be applied (i) first, to reduce the outstanding principal amount of the Term Loans, with such reduction to be applied to the scheduled principal payments on the Term Loans (as set forth in subsection (a) above) in inverse order of maturity, (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to reduce the outstanding principal amount of the Revolving Loans, with a corresponding reduction to the Revolving Credit Commitments as provided in
Section 2.5(c), and (iii) third, to the extent of any excess remaining after application as provided in clauses (i) and (ii) above, to pay any outstanding Reimbursement Obligations, and thereafter to cash collateralize Letter of Credit Exposure pursuant to Section 3.8, and within each Class of Loans shall be applied first to prepay all Base Rate Loans before any LIBOR Loans are prepaid. Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

          (i) In the event and on each occasion that a Prepayment Event occurs, the Borrower shall give to the Administrative Agent and the Lenders at least three (3) Business Days' prior written notice of such event, the amount of Loans anticipated to be prepaid and the application of such prepayment as set forth above.

          (j) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
Section 2.18 to be paid as a consequence thereof.

          2.7.  Voluntary Prepayments.  (a)  At any time and from time to time,
                ---------------------
the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 12:00 noon, Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and on the date of prepayment with respect to each intended prepayment of Base Rate Loans, provided that (i) each partial prepayment shall
                               --------
be in an aggregate principal amount of not less than (A) $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof in the case of LIBOR Loans or (B) $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof in the case of Base Rate Loans, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Revolving Loans (but not Term Loans) prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

          (b) Each prepayment of the Term Loans made pursuant to subsection (a) above shall be applied to reduce the outstanding principal amount of the Term Loans, with such reduction to be applied to the scheduled principal payments on the Term Loans (as set forth in Section 2.6(a)) in the inverse order of maturity. Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

          2.8.  Interest.  (a)  The Borrower will pay interest in respect of the
                --------
unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

          (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

          (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

            (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or
                       --------
     prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

            (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause
     (iv) in Section 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months' duration been applicable to such LIBOR Loan; provided, that in the event all LIBOR Loans made pursuant
                      --------
     to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

            (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

          (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which
                    --------
interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

          (e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided,
                                                                --------
however, that the failure of the Administrative Agent to provide the Borrower or
-------
the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

          2.9.  Fees.  The Borrower agrees to pay:
                  ----

          (a) To the Arranger, for its own account, on the date of its execution of this Agreement, the fees described in paragraph 1 of the Fee Letter, in the amounts set forth therein as due and payable on such date and to the extent not theretofore paid to the Arranger;

          (b) To the Administrative Agent, for the account of each Lender (other than First Union) on the Closing Date, the fees set forth in paragraph 2 of the Fee Letter;

          (c) To the Administrative Agent, for the account of each Lender with a Revolving Credit Commitment, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Revolving Credit Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the average daily aggregate Unutilized Revolving Credit Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Revolving Credit Termination Date;

          (d) To the Administrative Agent, for the account of each Lender with a Revolving Credit Commitment, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter for Revolving Loans that are maintained as LIBOR Loans, on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit;

          (e) To the applicable Issuing Lender, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.125% on the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit;

          (f) To the Issuing Lender, for its own account, such commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Lender, but without duplication of amounts payable under subsection (d) above;

          (g) To the Administrative Agent, for its own account, the annual administrative fee described in paragraph 3 of the Fee Letter, on the terms, in the amount and at the times set forth therein; and

          (h) To the Administrative Agent, for the account of each Lender with a Tranche B Term Loan Commitment, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the earlier of the WOKR Acquisition Date or April 30, 1999 (such earlier date, the "WOKR Commitment Fee Expiration Date"), at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Tranche B Term Loan Commitment bears to the aggregate Tranche B Term Loan Commitments) of the aggregate of the Lenders' Tranche B Term Loan Commitments, payable in arrears
(i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the WOKR Commitment Fee Expiration Date.

          2.10.  Interest Periods.  Concurrently with the giving of a Notice of
                 ----------------
Borrowing or Notice of Conversion/Continuation in respect of any Borrowing (whether in respect of Term Loans or Revolving Loans) comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:
                  --------  -------

            (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) LIBOR Loans may not be outstanding under more than seven (7) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

            (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

            (v) the Borrower may not select any Interest Period that begins prior to the Closing Date or that expires (x) after the Term Loan Maturity Date, with respect to Term Loans that are to be maintained as LIBOR Loans, or (y) after the Revolving Credit Maturity Date, with respect to Revolving Loans that are to be maintained as LIBOR Loans;

            (vi) no Interest Period may be selected with respect to any Term Loans that would end after a scheduled date for repayment of principal of the Term Loans, or with respect to any Revolving Loans that would end after any date of reduction of the Revolving Credit Commitment, in either case occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

            (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

            (viii) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

          2.11.  Conversions and Continuations.  (a)  The Borrower shall have
                 -----------------------------
the right, on any Business Day occurring on or after the Closing Date, to elect
(i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans of any Class into LIBOR Loans of the same Class, or to convert any LIBOR Loans of any Class the Interest Periods for which end on the same day into Base Rate Loans of the same Class, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans of any Class the Interest Periods for which end on the same day for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall
--------
involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

          (b) The Borrower shall make each such election by giving the Administrative Agent written notice not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and on the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount, Class and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

          2.12.  Method of Payments; Computations.  (a)  All payments by the
                 --------------------------------
Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders) at its office referred to in Section 11.5, prior to 1:00 p.m., Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 1:00 p.m., Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in Section 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

          (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

          (c) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, at the Federal Funds Rate.

          (d) All computations of interest hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) 360 days with respect to LIBOR Loans and (ii) 365 days with respect to Base Rate Loans, in each case based on the actual number of days (including the first day, but excluding the last day) elapsed. All computations of fees hereunder shall be made on the basis of a year consisting of 360 days.

          2.13.  Recovery of Payments.  (a)  The Borrower agrees that to the
                 --------------------
extent the Borrower makes a payment or payments to or for the account of the Administrative Agent, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

          (b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

          2.14.  Use of Proceeds.  The proceeds of the Loans shall be used (i)
                 ---------------
to finance a portion of the purchase price to be paid by the Borrower in connection with the WOKR Acquisition, (ii) to refinance the Borrower's existing senior credit facility, and (iii) to finance Capital Expenditures, working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement (including to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including without limitation the provisions set forth in Section 6.9).

          2.15.  Pro Rata Treatment.  (a) All fundings, continuations and
                 ------------------
conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans of such Class (in the case of the initial funding of Loans of such Class pursuant to Section 2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Loans of such Class pursuant to Section 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

          (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided,
                                                                --------
however, that if all or any portion of such excess payment is thereafter
-------
recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

          2.16.  Increased Costs; Change in Circumstances; Illegality; etc.  (a)
                 ---------------------------------------------------------
If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (but excluding any reserves to the extent actually included within the Reserve Requirement in the calculation of the LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or participating in Letters of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

          (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or issuance of or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

          (c) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or
(z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

          (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

          (e) Determinations by the Administrative Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No
            --------
failure by the Administrative Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

          2.17.  Taxes.  (a)  Any and all payments by the Borrower hereunder or
                 -----
under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Administrative Agent or any Lender by the United States or by the jurisdiction under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment.

          (b) The Borrower will indemnify the Administrative Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor.

          (c) Each of the Administrative Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Administrative Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request
                          --------  -------
of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Administrative Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

          (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United

States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Administrative Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of
Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of
Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Administrative Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Administrative Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

          (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Administrative Agent as therein required, then the Borrower and the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          2.18.  Compensation.  The Borrower will compensate each Lender upon
                 ------------
demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest

Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in
                 --------  -------
any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive,provided that such determinations
                                            --------
are made in good faith.

     2.19.  Optional Increase in Revolving Credit Commitment.
                   ------------------------------------------------

     (a) Subject to the conditions set forth below, the Borrower may at any time after the Closing Date but prior to March 31, 2001, upon at least ten (10) days prior written notice to the Administrative Agent and the Lenders, request an increase in the total Revolving Credit Commitments by an amount of up to $75,000,000 (the "Revolver Increase"). Such increase shall be subject to the following terms and conditions:

          (i) No Lender shall be deemed to have committed to lend to the Borrower any portion of the Revolver Increase or to increase its Revolving Credit Commitment, it being understood that any Revolver Increase shall be funded at the discretion of any Lender and pursuant to paragraphs (b) - (d) below.

         (ii) The representations and warranties made by the Borrower and contained in Article V shall be true and correct on and as of the effective date of any Revolver Increase with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date).

        (iii) No Default or Event of Default shall have occurred and be continuing as of the effective date of any such increase.

         (iv) First Union's and any other Lender's obligations to consummate any additional loans in respect of the Revolver Increase shall be subject to the conditions set forth in Sections 4.3 and 4.4 hereof.

          (v) Once consummated, loans made by any Lenders in connection with any Revolver Increase shall be considered for all purposes to be Revolving Loans hereunder.

     (b) The Revolver Increase may be funded either by one or more financial institutions that are not theretofore Lenders hereunder ("Outside Lenders") and that are designated by the Borrower to become Lenders (such designation to be effective only with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld) or by agreeing with an existing Lender that such Lender's Revolving Credit Commitment shall be increased (thus increasing the total Revolving Credit Commitment); provided that:
                                                   --------

            (i) any such Outside Lender shall meet the criteria set forth in the definition of Eligible Assignee;

            (ii) the Borrower and the Lender or Outside Lender shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Addition and Acknowledgment Agreement substantially in the form of Exhibit J attached hereto;

            (iii) the allocations of Revolving Loans among the Lenders shall be deemed to be amended to reflect the revised Revolving Credit Commitments of the Lenders, and the Borrower shall pay any amount required to be paid pursuant to Section 2.18 hereof resulting from the reallocation of Revolving Credit Loans in connection with the increase in the total Revolving Credit Commitments; and

            (iv) the Administrative Agent may request any other documents or information in its reasonable discretion in connection with the consummation of the Revolver Increase.

     (c) Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgment Agreement, from and after the effective date specified therein, such existing Lender shall have a Revolving Credit Commitment as therein set forth or such other Lender shall become a Lender with a Revolving Credit Commitment as therein set forth and all the rights and obligations of a Lender with such a Revolving Credit Commitment hereunder.

     (d) Upon its receipt of a properly completed and executed Lender Addition and Acknowledgment Agreement together with any Note or Notes subject to such addition and assumption and the written consent to such addition and assumption, the Administrative Agent shall:

            (i)    accept such Lender Addition and Acknowledgment Agreement;

            (ii)   record the information contained therein in the Register; and

            (iii)  give prompt notice thereof to the Lenders and the Borrower.


                                  ARTICLE III

                               LETTERS OF CREDIT

     3.1.   Issuance.   Subject to and upon the terms and conditions herein
            --------
set forth, so long as no Default or Event of Default has occurred and is continuing, First Union National Bank, as Issuing Lender, will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Revolving Credit Maturity Date and (ii) the Revolving Credit Termination Date, and upon request by the Borrower in accordance with the provisions of Section 3.2, issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by such Issuing Lender, and on the Closing Date Fleet Bank, N.A., as Issuing Lender, shall be deemed to have issued the Outstanding Letters of Credit (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"); provided, however, that no more than ten (10) Letters of Credit may be outstanding at any time. The Stated Amount of each Letter of

Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Notwithstanding the foregoing:

     (a) No Letter of Credit (i) shall have a Stated Amount of less than $20,000 or (ii) shall be issued the Stated Amount upon issuance of which (A) when added to the aggregate Letter of Credit Exposure of the Lenders at such time, would exceed $10,000,000 or (B) when added to the sum of (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of all Revolving Loans then outstanding, would exceed the aggregate Revolving Credit Commitments at such time;

     (b)    No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Revolving Credit Maturity Date or, in any event, more than one (1) year after its date of issuance; provided, however,
                                                              --------  -------
that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Revolving Credit Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

     (c) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender or the Administrative Agent, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Sections 4.1 (if applicable) or 4.4 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

     (d) The parties hereto agree that each Outstanding Letter of Credit will be treated as if it had been originally issued under this Agreement, and as of the Closing date each Outstanding Letter of Credit shall be deemed to be a Letter of Credit for all purposes hereunder and under the other Credit Documents. Specifically, and without limitation of the foregoing or the other provisions of this Article, (i) the Stated Amount of each Outstanding Letter of Credit, for so long as the same shall be outstanding, shall be included in calculating (y) the limit set forth in clause (i) of Section 3.1(a) and (z) the aggregate Letter of Credit Exposure, (ii) each Lender hereby absolutely and unconditionally agrees to purchase as of the Closing Date a participation from Fleet Bank, N.A. in each Outstanding Letter of Credit in accordance with Section
3.3 and to pay to Fleet Bank, N.A., as Issuing Lender, in accordance with
Section 3.5, such Lender's pro rata share of each payment made by such Issuing Lender under any Outstanding Letter of Credit, together with interest in accordance with Section 3.5, and (iii) with respect to each Outstanding Letter of Credit, the Issuing Lender shall have the benefit of all rights, agreements, covenants and indemnities of an Issuing Lender set forth in this Agreement and shall comply with all agreements and obligations set forth herein that bind an Issuing Lender, insofar as the same apply to Letters of Credit generally. The Borrower agrees to use its reasonable best efforts to cause the

Outstanding Letters of Credit to be replaced by Letters of Credit to be issued by First Union National Bank, as Issuing Lender, as soon as reasonably practicable after the Closing.

     3.2.   Notices.  Whenever the Borrower desires the issuance of a Letter of
            -------
Credit (other than any Outstanding Letter of Credit), the Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 1:00 p.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Lender.

     3.3.   Participations.  Immediately upon the issuance of any Letter of
            --------------
Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in
--------  -------
Section 2.9(e) or (f) shall be payable directly to the Issuing Lender as provided therein, and the Lenders shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of the Lenders pursuant to Section 11.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

     3.4.   Reimbursement.  The Borrower hereby agrees to reimburse the Issuing
            -------------
Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment (provided that any
                                                           --------
such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Revolving Loans made on or prior to the next Business Day following the date of the Borrower's receipt of notice of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 1:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Revolving Loans as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Lender will provide the Administrative Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

     3.5.   Payment by Revolving Loans.  In the event that the Issuing Lender
            --------------------------
makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to Section 3.4, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 3.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Lender, of such failure. If the Administrative Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's pro rata share of any such payment. Each such payment by a Lender under this Section of its pro rata share of an amount paid by the Issuing Lender shall constitute a Revolving Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate
                --------
Unutilized Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

     3.6.   Payment to Lenders.  Whenever the Issuing Lender receives a payment
            ------------------
in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Lenders pursuant to Section 3.5, the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Lenders) of such Reimbursement Obligation.

     3.7.   Obligations Absolute.  The Reimbursement Obligations of the Borrower
            --------------------
and the obligations of the Lenders under Section 3.5 to make payments to the Administrative Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

     (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to
---------
comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

     (e)    Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any
                                                           --------
draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

     (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

     (g)    The occurrence of any Default or Event of Default; or

     (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

     3.8.   Cash Collateral Account.  At any time and from time to time (i)
            -----------------------
after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under Section 2.6(c), or to the extent any amount of a required prepayment under any of Sections 2.6(d) through 2.6(g) remains after prepayment of all outstanding Loans and Reimbursement Obligations and termination of the Commitments, as contemplated by
Section 2.6(h), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account"). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide cash collateral pursuant to Section 2.6(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (y) the
        --------
aggregate principal amount of all Revolving Loans outstanding at such time and
(z) the aggregate Letter of Credit Exposure of all Lenders at such time would not exceed the aggregate Revolving Credit Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

     3.9.   Effectiveness.  Notwithstanding any termination of the Revolving
            -------------
Credit Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Article shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

                                  ARTICLE IV

                            CONDITIONS OF BORROWING

     4.1.   Conditions of Initial Borrowing.  The obligation of each Lender to
            -------------------------------
make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified), and, except for the Notes, in sufficient copies for each Lender:

            (i) A Tranche A Term Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Tranche A Term Loan Commitment; and a Revolving Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Revolving Credit Commitment, in each case duly completed in accordance with the relevant provisions of Section 2.4 and executed by the Borrower;

            (ii) the Security Agreement, duly completed and executed by the Borrower and each of its Subsidiaries (other than SSI, Inc.); and the Pledge Agreement, duly completed and executed by the Borrower and each of its Subsidiaries that owns Capital Stock of another Subsidiary, together with any certificates evidencing the Capital Stock being pledged thereunder as of the Closing Date and undated assignments separate from certificate for any such certificate duly executed in blank.

            (iii) the favorable opinions of (A) Graham & Dunn PC, special counsel to the Borrower, in substantially the form of Exhibit H-1, and (B) Rubin, Winston, Diercks, Harris & Cooke, L.L.P., FCC counsel to the Borrower, in substantially the form of Exhibit H-2, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     (b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section have been satisfied or waived as required hereunder.

     (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each of the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower or such Subsidiary, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

     (d) The Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower and its Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (ii) a certificate as of a recent date of the qualification of each of the Borrower and its Subsidiaries to conduct business as a foreign corporation in each jurisdiction in which such Person is qualified to do business, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

     (e) The Administrative Agent shall have received evidence in form and substance satisfactory to it that the Borrower shall have received gross cash proceeds of not less than $175,000,000 from the issuance of its 9.00% Subordinated Notes due 2009, Series A, which Notes comprise a part of the Existing Subordinated Indebtedness.

     (f) All legal matters, documentation, and corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that, in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

     (g) The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Borrower or any of its Subsidiaries as debtor, from each jurisdiction in which such Person engages in its business, and the results thereof shall be satisfactory to the Administrative Agent.

     (h) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including without limitation the filing of duly completed and executed UCC-1 financing statements in each jurisdiction listed on Annex A to the Security Agreement) necessary, or in the reasonable opinion of the Administrative Agent desirable, to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made.

     (i) Since December 31, 1997, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (j) The Borrower shall have paid (i) to the Arranger, the unpaid balance of the fee described in paragraph 1 of the Fee Letter, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in paragraph 3 of the Fee Letter, (iii) to the Administrative Agent, for the benefit of certain Lenders, the fees set forth in paragraph 2 of the Fee Letter and (iv) all other fees and expenses of the Administrative Agent, First Union Capital Markets Corporation and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (k) The Administrative Agent shall have received a Financial Condition Certificate substantially in the form of Exhibit I, together with the Pro Forma Balance Sheet and the Projections as described in Sections 5.11(b) and 5.11(c), all of which shall be in form and substance satisfactory to the Administrative Agent.

     (l) The Administrative Agent shall have received a Covenant Compliance Worksheet substantially in the form of Attachment A to Exhibit C, duly completed and certified by the chief financial officer of the Borrower and in form and substance satisfactory to the Administrative Agent, demonstrating the Borrower's compliance with the financial covenants set forth in Sections 7.1 through 7.3, determined on a pro forma basis as of December 31, 1998 after giving effect to the making of the initial Loans hereunder and the consummation of the transactions contemplated hereby.

     (m) The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section
6.6 and those provisions of the Security Agreement relating to the maintenance of insurance have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on Schedule 5.17 and all other or additional coverage required under the Security Agreement and naming the Administrative Agent as loss payee or additional insured, as its interests may appear.

     (n) The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

     (o) The Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

     4.2    Conditions of Tranche B Term Loans. The obligation of each Lender
            ----------------------------------
(including any lender that was not a Lender prior to the execution and delivery of a Lender Addition and

Acknowledgment Agreement) to make Tranche B Term Loans on the WOKR Acquisition Date is subject to the satisfaction of the following additional conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the WOKR Acquisition Date and, in sufficient copies for each Lender:

            (i) A Tranche B Term Note for each Lender, in the amount of such Lender's Tranche B Term Loan Commitment, duly executed by the Borrower; and

            (ii) the favorable opinions of (A) Graham & Dunn, PC, or such other law firm reasonably acceptable to the Administrative Agent, as special counsel to the Borrower, in substantially the form of Exhibit H-3, and (B) Rubin, Winston, Diercks, Harris & Cooke, L.L.P., or such other law firm reasonably acceptable to the Administrative Agent, as FCC counsel to the Borrower, in substantially the form of Exhibit H-4, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     (b) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower and each Subsidiary of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that subsequent to the delivery of the certificate with respect to such entity required by Section 4.1(c), there has been no amendment to the articles or certificate of incorporation or bylaws of such entity.

     (c) The Administrative Agent shall have received a certificate as of a recent date of the good standing of the Borrower and each Subsidiary under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

     (d) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed and executed UCC-1 financing statements, if applicable) as necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for completion thereof shall have been made.

     (e) The WOKR Acquisition shall have been consummated in accordance with the definitive documentation therefore, a copy of which has provided to the Administrative Agent, in compliance with applicable Requirements of Law (including any necessary stockholder approvals), without being amended, modified or supplemented, nor any provision thereof waived, in any material respect, except as shall have been approved in writing by the Administrative Agent; the Borrower and its Subsidiaries shall have duly complied with and performed in all material respects all of their agreements and conditions set forth in such definitive documentation required to be complied with or performed by them on or prior to the closing date thereunder, and the Administrative Agent shall have received satisfactory evidence thereof; all of the documents and instruments executed and delivered in connection with the consummation of the WOKR Acquisition shall be in full force and effect; and the Borrower will exercise its commercially reasonable best efforts to provide the Administrative Agent with a letter from counsel to seller addressed to the Administrative Agent and the Lenders and in sufficient copies for each Lender, to the effect that the Administrative Agent and the Lenders are entitled to rely on their opinion delivered to the Borrower in connection with the WOKR Acquisition as if such opinion were addressed to them and attaching a copy thereof

     (f) Each of the conditions set forth in Section 4.4 shall have been satisfied.


     4.3    Conditions of Revolver Increase
            -------------------------------

     The obligation of each Lender (including any lender that was not a Lender prior to the execution and delivery of a Lender Addition and Acknowledgment Agreement) to make Revolving Loans in connection with a Borrowing in respect of the Revolver Increase is subject to the satisfaction of the following additional conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the effective date of the Revolver Increase and, except for any certificates or instruments required to be delivered under the Pledge Agreement, in sufficient copies for each Lender:

            (i) An amended and restated Revolving Note for each Lender participating in the Revolver Increase, in the amount of such Lender's revised Revolving Credit Commitment (after giving effect to such Lender's pro rata share of the Revolver Increase) and a new Revolving Note for any lender who becomes a Lender hereunder pursuant to a Lender Addition and Acknowledgment Agreement, in the amount of such Lender's Revolving Credit Commitment, each duly executed by the Borrower; and

            (ii) the favorable opinions of (A) Graham & Dunn, PC, or such other law firm reasonably acceptable to the Administrative Agent, as special counsel to the Borrower, in substantially the form of Exhibit H-5, and (B) Rubin, Winston, Diercks, Harris & Cooke, L.L.P., or such other law firm reasonably acceptable to the Administrative Agent, as FCC counsel to the Borrower, in substantially the form of Exhibit H-6, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     (b) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower and each Subsidiary of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that subsequent to the delivery of the certificate with respect to such entity required by Section 4.1(c), there has been no amendment to the articles or certificate of incorporation or bylaws of such entity.

     (c) The Administrative Agent shall have received a certificate as of a recent date of the good standing of the Borrower and each Subsidiary under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

     (d) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed and executed UCC-1 financing statements, if applicable) as necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for completion thereof shall have been made.

     (e) Each of the conditions set forth in Section 4.4 shall have been satisfied.

     (f) Each of the Pledge Agreement, the Security Agreement and, to the extent required to have been executed and delivered pursuant to Section 6.11(a), the Subsidiary Guaranty shall be in full force and effect.

     4.4    Conditions of All Borrowings.  The obligation of each Lender to make
            ----------------------------
any Loans hereunder, including the initial Loans, and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

     (a) The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with Section 3.2, as applicable;

     (b) Each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date; and

     (d)    If required to have been executed and delivered pursuant to
Section 6.11(a), the Administrative Agent shall have received, in sufficient copies for each Lender, the Subsidiary Guaranty duly completed and executed by each Subsidiary of the Borrower and delivered to the Administrative Agent for and on behalf of the Lenders, in addition to the favorable opinion of (A) Graham & Dunn PC, or another law firm reasonably acceptable to the Administrative Agent, as special counsel to the Borrower, in substantially the form of Exhibit H-7, and (B) Rubin, Winston, Diercks, Harris & Cooke, L.L.P. or such other law firm reasonably acceptable to the Administrative Agent, as FCC Counsel to the Borrower, in substantially the form of Exhibit H-8, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

     5.1.   Corporate Organization and Power.  Each of the Borrower and its
            --------------------------------
Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full corporate or other power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     5.2.   Authorization; Enforceability.  Each of the Borrower and its
            -----------------------------
Subsidiaries has taken, or on the Closing Date will have taken, all necessary corporate or other action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

     5.3.   No Violation.  The execution, delivery and performance by each
            ------------
of the Borrower and its Subsidiaries of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     5.4.   Governmental and Third-Party Authorization; Permits and Licenses.
            ----------------------------------------------------------------
(a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party (or any of the transactions contemplated hereby) or the legality, validity or enforceability hereof or thereof, other than (i) any filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (ii) consents and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties (including without limitation all FCC Licenses), except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     (c) Schedule 5.4 attached hereto accurately and completely lists all material FCC Licenses granted or assigned to the Borrower or any Subsidiary, including those under which the Borrower and its Subsidiaries have the right to operate its respective broadcast stations ("Broadcast Stations") covered thereby (and includes, with respect to each such license, the city of license and the call letters, frequency and expiration date thereof). The FCC Licenses listed on such schedule with respect to any Broadcast Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such station and the conduct of the business of the Borrower and its Subsidiaries with respect to such station, as now conducted or proposed to be conducted. The FCC Licenses listed in such schedule are on the date hereof validly issued and in full force and effect. The Borrower and its Subsidiaries will have fulfilled and performed all of their obligations with respect thereto (including without limitation the filing of all registrations, applications, reports, and other documents as required by the FCC), except where the failure to perform such obligations would not reasonably be expected to have a Material Adverse Effect, and have paid all fees and other amounts required to be paid under the Communications Act or the FCC Regulations and have full power and authority to operate thereunder, except for those the failure to pay which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No event has occurred that would be reasonably likely to result in the revocation, termination or material adverse modification of any FCC License or affect materially adversely any rights of the Borrower or any Subsidiary thereunder, and neither the Borrower nor any Subsidiary has any reason to believe that any FCC License will not be renewed in the ordinary course of business.

     5.5.   Litigation.  Except as set forth on Schedule 5.5, there are no
            ----------
actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

     5.6.   Taxes.  Each of the Borrower and its Subsidiaries has timely
            -----
filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

     5.7.   Subsidiaries.  Schedule 5.7 sets forth a list, as of the Closing
            ------------
Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its Capital Stock and each direct owner thereof. Except for the

Capital Stock expressly indicated on Schedule 5.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding Capital Stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable. The Borrower is the sole legal, record and beneficial owner of, and has good and valid title to, all such Capital Stock, free and clear of all Liens other than the Liens created pursuant to any of the Credit Documents.

     5.8.   Full Disclosure.  All factual information heretofore or
            ---------------
contemporaneously furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

     5.9.   Margin Regulations.  Neither the Borrower nor any of its
            ------------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

     5.10.  No Material Adverse Change.  There has been no Material Adverse
            --------------------------
Change since the date of the most recent consolidated financial statements of the Borrower delivered to the Lenders, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, except as disclosed in any reports filed with the Securities and Exchange Commission.

     5.11.  Financial Matters.  (a)  The Borrower has heretofore furnished
            -----------------
to the Administrative Agent copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1997, 1996, and 1995, and the related statements of income and cash flows for the fiscal years ended December 31, 1997, 1996 and 1995, together with the opinion of Ernst & Young thereon, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1998, and the related statements of income and cash flows for the nine-month period then ended. Such financial statements have been prepared in accordance with GAAP and, if applicable, Regulation S-X under the Exchange Act (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (b) The unaudited pro forma balance sheet of the Borrower as of December 31, 1998, a copy of which has heretofore been delivered to the Administrative Agent, gives pro forma effect to the consummation of the initial extensions of credit made under this Agreement, the WOKR Acquisition and the payment of transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

     (c) The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the eight year period beginning with the year ended December 31, 1998, giving effect to the initial extensions of credit made under this Agreement, the WOKR Acquisition and the payment of transaction fees and expenses related to the foregoing (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

     (d) Each of the Borrower and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair salable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

     5.12.  Properties; Assets.  (a)  Each of the Borrower and its
            ------------------
Subsidiaries (i) has good and marketable title to all real property owned by it,
(ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 5.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

     (b) All of the properties, equipment and systems of the Borrower and the Subsidiaries are in good repair, working order and condition (ordinary wear and tear excepted) and are and will be in compliance with all applicable standards, rules or requirements imposed by (i) any Governmental Authority (including, without limitation, the FCC); (ii) any FCC License; and (iii) any agreements with any radio or television networks including without limitation the Network Affiliation Agreements, the failure with which to comply would reasonably be expected to have a Material Adverse Effect.

     5.13.  ERISA.  Each Plan is and has been administered in compliance in
            -----
all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event has occurred and is continuing or to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan, in either case that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Multiemployer Plan.

     5.14.  Environmental Matters.  (a)  No Hazardous Substances are or have
            ---------------------
been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

     (b) No portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

     (c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

     5.15.  Compliance With Laws.  Each of the Borrower and its Subsidiaries
            --------------------
has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     5.16.  Regulated Industries.  Neither the Borrower nor any of its
            --------------------
Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.17.  Insurance.  Schedule 5.17 sets forth a true and complete
            ---------
summary of all insurance policies or arrangements carried or maintained by the Borrower and its Subsidiaries as of the Closing Date, indicating in each case the insurer, policy number, expiration, amount and type of coverage and deductibles. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     5.18.  Material Contracts.  Schedule 5.18 lists, as of the Closing
            ------------------
Date, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"). As of the Closing Date, except as could not reasonably be expected to have a Material Adverse Effect, (i) each Material Contract is in full force and effect and is enforceable by the Borrower or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither the Borrower nor any of its Subsidiaries (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

     5.19.  Security Documents.  The provisions of each of the Security
            ------------------
Documents (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each of the Borrower and its Subsidiaries that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, and (iii) if applicable, the filing of appropriately completed short form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, and (iv) the possession by the Administrative Agent of any certificates evidencing the securities pledged thereby, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of the Borrower or such Subsidiary, as applicable, in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

     5.20.  Labor Relations.  Neither the Borrower nor any of its
            ---------------
Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, and (iii) to the knowledge of the

Borrower, no petition for certification or union election or union organizing activities taking place with respect to the Borrower or any of its Subsidiaries.

    5.21    Year 2000 Compatibility.  Any reprogramming required to permit the
            -----------------------
proper functioning, before, on and after January 1, 2000, of (i) the Borrowers' and its Subsidiaries' computer-based systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrowers or any of its Subsidiaries systems interface), and the testing of all such material systems and equipment, as so reprogrammed, will be substantially completed by September 30, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others systems or equipment) will not result in a Default or Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are, and with ordinary course upgrading and maintenance will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct their respective businesses without a Material Adverse Effect.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     6.1.   Financial Statements.  The Borrower will deliver to each Lender:
            --------------------

     (a) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 1999, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter, unaudited consolidated statements of cash flows for the Borrower and its Subsidiaries and unaudited consolidated statements of income for the Borrower and its Subsidiaries and unaudited consolidating statements of Consolidated EBITDA for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated (or consolidating) figures as of the end of and for the corresponding period in the preceding fiscal year, together with comparative budgeted figures for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

     (b) As soon as available and in any event within ninety-five (95) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such
                                           --------  -------
accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination.

     6.2.   Other Business and Financial Information.  The Borrower will
            ----------------------------------------
deliver to each Lender:

     (a) Concurrently with each delivery of the financial statements described in Section 6.1, a Compliance Certificate in the form of Exhibit C with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet in the form of Attachment A to Exhibit C reflecting the computation of the financial covenants set forth in Sections 7.1 through 7.3 as of the last day of the period covered by such financial statements;

     (b) Concurrently with each delivery of the financial statements described in Section 6.1(b), and in any event not later than ninety-five (95) days after the last day of each fiscal year, beginning with the fiscal year ending December 31, 2000, a certificate executed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of Excess Cash Flow for such fiscal year;

     (c) As soon as available and in any event within 45 days following the end of each fiscal year, beginning with the fiscal year ending December 31, 1999, a consolidated operating budget for the Borrower and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis), consisting of a consolidated statement of income, together with a certificate of a Financial Officer of the Borrower to the effect that such budgets have been prepared in good faith and are reasonable estimates of the results of operations of the Borrower and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

     (d) Promptly upon receipt thereof, copies of any "management letter" submitted to the Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof;

     (e) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

     (f) Except as otherwise indicated below, promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

            (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

            (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would be required to be disclosed by the Company pursuant to the Exchange Act (such disclosure to be made to the Administrative Agent when required to be disclosed pursuant to such Act), and any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or this subsection;

            (iii) the receipt by the Borrower or any Subsidiary from the FCC or any other Governmental Authority or filing or receipt thereof by the Borrower or any Subsidiary, (a) a copy of any order or notice of the FCC or any other Governmental Authority or any court of competent jurisdiction which designates any material license, permit, or authorization ("Authorization") of the Borrower or any Subsidiary, or any application therefor, for a hearing, or which refuses renewal or extension of, or revokes, materially modifies, terminates or suspends any Authorization now or hereafter held by the Borrower or any Subsidiary which is required to construct or operate any broadcast station or its other businesses in compliance with all applicable laws and regulations, (b) a copy of any competing application filed with respect to any Authorization of the Borrower or any Subsidiary, or any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to the Borrower or any Subsidiary which is available to the Borrower or any Subsidiary and (c) a copy of any notice or application by the Borrower or any Subsidiary requesting authority to or notifying the FCC of its intent to cease broadcasting on any broadcast station for any period in excess of 10 days;

            (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

            (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

            (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or
     (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x),
     (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect;

            (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

     (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

     6.3.   Corporate Existence; Franchises; Maintenance of Properties.  The
            ----------------------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business (including the FCC Licenses), except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

     6.4.   Compliance with Laws.  The Borrower will, and will cause each of
            --------------------
its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties (including, without limitation, the Communications Act and the FCC Regulations), except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

     6.5.   Payment of Obligations.  The Borrower will, and will cause each
            ----------------------
of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the
                                         --------  -------
Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

     6.6.   Insurance.  The Borrower will, and will cause each of its
            ---------
Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any Security Document.

     6.7.   Maintenance of Books and Records; Inspection.  The Borrower
            --------------------------------------------
will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     6.8.   Interest Rate Protection.  Within ninety (90) days after the
            ------------------------
Closing Date, the Borrower shall have entered into or obtained, and the Borrower will thereafter maintain in full force and effect, Hedge Agreements in form and substance reasonably satisfactory to the Administrative Agent the effect of which shall be to fix or limit interest rates payable by the Borrower as to at least fifty percent (50%) of Consolidated Funded Debt for a period of not less than three (3) years after such date (it being understood that the Hedge Agreements of the Borrower in place as of the date hereof are deemed to be in compliance with the foregoing). The Borrower will deliver to the Administrative Agent, promptly upon receipt thereof, copies of such Hedge Agreements (and any supplements or amendments thereto), and promptly upon request therefor, any other information reasonably requested by the Administrative Agent to evidence its compliance with the provisions of this Section.

     6.9.   Permitted Acquisitions.  (a)  Subject to the provisions of
            ----------------------
subsection (b) below, the provisions of Section 6.10 below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with
                                                      --------
respect to each Permitted Acquisition:

            (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto;

            (ii) if the Leverage Ratio would be greater than 5.5 to 1.0, the Acquisition Amount with respect thereto (regardless of the form of consideration) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the same fiscal quarter and the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $100,000,000 without the prior written approval of the Required Lenders.

     (b) Not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent and each Lender the following, if such Acquisition (together with any related transaction or series of related transactions) involves an Acquisition Amount of $10,000,000 or more:

            (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target");

            (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the most recent fiscal year available and, if available, for any interim periods since the most recent fiscal year-end; and

            (iii) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in Sections 7.1 through 7.3, such compliance determined with regard to calculations made on a pro
                                                                           ---
     forma basis in accordance with GAAP as if each Target had been consolidated
     -----
     with the Borrower for those periods applicable to such covenants (such calculations to be attached to the certificate), (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Revolving Credit Commitments to meet its ongoing working capital requirements.

     (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Borrower will deliver to the Administrative Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

     (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in any description furnished under clause (i) of subsection (b) above have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in clause (iii) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections 4.4 and 9.1.

     (e) With respect to the acquisition of television station WOKR in Rochester, New York, television station KMTR in Eugene, Oregon (and related television broadcast stations), television station KKTV in Santa Maria, California, and television station KION in Salinas, California, the Administrative Agent and each Lender acknowledge their receipt of the information required to be provided by Borrower under paragraph (b) above and give their approval as required under clause (a)(ii) above.

     6.10.  Creation or Acquisition of Subsidiaries.  Subject to the
            ---------------------------------------
provisions of Section 8.5, the Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with

Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of the Borrower may create or acquire new Wholly Owned Subsidiaries, provided that:
                                                              --------

     (a) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by the Borrower thereof, each such new Subsidiary will execute and deliver to the Agent (i) a joinder to the Subsidiary Guaranty (if then in effect), pursuant to which such new Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents, and (ii) a joinder to the Security Agreement, pursuant to which such new Subsidiary shall become a party thereto and shall grant to the Agent a first priority Lien upon and security interest in its material personal property (as determined in good faith by the Administrative Agent) as Collateral for its obligations under the Subsidiary Guaranty, subject only to Permitted Liens;

     (b) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by the Borrower, the Borrower will execute and deliver to the Administrative Agent an amendment or supplement to the Pledge Agreement, pursuant to which all of the Capital Stock of such new Subsidiary owned by the Borrower shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and from and after the Closing Date concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by another Subsidiary (the "Parent Subsidiary"), the Parent Subsidiary will execute and deliver to the Administrative Agent an appropriate joinder, amendment or supplement to the Pledge Agreement, pursuant to which all of the Capital Stock of such new Subsidiary owned by such Parent Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and

     (c) As promptly as reasonably possible, the Borrower will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above.

     6.11   Additional Security.
            -------------------

     (a) Upon the repayment of the 10.48% Subordinated Notes due 2000, which comprise part of the Existing Subordinated Indebtedness, or in the event such Notes no longer limit the Borrower's Subsidiaries' ability to guarantee the Obligations, the Borrower shall cause each of its Subsidiaries (other than SSI, Inc.) to execute and deliver to the Administrative Agent for and on behalf of the Lenders the Subsidiary Guaranty and to cause to be delivered to the Administrative Agent the other documents contemplated by Section 4.4(d).

     (b) The Borrower will, and will cause each of its Subsidiaries (other than SSI, Inc. in respect of the granting of Liens that would require the approval of the NBA) to, grant to the Administrative Agent from time to time security interests, mortgages and other Liens in and upon such assets and properties of the Borrower or such Subsidiary as are not covered by the Security Documents executed and delivered on the Closing Date or pursuant to Section 6.10 and as may be reasonably requested from time to time by the Required Lenders (provided, however, that no Required Lender approval shall be required with respect to grants of Liens on assets acquired by the Borrower or a Subsidiary in connection with any Permitted Acquisition). Such security interests, mortgages and Liens shall be granted pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and shall constitute valid and perfected security interests and Liens, subject to no Liens other than Permitted Liens. Without limitation of the foregoing, in connection with the grant of any mortgage or deed of trust with respect to any interest in real property, the Borrower will, and will cause each applicable Subsidiary to, at the Borrowers expense, prepare, obtain and deliver to the Administrative Agent any environmental assessments, appraisals, surveys, title insurance and other matters or documents as the Administrative Agent may reasonably request or as may be required under applicable banking laws and regulations.

     6.12.  NBA Lockout.  If the National Basketball Association lockout in
            -----------
effect as of the date of this Agreement shall not have been resolved on or prior to December 31, 1999, then the Borrower shall deliver to the Administrative Agent revised projections for the five-year period following such date.

     6.13.  Year 2000.  The Borrower shall take all action necessary to assure
            ---------
that the Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrower shall provide the Administrative Agent assurances reasonably acceptable to the Administrative Agent of the Borrower's Year 2000 capacity.

     6.14.  Further Assurances.  The Borrower will, and will cause each of its
            ------------------
Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.


                                  ARTICLE VII

                              FINANCIAL COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     7.1.   Leverage Ratios.  (a) Leverage Ratio.  The Borrower will not
            ---------------       --------------
permit the Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be greater than the ratio set forth below opposite such period:

                    Date                                         Maximum Leverage Ratio
                    ----                                         ----------------------
     Closing through March 31, 1999                                    7.25 : 1.00

     June 30, 1999 through September 30, 1999                          7.00 : 1.00

     December 31, 1999 through March 31, 2000                          6.75 : 1.00

     June 30, 2000 through September 30, 2000                          6.25 : 1.00

     December 31, 2000 through March 31, 2001                          6.00 : 1.00

     Thereafter                                                        5.50 : 1.00

     (b)    Senior Leverage Ratio.  The Borrower will not permit the Senior
            ---------------------
Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be greater than the ratio set forth below opposite such period:

                    Date                                         Maximum Leverage Ratio
                    ----                                         ----------------------

     Closing through September 30, 1999                                4.50 to 1.00

     December 31, 1999 through September 30, 2000                      4.25 to 1.00

     Thereafter                                                        4.00 : 1.00


     7.2.   Interest Coverage Ratio. The Borrower will not permit the Interest
            -----------------------
Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be less than the ratio set forth below opposite such period:

                    Date                                         Maximum Leverage Ratio
                    ----                                         ----------------------
     Closing through March 31, 2000                                    1.60 : 1.00

     June 30, 2000 through March 31, 2001                              1.75 : 1.00

     Thereafter                                                        2.00 : 1.00

     7.3.   Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed
            ---------------------------
Charge Coverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending June 30, 1999, to be less than 1.05 to 1.00.


     7.4    Capital Lease Obligations.  The Borrower will not, and will not
            -------------------------
permit or cause its Subsidiaries to, incur any Capital Lease Obligations if, after giving effect to such Capital Lease Obligations the aggregate amount of all Capital Lease Obligations then outstanding at such time would exceed $15,000,000.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     8.1.   Merger; Consolidation.  The Borrower will not, and will not permit
            ---------------------
or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:
           --------  -------

            (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

            (ii) any Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Borrower or a Subsidiary, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     8.2.   Indebtedness.  The Borrower will not, and will not permit or
            ------------
cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

            (i) Indebtedness incurred under this Agreement, the Notes and the other Credit Documents;

            (ii)   Indebtedness existing on the Closing Date and described in
     Schedule 8.2;

            (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be
                                              --------
     paid when due except to the extent being contested in good faith and by appropriate proceedings;

            (iv) loans and advances by the Borrower or any Subsidiary to any other Subsidiary or by any Subsidiary to the Borrower, provided that any
                                                            --------
     such loan or advance is subordinated in right and time of payment to the Obligations;

            (v) Indebtedness of the Borrower under Hedge Agreements required pursuant to, and entered into in accordance with, Section 6.8;

            (vi) unsecured Indebtedness of the Borrower that is expressly subordinated and made junior in right and time of payment to the Obligations and that is evidenced by one or more written agreements or instruments having terms, conditions and provisions (including without limitation provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole discretion and which shall provide, at a minimum and without limitation, that such Indebtedness (a) shall mature by its terms no earlier than the second anniversary of the Term Loan Maturity Date, (b) shall not require any scheduled payment of principal prior to the first anniversary of the Term Loan Maturity Date, (c) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein, and (d) shall bear interest at an overall rate not exceeding 12.5% per annum and, to the extent payable only in cash, at a rate not exceeding 10.5% per annum (the Indebtedness described hereinabove, "Subordinated Indebtedness"); provided that, as
                                                          --------
     further conditions to the issuance of any Subordinated Indebtedness, (1) immediately after giving effect to the issuance of such Subordinated Indebtedness, no Default or Event of Default shall exist, (2) all agreements and instruments evidencing or governing such Subordinated Indebtedness shall have been approved in writing by the Required Lenders (or the Administrative Agent on their behalf), and (3) prior to or concurrently with the issuance of such Subordinated Indebtedness, the Borrower shall have delivered to each Lender a certificate, signed by a Financial Officer of the Borrower, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Subordinated Indebtedness, the Borrower is in compliance with the financial covenants set forth in Sections 7.1 through 7.3, such compliance being determined with regard to calculations made on a pro forma basis in accordance with GAAP as of the last day of the fiscal quarter then most recently ended and as if such Subordinated Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate); and provided further that
                                                           -------- -------
     the Net Cash Proceeds from the issuance of such Subordinated Indebtedness shall be applied to prepay the Loans in accordance with, and to the extent required under, the provisions of Section 2.6(d); notwithstanding the foregoing limitations, the Existing Subordinated Indebtedness is permitted to exist subject to the terms of Section 8.9;

            (vii) purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (vii)), which Indebtedness shall not exceed $5,000,000 in aggregate principal amount outstanding at any time;

            (viii) Indebtedness in respect of performance bonds or contract performance guarantees the outstanding amount of which may not exceed $20,000,000 in the aggregate at any time;

            (ix) Contingent Obligations incurred in connection with time brokerage agreements, LMA's and similar arrangements, not to exceed $25,000,000 in the aggregate at any time (in addition to Indebtedness in respect of performance bonds as described in clause (ix) above;

            (x) Capital Lease Obligations not to exceed $15,000,000 at any time; and

            (xi) other unsecured Indebtedness not exceeding $5,000,000 in aggregate principal amount outstanding at any time.

     8.3.   Liens.  The Borrower will not, and will not permit or cause any of
            -----
its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

            (i)    Liens created under the Security Documents;

            (ii)   Liens in existence on the Closing Date and set forth on
     Schedule 8.3;

            (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than sixty (60) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

            (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(k)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

            (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

            (vi) Liens securing the purchase money Indebtedness permitted under clause (vii) of Section 8.2, provided that any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (c) shall not encumber any other property of the Borrower or any of its Subsidiaries;

            (vii) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(i) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

            (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

            (ix) Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock);

           (x) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

           (xi)  Liens attributable to Capital Lease Obligations permitted under
     Section 8.2(x) hereof; and

           (xii) other liens securing obligations of the Borrower and its Subsidiaries not exceeding $5,000,000 in the aggregate amount outstanding at any time.

     8.4.  Disposition of Assets.  The Borrower will not, and will not permit or
           ---------------------
cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

           (i) sales of inventory and licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

           (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

           (iii) the sale or other disposition by the Borrower and its Subsidiaries of any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock), provided
                                                                      --------
     that fair value is received in exchange therefor;

           (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to a Subsidiary if, immediately after giving effect thereto, no Default or Event of Default would exist; and

           (v) the sale or disposition of assets outside the ordinary course of business for fair value, provided that (w) the greater of (1) the fair
                                 --------
     market value and (2) the book value, of the assets being disposed of pursuant to this subsection, when aggregated with such values of assets disposed of in connection with all other sales and dispositions not otherwise specifically permitted under this Section that are consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, does not exceed either (A) $10,000,000 in the aggregate for the Borrower and its Subsidiaries during any period of four consecutive fiscal quarters, or (B) $25,000,000 in the aggregate for the Borrower and its Subsidiaries over the term of this Agreement, (x) any Net Cash Proceeds are delivered to the Administrative Agent promptly after receipt thereof for application in prepayment of the Loans in accordance with the provisions of Section 2.6(h); (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary; and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

      8.5.  Investments; LMAs'.  (a)  The Borrower will not, and will not permit
            -----------------
or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

            (i)    Cash Equivalents;

            (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

            (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business (not to exceed $5,000,000 in the aggregate at any time), extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

            (iv) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (iv) of Section 8.2;

            (v)    Investments existing on the Closing Date and described on
     Schedule 8.5;

            (vi) Investments of the Borrower under Hedge Agreements required pursuant to, and entered into in accordance with, Section 6.8;

            (vii) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by the Borrower or any Subsidiary in any other Wholly Owned Subsidiary that is (or immediately after giving effect to such Investment will be) a Subsidiary, provided that the Borrower
                                                      --------
     complies with the provisions of Section 6.10, and (b) by any Subsidiary in the Borrower; and

            (viii) Permitted Acquisitions.

     (b) Neither the Borrower nor any of its Subsidiaries will enter into any LMA or incur any LMA Obligations (except for LMAs pursuant to Permitted LMA Agreements and except for any other LMAs involving aggregate consideration, other payments or the incurrence or assumption of liabilities not to exceed $25,000,000 at any time) without, in either case, the prior written approval of the Required Lenders (which approval shall not be unreasonably withheld).

      8.6.  Restricted Payments.  (a)  The Borrower will not, and will not
            -------------------
permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

            (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

            (ii) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law; and

            (iii) the Borrower may declare and make cash dividend payments in respect of its Capital Stock in an aggregate amount, over the term of this Agreement, not to exceed the sum of $4,500,000, plus 25% of the Borrower's cumulative Excess Cash Flow, if any, for each fiscal year of the Borrower beginning with its fiscal year ending December 31, 1999 as long as no Event of Default exists as of the time of payment or would result therefrom

     (provided, that no such cash dividend payment shall be made prior to the
     ---------
     delivery by the Borrower of the certification of Excess Cash Flow pursuant to Section 2.6(g) hereof).

     (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

     8.7.   Transactions with Affiliates.  The Borrower will not, and will
            ----------------------------
not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:
--------  -------

            (i) transactions described on Schedule 8.7 or otherwise expressly permitted under this Agreement; and

            (ii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

     8.8.   Lines of Business.  The Borrower will not, and will not permit or
            -----------------
cause any of its Subsidiaries to, engage in any business other than the businesses engaged in by it on the date hereof and businesses and activities reasonably related thereto.

     8.9.   Certain Amendments.  The Borrower will not, and will not permit or
            ------------------
cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Subordinated Indebtedness (including without limitation the Existing Subordinated Indebtedness), the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, (ii) amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders, or (iv) amend, modify or change any provision of any Permitted LMA Agreement other than in a manner that could not reasonably be expected to adversely affect the Lenders.

          8.10.  Limitation on Certain Restrictions.  The Borrower will not, and
                 ----------------------------------
will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of applicable Requirements of Law.

          8.11.  No Other Negative Pledges.  The Borrower will not, and will not
                 -------------------------
permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

          8.12.  Fiscal Year.  The Borrower will not, and will not permit or
                 -----------
cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

          8.13.  Accounting Changes.  The Borrower will not, and will not permit
                 ------------------
or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

     8.14  Waiver of Stay, Extension or Usury Laws.  The Borrower covenants (to
           ---------------------------------------
the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on the Obligations as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the Obligations or the performance hereunder; and (to the extent that it may lawfully do so) the Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Administrative Agent or the Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted.

          8.15  Limitation on Preferred Stock of Subsidiaries.  The Borrower
                ---------------------------------------------
shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Borrower or to a Wholly-Owned Subsidiary of the Borrower) or permit any Person (other than the Borrower or a Wholly-Owned Subsidiary of the Borrower) to own any Preferred Stock of a Subsidiary (other than Acquired Preferred Stock; provided that at the time the issuer of such Acquired Preferred Stock becomes a Subsidiary of the Borrower or merges with the Borrower or any of its Subsidiaries, and after giving effect to such transaction, the Borrower shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 7.1(a)).

     8.16  Certain Restrictions.  Notwithstanding any other provision herein to
           --------------------
the contrary, until the FHS Covenant Calculation Date (as defined in the definition of "Consolidated EBITDA"), if any:

     (a) the Borrower will not, and will not permit any Subsidiary to, make any Investment of cash or Cash Equivalents in FHS (or AK Media Group, to the extent the proceeds thereof are to be used by FHS); and

     (b) the Borrower will not permit FHS (or AK Media Group, Inc. on its behalf) to:

          (i) incur, or enter into any agreement with respect to the incurrence, of any Indebtedness (other than any Indebtedness (excluding any refinancings thereof) in existence as of the date hereof as set forth on Schedule 8.16 or Indebtedness in the form of the Subsidiary Guaranty required hereunder or any subsidiary guarantee in respect of the Indenture, dated as of December 14, 1998, providing for the issuance of the Borrower's 9.00% Senior Subordinated Notes due January 15, 2009) or grant any Liens to secure any Indebtedness;

          (ii) merge with any other Person or sell, assign, transfer or otherwise dispose of any of its assets (except for the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the such Subsidiary in the ordinary course of business); and

          (iii) make any Investments in or Acquisitions of or enter into any joint ventures or similar transactions with any other Persons other than as required by the NBA.


                                  ARTICLE IX

                               EVENTS OF DEFAULT

          9.1.  Events of Default.  The occurrence of any one or more of the
                -----------------
following events shall constitute an "Event of Default":

          (a) The Borrower shall fail to pay any principal of any Loan, any Reimbursement Obligation, any fee or any other Obligation when due or any interest in respect of any Loan within five (5) Business Days after the date on which such interest is due;

          (b) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 6.1, 6.2, 6.3(i), 6.8, 6.9, 6.10 or in Article VII or Article VIII;

          (c) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure (i) is deemed by the terms of the relevant Credit Document to constitute an Event of Default and (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

          (d) There shall occur a "Default" under the Monterey Credit Agreement or the Utica Credit Agreement.

          (e) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

          (f) The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Funded Debt (other than the Funded Debt incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000 or other Indebtedness having an aggregate principal amount of at least $2,000,000, or
(ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Funded Debt or Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or Administrative Agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

          (g) The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

          (h) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

          (i) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $5,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

          (j) Any Security Document to which the Borrower or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender; or the Borrower or any such Subsidiary shall assert any of the foregoing or any Subsidiary of the Borrower or any Person acting on behalf of any such Subsidiary shall deny or disaffirm such Subsidiary's obligations under the Subsidiary Guaranty (after such Subsidiary Guaranty is required to have been executed and delivered pursuant to Section 6.11(a));

          (k) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events then existing, the Borrower and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $1,000,000;

          (l) The Borrower or any Subsidiary (a "Credit Party") shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer an amendment to any license at any time held by it, the loss, termination, suspension or revocation of which could have a Material Adverse Effect; any Governmental Authority shall conduct a hearing on the renewal of any license (with respect to basic qualification issues) held by a Credit Party, and there shall have been designated against the Credit Party an issue as to whether such Credit Party possesses the minimum qualifications required to hold a broadcast license and the Required Lenders reasonably believe that the result thereof is likely to be the termination, revocation, suspension or material adverse amendment of such license (it being understood that the filing of a petition to deny the renewal of any FCC License shall not be sufficient to invoke the Lenders' rights pursuant to this paragraph); or any Governmental Authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any license held by any Credit Party, and the result thereof, in the reasonable opinion of the Required Lenders, is likely to be the termination, suspension, revocation or material adverse amendment of such license that would have a Material Adverse Effect;

          (m) Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries (or a reasonable basis shall exist therefor); the Borrower and its Subsidiaries have incurred or would be reasonably likely to incur liability as a result thereof; and such liability has or would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and

          (n) The failure of the Ackerley Family to own, of record and beneficially, with full power to vote, at least 51% of the voting stock of the Borrower. As used herein, "Ackerley Family" means (i) Barry A. Ackerley and the spouse and lineal descendants of Barry A. Ackerley, whether by blood or adoption, (ii) any trusts for the exclusive benefit of the individuals referred to in clause (i) above or the executor or administrator of the estate of or other legal representative of the individuals referred to in clause (i) above, and (iii) any other Person, at least a majority of the outstanding voting stock of which is owned, of record and beneficially, by any of the Persons referred to in clause (i) or (ii) above.

          9.2.  Remedies: Termination of Commitments, Acceleration, etc.  Upon
                -------------------------------------------------------
and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

          (a) Declare the Commitments and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate

(provided that, upon the occurrence of an Event of Default pursuant to Section
---------
9.1(g) or Section 9.1(h), the Commitments and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

          (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of
                        --------
Default pursuant to Section 9.1(g) or Section 9.1(h), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

          (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in
Section 3.8; and

          (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

          To enforce the provisions of this Section 9.2, the Administrative Agent is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of an involuntary transfer of control of the Borrower or any of its Subsidiaries for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Borrower hereby agrees to authorize and to cause its Subsidiaries to authorize such an involuntary transfer of control upon the request of the Administrative Agent after and during the continuation of an Event of Default and, without limiting any rights of the Administrative Agent under this Agreement, authorize the Administrative Agent to nominate a trustee or receiver to assume control, subject only to any required judicial, FCC and other Governmental Authority consent, in order to effectuate the transactions contemplated hereby. Such trustee or receiver shall have all the rights and powers as provided to it by law, court order or to the Administrative Agent under this Agreement. The Borrower shall cooperate fully and cause its Subsidiaries to cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing. The Borrower shall further use its best efforts, and will cause its Subsidiaries to use their best efforts, to assist in obtaining consent or approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement including, without limitation, the preparation, execution and filing with the FCC of the transferor's portion of any application or applications for consent to the transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral. If the Borrower fails to execute or cause the execution of such applications, requests for consent or other instruments, the clerk of any court that has jurisdiction over the Credit Documents may execute and file the same on behalf of the Borrower or its Subsidiaries.

          9.3.  Remedies: Set-Off.  Subject to Section 2.15(b), in addition to
                -----------------
all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however,
                                                             --------  -------
that the failure to give such notice shall not affect the validity of such set-off and application.


                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

          10.1.  Appointment.  Each Lender hereby irrevocably appoints and
                 -----------
authorizes First Union to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as Administrative Agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

          10.2.  Nature of Duties.  The Administrative Agent shall have no
                 ----------------
duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

          10.3.  Exculpatory Provisions.  Neither the Administrative Agent nor
                 ----------------------
any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

          10.4.  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

          10.5.  Non-Reliance on Administrative Agent and Other Lenders.  Each
                 ------------------------------------------------------
Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this

Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          10.6.  Notice of Default.  The Administrative Agent shall not be
                 -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the
--------  -------
Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to Sections 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and
                                                      --------
until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

          10.7.  Indemnification.  To the extent the Administrative Agent is not
                 ---------------
reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of
          --------  -------
such liabilities,
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

          10.8.  The Administrative Agent in its Individual Capacity.  With
                 ---------------------------------------------------
respect to its Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          10.9.  Successor Administrative Agent.  The Administrative Agent may
                 ------------------------------
resign at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the Borrower's consent shall not be required
                      --------
in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

          10.10.  Collateral Matters.  (a)  The Administrative Agent is hereby
                  ------------------
authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

          (b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Letters of Credit and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit

Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release Collateral pursuant to this subsection (b).

          10.11.  Issuing Lender.  The provisions of this Article (other than
                  --------------
Section 10.9) shall apply to the Issuing Lender mutatis mutandis to the same
                                                ------- --------
extent as such provisions apply to the Administrative Agent.

          10.12.  Other Agents.   Neither the Documentation Agent nor any of the
                  ------------
Co-Agents named herein shall have any additional administrative duties hereunder by virtue of such titles, and such titles are nominal in nature.


                                  ARTICLE XI

                                 MISCELLANEOUS

          11.1.  Fees and Expenses.  The Borrower agrees (i) whether or not the
                 -----------------
transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in connection with (w) the Administrative Agent's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (x) the administration, monitoring and review of the Loans and the Collateral (including, without limitation, out-of-pocket expenses for travel, meals, long-distance telephone calls, wire transfers, facsimile transmissions and copying and with respect to the engagement of appraisers, consultants, auditors or similar Persons by the Administrative Agent at any time, whether before or after the Closing, to render opinions concerning the Borrower's financial condition and the value of the Collateral), (y) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral and (z) the creation, perfection and maintenance of the perfection of the Administrative Agent's Liens upon the Collateral, including, without limitation, Lien search, filing and recording fees, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Administrative Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

          11.2.  Indemnification.  The Borrower agrees, whether or not the
                 ---------------
transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Administrative Agent, each Lender and their respective Affiliates and each of their respective directors, officers, employees, and agents (each, an

"Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by the Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no
                                              --------  -------
Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

          11.3.  Governing Law; Consent to Jurisdiction.  THIS AGREEMENT AND THE
                 --------------------------------------
OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED
                                                                      --------
THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), OR, IN RESPECT OF STANDBY LETTERS OF CREDIT, THE INTERNATIONAL STANDBY PRACTICES RULES ("ISP98"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS OR ISP98, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON
   ---------

CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING.  THE BORROWER CONSENTS THAT
-----------
ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

          11.4.  Arbitration; Preservation and Limitation of Remedies.  (a)
                 ----------------------------------------------------
Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among the Borrower, its Subsidiaries, the Administrative Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, Disputes as to whether a matter is subject to arbitration, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and the Federal Arbitration Act, Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Administrative Agent is located. A hearing shall be held within ninety (90) days of demand for arbitration and all hearings shall be concluded within one hundred twenty (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq.
                                                                         -- ---
of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA.
The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

         (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

          The parties acknowledge that by agreeing to binding arbitration, they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

          11.5.  Notices.  All notices and other communications provided for
                 -------
hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

          (a) if to the Borrower, to 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101, Attention: Denis M. Curley, Telecopy No. (206) 623-7853, with a copy to Graham & Dunn PC, 1420 Fifth Avenue, Seattle, Washington 98101,
Attention:  Carmen L. Smith, Telecopy No. (206) 340-9599;

          (b) if to the Administrative Agent, to First Union National Bank, One First Union Center, TW-10, 301 South College Street, Charlotte, North Carolina 28288-0608, Attention: Syndication Agency Services, Telecopy No. (704) 383-0288; and

          (c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier and confirmed in writing or telephonically by the recipient or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Administrative
               --------
Agent shall not be effective until received by the Administrative Agent.

          11.6.  Amendments, Waivers, etc.  No amendment, modification, waiver
                 ------------------------
or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such
                                          --------  -------
amendment, modification, waiver, discharge, termination or consent shall:

          (a) unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent for its own account), (ii) extend the Term Loan Maturity Date, the Revolving Credit Maturity Date or any other date (including any scheduled date for a mandatory prepayment or the mandatory reduction or termination of any Commitments) fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Administrative Agent for its own account) or any other Obligations or extend the expiry date of any Letter of Credit beyond the seventh day prior to the Revolving Credit Maturity Date or
(iii) waive the closing conditions set forth in Section 4.2;

          (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral or release any guarantor from its guaranty obligations in respect of the Loans, or (iv) change any provision of Section 2.15 or this Section; and

          (c) unless agreed to by the Issuing Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that (i) if any amendment, modification, waiver or consent
    -------- -------
would adversely affect the holders of Loans of a particular Class (the "affected Class") relative to holders of Loans of any other Class (including, without limitation, by way of reducing the relative proportion of any payments, prepayments or Commitment reductions to be applied for the benefit of holders of Loans of the affected Class under Sections 2.6(d) through 2.6(h)), then such amendment, modification, waiver or consent shall require the consent of Lenders holding fifty-one percent (51%) or more of the aggregate outstanding principal amount of all Loans of the affected Class, and (ii) the Fee Letter and any Hedge Agreement to which any Lender (or such Lender's Affiliate) is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

          11.7.  Assignments, Participations.  (a)  Each Lender may assign to
                 ---------------------------
one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided,
                                                                  --------
however, that (i) any such assignment (other than an assignment to a Lender or
-------
an Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Borrower's consent shall not be
                              --------
required in the event a Default or Event of Default shall have occurred and be continuing), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000 (or, if less, the full amount of the aggregate of the assigning Lender's outstanding Term Loans and Revolving Credit Commitment), and (iii) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and

Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

          (b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

          (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments (or outstanding Term Loans, as the case may be) of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibits A-1 or A-2 as applicable. The Administrative Agent will return canceled Notes to the Borrower.

          (d) Each Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided,
                                                                       --------
however, that (i) such Lender's obligations under this Agreement shall remain
-------
unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would
(x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Term Loan Maturity Date, the Revolving Credit Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled
                                 --------
to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

          (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall
                      --------  -------
release a Lender from any of its obligations hereunder.

          (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such
                                                           --------
Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.13.

          11.8.  No Waiver.  The rights and remedies of the Administrative
                 ---------
Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

          11.9.  Successors and Assigns.  This Agreement shall be binding upon,
                 ----------------------
inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the
                                              --------  -------
Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 11.7.

          11.10.  Survival.  All representations, warranties and agreements made
                  --------
by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 10.7, 11.1 and 11.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

          11.11.  Severability.  To the extent any provision of this Agreement
                  ------------
is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

          11.12.  Construction.  The headings of the various articles, sections
                  ------------
and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

          11.13.  Confidentiality.  Each Lender agrees to keep confidential,
                  ---------------
pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its
--------  -------
directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Administrative Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 11.7(f).

          11.14.  Counterparts; Effectiveness.  This Agreement may be executed
                  ---------------------------
in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

          11.15.  Disclosure of Information.  The Borrower agrees and consents
                  -------------------------
to the Administrative Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such
               -----------
information will consist of deal terms and other information customarily found in such publications.

          11.16.  Entire Agreement.  THIS AGREEMENT AND THE OTHER DOCUMENTS AND
                  ----------------
INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED NOVEMBER 24, 1998, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              THE ACKERLEY GROUP, INC.


                              By:  _________________________________

                              Title:  _________________________________



                             (signatures continued)

                                    FIRST UNION NATIONAL BANK, as
                                    Administrative Agent and as a Lender

Revolving Credit                    By:  __________________________________
Commitment:
$_______________
                                    Title:  _______________________________
Tranche A Term Loan Commitment:
$_______________

                                    Instructions for wire transfers to the
Administrative                      Agent:
Tranche B Term Loan Commitment:
$_______________
                                    First Union National Bank
                                    ABA Routing No. 053000219
                                    Charlotte, North Carolina
                                    General Ledger No. 465906, RC No. 5007
                                    Attention: Syndication Agency Services
                                    Re:  The Ackerley Group, Inc.

                                    Address for notices as a Lender:

                                    First Union National Bank
                                    One First Union Center, 5th Floor
                                    301 South College Street
                                    Charlotte, North Carolina 28288-0735
                                    Attention:  James W. Wood
                                    Telephone: (704) 374-3242
                                    Telecopy: (704) 374-4092

                                    Lending Office:

                                    First Union National Bank
                                    One First Union Center, 5th Floor
                                    301 South College Street
                                    Charlotte, North Carolina 28288-0735
                                    Attention:  James W. Wood
                                    Telephone: (704) 374-3242
                                    Telecopy: (704) 374-4092



                            (signatures continued)

                                    FLEET BANK, N.A.


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

                                    Address for notices:
Tranche B Term Loan Commitment:
$_______________                    Fleet Bank, N.A.
                                    1185 Avenue of the Americas, 16th Floor,
                                    NYNYS16K
                                    New York, New York  10036
                                    Attention:  Garret Komjathy, Vice President
                                    Telephone: (212) 819-6043
                                    Telecopy: (212) 819-6202

                                    Lending Office:

                                    Fleet Bank, N.A.
                                    1185 Avenue of the Americas, 16th Floor
                                    NYNYS16K
                                    New York, New York  10036
                                    Attention:  Garret Komjathy, Vice President
                                    Telephone: (212) 819-6043
                                    Telecopy: (212) 819-6202






                             (signatures continued)

                                    BANK OF MONTREAL, CHICAGO BRANCH


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    Bank of Montreal, Chicago Branch
                                    430 Park Avenue
                                    New York, New York  10022
                                    Attention:  Ola Anderssen
                                    Telephone: (212) 605-1453
                                    Telecopy: (212) 605-1648

                                    Lending Office:

                                    Bank of Montreal, Chicago Branch
                                    115 South LaSalle Street
                                    Chicago, Illinois  60603
                                    Attention:  Josie Nichols
                                    Telephone: (312) 750-3748
                                    Telecopy: (312) 750-4304






                             (signatures continued)


                                    KEYBANK NATIONAL ASSOCIATION

Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________


Tranche B Term Loan Commitment;     Address for notices:
$_______________
                                    KeyBank National Association
                                    700 Fifth Avenue, 46th Floor, MS-WA-31-10-4612
                                    Seattle, Washington  98104
                                    Attention:  Kathleen Johanson, Vice President
                                    Telephone: (206) 684-6308
                                    Telecopy: (206) 684-6035

                                    Lending Office:

                                    KeyBank National Association
                                    700 Fifth Avenue, 46th Floor, MS-WA-31-10-4612
                                    Seattle, Washington  98104
                                    Attention:  Kathleen Johanson, Vice President
                                    Telephone: (206) 684-6308
                                    Telecopy: (206) 684-6035





                             (signatures continued)


                                    UNION BANK OF CALIFORNIA, N.A.

Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    Union Bank of California
                                    445 South Figueroa Street, G15-075
                                    Los Angeles, California  90071
                                    Attention:  Christine P. Ball, Vice President
                                    Telephone: (213) 236-6176
                                    Telecopy: (213) 236-5747

                                    Lending Office:

                                    Union Bank of California
                                    445 South Figueroa Street, G15-075
                                    Los Angeles, California  90071
                                    Attention:  Christine P. Ball, Vice President
                                    Telephone: (213) 236-6176
                                    Telecopy: (213) 236-5747





                             (signatures continued)

                                    U.S. BANK NATIONAL ASSOCIATION

Revolving Credit                    By:  _________________________________
Commitment:
$11,375,000                         Title:  ______________________________

Tranche A Term Loan Commitment:
$4,225,000

Tranche B Term Loan Commitment:     Address for notices:
$5,525,000
                                    U.S. Bank National Association
                                    Media/Telecom Group
                                    1420 5th Avenue, 10th Floor
                                    Seattle, Washington  98101
                                    Attention:  Matthew S. Thoreson, Vice President
                                    Telephone: (206) 344-3712
                                    Telecopy: (206) 344-2331

                                    Lending Office:

                                    U.S. Bank National Association
                                    Media/Telecom Group
                                    1420 5th Avenue, 10th Floor
                                    Seattle, Washington  98101
                                    Attention:  Matthew S. Thoreson, Vice President
                                    Telephone: (206) 344-3712
                                    Telecopy: (206) 344-2331





                            (signatures continued)

                                    BANK OF AMERICA


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    Bank of America
                                    444 S. Flower Street, 41st Floor
                                    Los Angeles, California  90071
                                    Attention:  George V. Hausler
                                    Telephone:  (213) 236-4925
                                    Fax:  (213) 624-5812

                                    Lending Office:

                                    Bank of America
                                    444 S. Flower Street, 41st Floor
                                    Los Angeles, California  90071
                                    Attention:  George V. Hausler
                                    Telephone:  (213) 236-4925
                                    Fax:  (213) 624-5812







                            (signatures continued)

                                    THE BANK OF NOVA SCOTIA


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________
                                    Address for notices:
Tranche B Term Loan Commitment;
$_______________                    The Bank of Nova Scotia
                                    One Liberty Plaza
                                    New York, New York  10006
                                    Attention:  Ian Hodgart,
                                    Relationship Manager
                                    Telephone: (212) 225-5079
                                    Telecopy: (212) 225-5090

                                    Lending Office:

                                    The Bank of Nova Scotia
                                    One Liberty Plaza
                                    New York, New York  10006
                                    Attention:  Ian Hodgart,
                                    Relationship Manager
                                    Telephone: (212) 225-5079
                                    Telecopy: (212) 225-5090






                            (signatures continued)

                                    DRESDNER BANK AG, NEW YORK & GRAND CAYMAN BRANCHES

Revolving Credit                    By:________________________________________
Commitment:
$_______________                    Title:_____________________________________

Tranche A Term Loan Commitment:
$_______________                    By:________________________________________

                                    Title:  ___________________________________
Tranche B Term Loan Commitment:
$_______________
                                    Address for notices:

                                    Dresdner Bank AG
                                    75 Wall Street
                                    New York, New York  10005
                                    Attention:  Jane A. Majeski, Vice President
                                    Telephone: (212) 429-2191
                                    Telecopy: (212) 429-4181

                                    Lending Office:

                                    Dresdner Bank AG
                                    75 Wall Street
                                    New York, New York  10005-2889
                                    Attention:  Jane A. Majeski, Vice President
                                    Telephone: (212) 429-2191
                                    Telecopy: (212) 429-4181




                            (signatures continued)

                                    THE CIT GROUP/EQUIPMENT FINANCING, INC.


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________


Tranche B Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    The CIT Group/Equipment Financing, Inc.
                                    900 Ashwood Parkway, Suite 600
                                    Atlanta, Georgia  30338
                                    Attention:  UPI Credit Notice
                                    Telephone:  (770) 551-7800
                                    Telecopy:  (770) 399-9823

                                    Lending Office:

                                    The CIT Group/Equipment Financing, Inc.
                                    900 Ashwood Parkway, Suite 600
                                    Atlanta, Georgia  30338
                                    Attention:  Joe O'Laughlin
                                    Telephone:  (770) 677-3471
                                    Telecopy:  (770) 677-3419





                             (signatures continued)

                                    BANQUE NATIONALE DE PARIS


Revolving Credit                    By:__________________________
Commitment:
$7,000,000.00                       Title:_______________________

Tranche A Term Loan Commitment:
$2,600,000.00                       By:_________________________

Tranche B Term Loan Commitment:     Title:______________________

$3,400,000.00                       Address for notices:

                                    Banque Nationale de Paris
                                    499 Park Avenue, 9th Floor
                                    New York, New York  10022
                                    Attention:  Serge Desrayaud, Vice President
                                    Telephone:  (212) 415-9638
                                    Telecopy:  (212) 415-9805

                                    Lending Office:

                                    Banque Nationale de Paris
                                    499 Park Avenue, 9th Floor
                                    New York, New York  10022
                                    Attention:  Serge Desrayaud, Vice President
                                    Telephone:  (212) 415-9638
                                    Telecopy:  (212) 415-9805








                             (signatures continued)

                                    CITY NATIONAL BANK


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    City National Bank
                                    400 North Roxbury Drive, 3rd Floor
                                    Beverly Hills, California  90210
                                    Attention:  Rod P. Bollins, Vice President
                                    Telephone: (310) 888-6149
                                    Telecopy: (310) 888-6152

                                    Lending Office:

                                    City National Bank
                                    400 North Roxbury Drive, 3rd Floor
                                    Beverly Hills, California  90210
                                    Attention:  Rod P. Bollins, Vice President
                                    Telephone: (310) 888-6149
                                    Telecopy: (310) 888-6152







                             (signatures continued)

                                    FIRST HAWAIIAN BANK


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    First Hawaiian Bank
                                    999 Bishop Street, 11th Floor
                                    Honolulu, Hawaii  96813
                                    Attention:  James C. Polk
                                    Telephone:  (808) 525-8179
                                    Telecopy:  (808) 525-8975

                                    Lending Office:

                                    First Hawaiian Bank
                                    999 Bishop Street, 11th Floor
                                    Honolulu, Hawaii  96813
                                    Attention:  James C. Polk
                                    Telephone:  (808) 525-8179
                                    Telecopy:  (808) 525-8975








                              (signatures continued)

                                    THE FUJI BANK, LIMITED, LOS ANGELES AGENCY


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    The Fuji Bank, Limited, Los Angeles Agency
                                    333 South Hope Street, 39th Floor
                                    Los Angeles, California  90071
                                    Attention:  Jay Schwartz, Vice President
                                    Telephone: (213) 253-4149
                                    Telecopy: (213) 253-4178

                                    Lending Office:

                                    The Fuji Bank, Limited, Los Angeles Agency
                                    333 South Hope Street, 39th Floor
                                    Los Angeles, California  90071
                                    Attention:  Jay Schwartz, Vice President
                                    Telephone: (213) 253-4149
                                    Telecopy: (213) 253-4178





                             (signatures continued)

                                    STATE STREET BANK AND TRUST COMPANY


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    State Street Bank and Trust Company
                                    225 Franklin Street, 2nd Floor
                                    Boston, Massachusetts  02110
                                    Attention:  Diane Rooney
                                    Telephone:  (617) 664-4963
                                    Telecopy:  (617) 664-3708

                                    Lending Office:

                                    State Street Bank and Trust Company
                                    225 Franklin Street, 2nd Floor
                                    Boston, Massachusetts  02110
                                    Attention:  Diane Rooney
                                    Telephone:  (617) 664-4963
                                    Telecopy:  (617) 664-3708







                             (signatures continued)

                                   SUNTRUST BANK, CENTRAL FLORIDA, N.A.


Revolving Credit                   By:  _________________________________
Commitment:
$_______________                   Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    SunTrust Bank, Central Florida, N.A.
                                    200 South Orange, Tower 10
                                    Orlando, Florida  32801
                                    Attention:  Kimberly Evans
                                    Telephone:  (407) 237-4311
                                    Telecopy:  (407) 237-5126

                                    Lending Office:

                                    SunTrust Bank, Central Florida, N.A.
                                    200 South Orange, Tower 10
                                    Orlando, Florida  32801
                                    Attention:  Kimberly Evans
                                    Telephone:  (407) 237-4311
                                    Telecopy:  (407) 237-5126







                            (signatures continued)

                                    COMPAGNIE FINANCIERE DE CIC ET DE
                                    l'UNION EUROPEENNE


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    Compagnie Financiere de CIC et de
                                    l'Union Europeenne
                                    520 Madison Avenue
                                    New York, New York  10286
                                    Attention:  Marcus Edwards
                                    Telephone:  (212) 715-4427
                                    Telecopy:  (212) 715-4535

                                    Lending Office:

                                    Compagnie Financiere de CIC, et de
                                    l'Union Europeenne
                                    520 Madison Avenue
                                    New York, New York  10286
                                    Attention:  Marcus Edwards
                                    Telephone:  (212) 715-4427
                                    Telecopy:  (212) 715-4535







                            (signatures continued)

                                    MICHIGAN NATIONAL BANK


Revolving Credit                    By:  _________________________________
Commitment:
$_______________                    Title:________________________________

Tranche A Term Loan Commitment:
$_______________

Tranche B Term Loan Commitment:     Address for notices:
$_______________
                                    Michigan National Bank
                                    27777 Inkster
                                    Specialty Industries 10-36
                                    Farmington Hills, Michigan  48334
                                    Attention:  Jeffrey W. Billig
                                    Telephone: (248) 473-4329
                                    Telecopy: (248) 473-4345

                                    Lending Office:

                                    Michigan National Bank
                                    27777 Inkster
                                    Specialty Industries 10-36
                                    Farmington Hills, Michigan  48334
                                    Attention:  Jeffrey W. Billig
                                    Telephone: (248) 473-4329
                                    Telecopy: (248) 473-4345

                                 SCHEDULE 5.4

                             MATERIAL FCC LICECSES



Primary Broadcast        City of                                                     License
-----------------        -------                                                     -------
Station License          License                   Frequency                         Expiration
---------------          -------                   ----------                        ----------

WIXT(TV)                 Syracuse, NY              Ch. No. 9 (186-192 MHz)           June 1, 1999

WIVT(TV)                 Binghamton, NY            Ch. No. 34 (590-596 MHz)          June 1, 1999

KCBA(TV)                 Salinas, CA               Ch. No. 35 (596-602 MHz)          Dec. 1, 1998 /1/

KFTY(TV)                 Santa Rosa, CA            Ch. No. 50 (686-692 MHz)          Dec. 1, 2006

KKTV(TV)                 Colorado Springs, CO      Ch. No. 11 (198-204 MHz)          April 1, 2006

KVOS(TV)                 Bellingham, WA            Ch. No. 12 (204-210 MHz)          Feb. 1, 1999 /2/

KGET(TV)                 Bakersfield, CA           Ch. No. 17 (488-494 MHz)          Dec. 1, 2006

KVIQ(TV)                 Eureka, CA                Ch. No. 6 (82-88 MHz)             Dec. 1, 2006

KHHO(AM)                 Tacoma, WA                Ch. No. N/A (850 KHz)             Feb. 1, 2006

KJR(AM)                  Seattle, WA               Ch. No. N/A (950 KHz)             Feb. 1, 2006

KJR-FM                   Seattle, WA               Ch. No. 239C (95.7 MHz)           Feb. 1, 2006

KUBE(FM)                 Seattle, WA               Ch. No. 227C (93.3 MHz)           Feb. 1, 2006

/1/ Application for Renewal of License submitted to FCC on July 31, 1998 (File No. BRCT-980731KS), Public Notice dated August 25, 1998.

/2/ Application for Renewal of License submitted to FCC on October 1, 1998 (File No. BRCT-981001LL), Public Notice dated October 19, 1998.

                                 SCHEDULE 5.5

                                  LITIGATION


1.   Van Alstyne v. Ackerley Communications, Inc., et al. Complaint filed June
     7, 1996 in the U.S. District Court for the Northern District of New York.

2.   Lambert v. Ackerley et al. Complaint filed December 12, 1994 in the U.S.
     District Court for the Western District of Washington.

3. RSA Media, Inc. v. AK Media Group, Inc. Complaint filed June 4, 1997 in the U.S. District Court for the District of Massachusetts.

                                 SCHEDULE 5.7

                                 SUBSIDIARIES


Subsidiaries Owned by Borrower
------------------------------

Subsidiary                                     Percentage of Ownership

Ackerley Airport Advertising, Inc.                  100%

AK Media Group, Inc.                                100%

Central NY News, Inc.                               100%

SSI, Inc.                                           100%

TC Aviation, Inc.                                   100%

Subsidiaries Owned by AK Media Group, Inc.
------------------------------------------

Subsidiary                                    Percentage of Ownership

Ackerley Communications of Massachusetts, Inc.      100%
 (Inactive)

KVOS TV, Ltd.                                       100%

                                 SCHEDULE 5.17

                                   INSURANCE




See attached schedule.

                              THE ACKERLEY GROUP
                             Schedule of Policies

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            Effective      Expiration
Coverage Description              Company                               Policy Number         Date           Date         Premium
-----------------------------------------------------------------------------------------------------------------------------------
Property & Inland Marine          Commonwealth Insurance Company        CICA1246            06/30/98       06/30/99       $286,053
Excess Property & Inland Marine   TIG Insurance Company                 XPT37954061         06/30/98       06/30/99        118,625
Boiler & Machinery                Pacific Indemnity Company             76400889            06/01/98       06/01/99          1,206
Auto & General Liability          Fidelity & Guaranty Insurance         1CP30030187001      06/30/98       06/30/99        337,094
Workers' Compensation             Employers Insurance of Wausau         481900000431        06/30/98       06/30/99         82,127
Workers' Compensation             Employers Insurance of Wausau         481902000431        06/30/98       06/30/99         64,041
Workers' Compensation             Employers Insurance of Wausau         482900000431        06/30/98       06/30/99         14,000
Commercial Umbrella               Federal Insurance Company             79663950            06/30/98       06/30/99         92,700
Broadcasters Liability            Employers Reinsurance Company         BR04603-3           06/30/98       06/30/99         38,691
Commercial Package                Royal Insurance Company of Canada     62324051            06/30/98       06/30/99          3,520
Railroad Protective Liability     Fidelity & Guaranty Insurance         RPL30000936901      06/30/98       06/30/99          1,200
Aviation                          American Home Insurance               HL338659202         06/29/98       06/29/99        131,395
Aviation                          United States Aviation Underwriters   400AC40333          06/29/98       06/29/99        134,450
Aviation                          CIGNA Insurance Company               ATA017305           06/29/98       06/29/99         29,863
Aviation                          Lloyds of London                      AM9800831           06/29/98       06/29/99        199,786
Aviation                          Various Subscribing Insurance Cos.    360AC254070         07/16/98       07/16/99         49,346
Aviation                          Lloyds of London                      TBD                 08/04/98       06/29/99         45,050
Hull War Risk                     Lloyds of London                      AM9800832           06/29/98       06/29/99          4,500
Directors & Officers Liability    National Union Fire Ins. Co. of PA    D07704887           12/30/97       12/30/00        410,750
Excess Directors & Officers       Reliance National Insurance Company   NDA014328997        12/30/97       12/30/00        191,250

                                 SCHEDULE 5.18

                              MATERIAL CONTRACTS


Note Agreements between the Company and certain insurance companies, dated as of December 1, 1989.

Amendment No. 1 dated October 18, 1991 to Note Agreements dated December 1,
1989.

Agreements of Waiver and Amendment dated September 30, 1990.

Implementation and Waiver Agreement dated October 18, 1991.

Indenture by and among the Company, various guarantors, and The Bank of New York, dated December 14, 1998.

Registration Rights Agreement by and among the Company, Salomon Smith Barney, Inc., First Union Capital Markets, and Fleet Securities, Inc., dated December 14, 1998.

The Company's Employee Stock Option Plan, as amended and restated on June 10, 1998.

Nonemployee-Director's Equity Compensation Plan, amended and restated on March 12, 1997.

Premises Use and Occupancy Agreement between The City of Seattle and SSI, Inc. dated March 2, 1994.

Asset Purchase Agreement between AK Media Group, Inc. and Harron Television of Monterey, dated November 3, 1998.

Time Brokerage Agreement between AK Media Group, Inc. and Harron Television of Monterey, dated April 24, 1996.

                                 SCHEDULE 5.18

                              MATERIAL CONTRACTS


Asset Purchase Agreement between AK Media Group, Inc. and Seal Rock Broadcasters, L.L.C., dated November 2, 1998.

Time Brokerage Agreement between AK Media Group, Inc. and Seal Rock Broadcasters, L.L.C., dated November 2, 1998.

Guaranty Agreement between The Ackerley Group, Inc. and First Union National Bank, as agent, dated April 24, 1996.

Time Brokerage Agreement between Central NY News, Inc. and Utica Television Partners, L.L.C., dated June 30, 1997.

Guaranty Agreement between The Ackerley Group, Inc. and First Union National Bank, as agent, dated June 30, 1997.

Purchase Agreement by and among AK Media Group, Inc. and Sinclair
Communications, Inc., dated September 25, 1998, regarding television station WOKR, Rochester, New York.

Acquisition Agreement by and among AK Media Group, Inc. and Wicks Broadcast Group Limited Partnership, dated November 30, 1998, regarding television station KMTR, Eugene, Oregon, and related broadcast stations.

Asset Exchange Agreement between AK Media Group, Inc., Benedek Broadcasting Corporation and Benedek License Corporation, dated December 30, 1998.

Aircraft Lease between TC Aviation, Inc. and Fleet Capital Corporation, dated July 11, 1996.

Private Carrier Agreement between SS Aviation, Inc. and SSI, Inc., dated June 29, 1990.

                                 SCHEDULE 8.2

                   INDEBTEDNESS EXISTING ON THE CLOSING DATE
                       All Dollars in Thousands (000's)

Revolver                                                                                 $ 61,813

9% Senior Subordinated Notes                                                              175,000

10.48% Senior Subordinated Notes                                                           20,000

Loans Related to Sonics Aircraft                                                           15,423

Letters of Credits                                                                          3,750

Deferred Compensation                                                                       2,180

Capital Lease Obligation                                                                    5,686

Contingent Obligations Attributable to Guaranties                                          10,430

Total Indebtedness Existing on Closing Date                                              $294,282
                                                                                         ========

                                 SCHEDULE 8.3

                                     LIENS


The following are the Borrower's liens in existence on the closing date:

1. Liens related to the Consent to Sublease and Assignment among Fleet Capital Corporation, TC Aviation, Inc. and AK Media Group, Inc. (formerly Ackerley Communications Group, Inc.) pledging the sublease as security for the operating lease of the Company corporate jet.

2. Lien on certain assets of the Key Arena for the Capital Lease Obligation on Key Arena leasehold assets.

3. Security Agreement and related liens to secure the Promissory Notes in the aggregate principal amount of $15,000,000 to the order of KeyCorp Leasing regarding the purchase of the Sonics jet.

                                 SCHEDULE 8.5

                     INVESTMENTS EXISTING AT CLOSING DATE


The following are the Borrower's investments in existence on the closing date:

1.      Investment in The National Basketball Association (A Joint Venture).

2.      Investment in The NBA Market Extension Partnership.

3.      Investment in NBA Properties, Inc.

                                  SCHEDULE 8.7

                         TRANSACTIONS WITH AFFILIATES




The following are the Borrower's transactions with affiliates:

2. From time to time, the Borrower advances funds to Barry A. Ackerley and other executive officers for their personal use. For the year ended December 31, 1998, the aggregate outstanding principal amount of loans to Barry Ackerley was $2,062,339 and to all other officers and directors was $376,000. Interest on this indebtedness accrues and is imputed at the same rate as that charged to the Borrower on its senior bank debt./1/



---------------------------------
/1/ Loans and advances to the Company's management will not exceed $5 million in aggregate at any one time.

                                 SCHEDULE 8.16

                           EXISTING FHS INDEBTEDNESS

The following are the Borrower's transactions with affiliates:

    From time to time, the Borrower advances funds to Barry A. Ackerley and other executive officers for their personal use. For the year ended December 31, 1998, the aggregate outstanding principal amount of loans to Barry Ackerley was $2,062,339 and to all other officers and directors was $376,000. Interest on this indebtedness accrues and is imputed at the same rate as that charged to the Borrower on its senior bank debt.1

1 Loans and advances to the Company's management will not exceed $5 million in aggregate at any one time.



The following is the indebtedness of Full House Sports & Entertainment, a division of AK Media Group, Inc.:

     Indebtedness in the amount of $1,905,848 under certain deferred compensation agreements.

                                  EXHIBIT A-1
                                  -----------


                           Borrower's Taxpayer Identification No. _____________


                                    FORM OF
                              TRANCHE A TERM NOTE


___________$                                                   January ___, 1999
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, THE ACKERLEY GROUP, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of

     ______________________________ (the "Lender"), at the offices of FIRST
UNION NATIONAL BANK (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of January __, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, FLEET BANK, N.A., as Documentation Agent and FIRST UNION NATIONAL BANK, as Administrative Agent, the principal sum of

     __________________________ DOLLARS ($___________), under the terms and conditions of this promissory note (this "Tranche A Term Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Tranche A Term Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Tranche A Term Note is one of a series of Tranche A Term Notes referred to in the Credit Agreement and is issued to evidence the Tranche A Term Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Tranche A Term Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Tranche A Term
Note is entitled to the benefits of and remedies provided in the Credit Agreement and other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Tranche A Term Note.

     In the event of an acceleration of the maturity of this Tranche A Term Note, this Tranche A Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Tranche A Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Tranche A Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Tranche A Term Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                                      THE ACKERLEY GROUP, INC.


                                      By: _______________________________

                                      Title: ______________________________

                                  EXHIBIT A-2
                                  -----------

                             Borrower's Taxpayer Identification No. __________


                                    FORM OF
                              TRANCHE B TERM NOTE


___________$                                                   January ___, 1999
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, THE ACKERLEY GROUP, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of

     ______________________________ (the "Lender"), at the offices of FIRST
UNION NATIONAL BANK (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of January __, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, FLEET BANK, N.A., as Documentation Agent and FIRST UNION NATIONAL BANK, as Administrative Agent, the principal sum of

     __________________________ DOLLARS ($___________), under the terms and conditions of this promissory note (this "Tranche B Term Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Tranche B Term Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Tranche B Term Note is one of a series of Tranche B Term Notes referred to in the Credit Agreement and is issued to evidence the Tranche B Term Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Tranche B Term Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Tranche B Term
Note is entitled to the benefits of and remedies provided in the Credit Agreement and other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Tranche B Term Note.

     In the event of an acceleration of the maturity of this Tranche B Term Note, this Tranche B Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Tranche B Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Tranche B Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Tranche B Term Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                                THE ACKERLEY GROUP, INC.


                                By: _______________________________

                                Title: ____________________________

                                  EXHIBIT A-3
                                  -----------


                            Borrower's Taxpayer Identification No. _____________


                                    FORM OF
                                REVOLVING NOTE


___________$                                                   January ___, 1999
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, THE ACKERLEY GROUP, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of

     ______________________________ (the "Lender"), at the offices of FIRST
UNION NATIONAL BANK (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of January __, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, FLEET BANK, N.A., as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent, the principal sum of

     __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Lender, under the terms and conditions of this promissory note (this "Revolving Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Revolving Note is one of a series of Revolving Notes referred to in the Credit Agreement and is issued to evidence the Revolving Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Note.

     In the event of an acceleration of the maturity of this Revolving Note, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Revolving Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                                     THE ACKERLEY GROUP, INC.


                                     By: _______________________________

                                     Title: ____________________________

                                  EXHIBIT B-1
                                  -----------


                                    FORM OF
                              NOTICE OF BORROWING

                                    [Date]


First Union National Bank, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, THE ACKERLEY GROUP, INC. (the "Borrower"), refers to the Credit Agreement, dated as of January __, 1999, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), FLEET BANK, N.A. as Documentation Agent and you, as Administrative Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 2.2(B) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of [Tranche B Term][Revolving]/1/ Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by SECTION 2.2(B) of the Credit Agreement:


            (i) The aggregate principal amount of the Proposed Borrowing is $_______________./2/

            (ii) The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans]./3/

            (iii) The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months]./4/


_______________________
   /1/Select the applicable class of Loans.

   /2/Amount of Proposed Borrowing must comply with Section 2.2(b) of the Credit Agreement.

   /3/Select the applicable Type of Loans.

   /4/Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

            (iv) The Proposed Borrowing is requested to be made on __________________ (the "Borrowing Date")./5/

     The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

          A. Each of the representations and warranties contained in ARTICLE V of the Credit Agreement and in the other Credit Documents is and will be true and correct on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

          B. No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

          C. After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, and (ii) the aggregate Letter of Credit Exposure of all Lenders, will not exceed the aggregate Revolving Credit Commitments.

                                        Very truly yours,

                                        THE ACKERLEY GROUP, INC.


                                        By: _______________________________

                                        Title: ____________________________


_________________________
   /5/Shall be no later than the Business Day of the Borrowing (in the case of Base Rate Loans) or at least three Business Days after the date hereof (in the case of LIBOR Loans). In the case of Tranche B Term Loans, the Proposed Borrowing shall not occur after the Tranche B Term Loan Commitment Expiration Date.

                                  EXHIBIT B-2
                                  -----------


                                    FORM OF
                       NOTICE OF CONVERSION/CONTINUATION

                                    [Date]


First Union National Bank, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, THE ACKERLEY GROUP, INC. (the "Borrower"), refers to the Credit Agreement, dated as of January __, 1999, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), FLEET BANK, N.A. as Documentation Agent and you, as Administrative Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 2.11(B) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]/1/ of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by
SECTION 2.11(B) of the Credit Agreement:

            (i) The Proposed [Conversion] [Continuation] is requested to be made on _______________./2/


            (ii) The Proposed [Conversion] [Continuation] involves $____________/3/ in aggregate principal amount of [Tranche A Term] [Tranche B Term] [Revolving]/4/ Loans made pursuant to a Borrowing on ________________,/5/ which Loans are presently


___________________________
   /1/Insert "conversion" or "continuation" throughout the notice, as applicable.

   /2/Shall be no later than the Business Day of the Conversion (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable to such LIBOR Loans.

   /3/Amount of Proposed Conversion or Continuation must comply with Section 2.11(b) of the Credit Agreement.

   /4/Select the applicable Class of Loans.

   /5/Insert the applicable Borrowing Date for the Loans being converted or continued.

     maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans]./6/

            [(iii) The initial Interest Period for the Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].]/7/

     The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].


                                    Very truly yours,

                                    THE ACKERLEY GROUP, INC.


                                    By: ______________________________

                                    Title: ___________________________


____________________________
   /6/Complete with the applicable bracketed language.

   /7/Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

                                  EXHIBIT B-3
                                  -----------


                                    FORM OF
                            LETTER OF CREDIT NOTICE

                                    [Date]


First Union National Bank, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

First Union National Bank, as
 Issuing Lender
One First Union Center, 5th Floor
301 South College Street
Charlotte, North Carolina 28288-0735
Attention: _______________________

Ladies and Gentlemen:

     The undersigned, THE ACKERLEY GROUP, INC. (the "Borrower"), refers to the Credit Agreement, dated as of January __, 1999, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), FLEET BANK, N.A. as Documentation Agent and you, as Administrative Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 3.2 of the Credit Agreement, hereby gives you, as Issuing Lender, irrevocable notice that the Borrower requests the issuance of a Letter of Credit for its account under the Credit Agreement, and to that end sets forth below the information relating to such Letter of Credit (the "Requested Letter of Credit") as required by SECTION 3.2 of the Credit
Agreement:

            (i) The Business Day on which the Requested Letter of Credit is requested to be issued is _______________./1/

            (ii) The Stated Amount of the Requested Letter of Credit is $____________.

            (iii)  The expiry date of the Requested Letter of Credit is
     ______________.

            (iv) The name and address of the beneficiary of the Requested Letter of Credit is _____________________________________________________


_________________________
   /1/Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) after the date hereof.

     The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:

            A. Each of the representations and warranties contained in ARTICLE V of the Credit Agreement and in the other Credit Documents is and will be true and correct on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the issuance of the Requested Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

            B. No Default or Event of Default has occurred and is continuing or would result from the issuance of the Requested Letter of Credit;

            C. After giving effect to the issuance of the Requested Letter of Credit, the sum of (i) the aggregate principal amount of Revolving Loans outstanding and (ii) the aggregate Letter of Credit Exposure of all Lenders, will not exceed the aggregate Revolving Credit Commitments; and

            D. After giving effect to the issuance of the Requested Letter of Credit, the sum of (i) the aggregate principal amount of Revolving Loans outstanding and (ii) the aggregate Letter of Credit Exposure of all Lenders, will not exceed the aggregate Revolving Credit Commitments.

                                Very truly yours,

                                THE ACKERLEY GROUP, INC.


                                By: ______________________________

                                Title: ___________________________

                                   EXHIBIT C
                                   ---------


                                    FORM OF
                            COMPLIANCE CERTIFICATE


     THIS CERTIFICATE is given pursuant to SECTION 6.2(A) of the Credit Agreement, dated as of __________, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among THE ACKERLEY GROUP, INC. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

     The undersigned hereby certifies that:

     1.  He is a duly elected Financial Officer of the Borrower.

     2. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _____________, and for the [________- month period] [year] then ended, required to be delivered under SECTION [6.1(A)][6.1(B)] of the Credit Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]/1/ and fairly present the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

     4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

____________
     /1/Insert in the case of quarterly financial statements.

     5. Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in
ARTICLE VII of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.


                         THE ACKERLEY GROUP, INC.


                         By: _______________________________________

                         Name: _____________________________________

                         Title: ____________________________________

                                 ATTACHMENT A

                         COVENANT COMPLIANCE WORKSHEET


          A.  LEVERAGE RATIO (SECTION 7.1(A) OF THE CREDIT AGREEMENT)

--------------------------------------------------------------------------------
(1)  Consolidated Funded Debt of the Borrower and its
     Subsidiaries as of the date of determination
     (without duplication):
------------------------------------------------------------------------------
     (a)  Aggregate indebtedness and obligations of
          Borrower and its Subsidiaries for borrowed money
          or in respect of loans or advances of any kind as   $_______
          of the date of determination

------------------------------------------------------------------------------
     (b)  Aggregate obligations of Borrower and its
          Subsidiaries evidenced by notes, bonds,
          debentures or similar instruments as of the date    $_______
          of determination

------------------------------------------------------------------------------
     (c)  Aggregate reimbursement obligation of
          Borrower and its Subsidiaries with respect to
          surety bonds, letters of credit, and bankers'
          acceptances as of the date of determination,
          excluding obligations in respect of performance
          bonds the outstanding amount of which do not        $_______
          exceed $20,000,000

------------------------------------------------------------------------------
     (d)  Aggregate obligation of Borrower and its
          Subsidiaries to pay the deferred purchase price
          of property or services as of the date of           $_______
          determination

------------------------------------------------------------------------------
     (e)  Aggregate indebtedness created or arising
          under any conditional sale or other title
          retention agreement with respect to property
          acquired by the Borrower or its Subsidiaries as
          of the date of determination                        $_______

------------------------------------------------------------------------------

------------------------------------------------------------------------------
     (f)  Capital Lease Obligations as of the date of         $_______
          determination

------------------------------------------------------------------------------
     (g)  All Disqualified Capital Stock issued by the
          Borrower or its Subsidiaries to the extent in
          excess of the greater of such Disqualified
          Capital Stock's voluntary or involuntary
          liquidation preference and its maximum fixed        $_______
          repurchase price (but excluding accrued
          dividends) as of the date of determination.

------------------------------------------------------------------------------
     (h)  Aggregate obligations attributable to
          guaranties of Indebtedness of other Persons as of   $_______
          the date of determination

------------------------------------------------------------------------------
     (i)  Aggregate obligations in respect of any
          earned deferred compensation for which the
          Borrower or its Subsidiaries is liable as of the    $_______
          date of determination

------------------------------------------------------------------------------
     (j)  Aggregate indebtedness of the Borrower and
          its Subsidiaries secured by any Lien on any
          property or asset owned or held by the Borrower     $_______
          or its Subsidiaries as of the date of
          determination

------------------------------------------------------------------------------
     (k)  Add Lines 1(a) through 1(j)
                                                                      $_______
------------------------------------------------------------------------------

------------------------------------------------------------------------------
(2)  Consolidated EBITDA for the most recently ended
     four consecutive fiscal quarters (the
     "Measurement Period"*
------------------------------------------------------------------------------
     (a)  Consolidated Net Income during such
          Measurement Period                          $_______

------------------------------------------------------------------------------
     (b) Aggregate tax expense of Borrower and its Subsidiaries during such Measurement Period
                                                      $_______

------------------------------------------------------------------------------
     (c)  Consolidated Interest Expense during such
          Measurement Period                          $_______

------------------------------------------------------------------------------
     (d)  Aggregate depreciation, amortization, and
          other non-cash expenses of the Borrower
          and its Subsidiaries reducing Consolidated
          Net Income of the Borrower and its          $_______
          Subsidiaries during the Measurement Period determined on a consolidated basis in accordance with GAAP

------------------------------------------------------------------------------
     (e)  Add Lines 2(a) through 2(d)                         $_______
------------------------------------------------------------------------------
(3)  Leverage Ratio:
     Divide Line 1(k) by Line 2(e)

------------------------------------------------------------------------------
(4)  Maximum Leverage Ratio as of the date of                 SEE SECTION
     determination                                            7.1(A) OF CREDIT
                                                              AGREEMENT
------------------------------------------------------------------------------

___________
* As applicable, adjusted to exclude operating losses of Full House Sports, per Credit Agreement.

      B.  SENIOR LEVERAGE RATIO (SECTION 7.1(B) OF THE CREDIT AGREEMENT)

--------------------------------------------------------------------------------
(1)  Consolidated Senior Funded Debt as of
     the date of determination

--------------------------------------------------------------------------------
     (a)  Consolidated Funded Debt as of the
          date of determination (from A, Line       $_________
          1(k) above)

--------------------------------------------------------------------------------
     (b)  Subordinated Indebtedness of the
          Borrower and its Subsidiaries as of       $_________
          the date of determination

--------------------------------------------------------------------------------
     (c)  Subtract Line 1(b) from Line 1(a)                       $_________

--------------------------------------------------------------------------------
(2)  Consolidated EBITDA for the most
     recently ended four consecutive fiscal
     quarters (the "Measurement Period")
     (from A, Line 2(e))

--------------------------------------------------------------------------------
(3)  Senior Leverage Ratio: Divide Line 1(c)
     by Line 2                                                     _________

--------------------------------------------------------------------------------
(4)  Maximum Senior Leverage Ratio as of the date                  SEE SECTION
     of determination                                              7.1(B) OF
                                                                   CREDIT
                                                                   AGREEMENT
--------------------------------------------------------------------------------

       C.  INTEREST COVERAGE RATIO (SECTION 7.2 OF THE CREDIT AGREEMENT)

--------------------------------------------------------------------------------
(1)  Consolidated EBITDA for the period of four
     consecutive fiscal quarters ending on the date of           $___________
     determination (the "Measurement Period") (from A,
     Line 2(e))

--------------------------------------------------------------------------------
(2)  Consolidated Interest Expense of the Borrower and
     its Subsidiaries for the Measurement Period                 $___________
     (without duplication)

--------------------------------------------------------------------------------
(3)  Interest Coverage Ratio:
     Divide Line 1 by Line 2                                     ____________

--------------------------------------------------------------------------------
(4)  Minimum Interest Coverage Ratio as of the date of           SEE SECTION 7.2
     determination                                               OF CREDIT
                                                                 AGREEMENT
--------------------------------------------------------------------------------

     D.  FIXED CHARGE COVERAGE RATIO (SECTION 7.3 OF THE CREDIT AGREEMENT)
--------------------------------------------------------------------------------

(1)  Consolidated EBITDA for the period of four
     consecutive fiscal quarters then ending (the                  $___________
     "Measurement Period")(from A, Line 2(e) above)

--------------------------------------------------------------------------------
(2)  Consolidated Fixed Charges during such
     Measurement Period:

--------------------------------------------------------------------------------
     (a)  Consolidated Interest Expense during such
          Measurement Period (from C, Line 2)         $___________

--------------------------------------------------------------------------------
     (b) Aggregate tax expense of Borrower and its Subsidiaries during such Measurement Period $___________

--------------------------------------------------------------------------------
     (c)  Capital Expenditures for such   Measurement $___________
          Period
--------------------------------------------------------------------------------
     (d)  Aggregate amount of principal payments on
          Consolidated Funded Debt scheduled or
          required to have been made by Borrower
          and its Subsidiaries during such period     $___________
          including the aggregate principal amount of the Term Loans due during such Measurement Period

--------------------------------------------------------------------------------
     (e)  Aggregate of all amounts paid by
          Borrower or any of its Subsidiaries during
          such Measurement Period under any LMA
          Agreements attributable to principal being
          paid by the other parties to such LMA       $___________
          Agreements pursuant to their respective
          senior credit facilities.

--------------------------------------------------------------------------------
     (f)  Add Lines 2(a) through 2(e)                 $___________

--------------------------------------------------------------------------------
(3)  Fixed Charge Coverage Ratio:
     Divide Line 1 by Line 2(f)                                    $___________

--------------------------------------------------------------------------------
(4)  Minimum Fixed Charge Coverage Ratio as of the
     date of determination                                          1.05 : 1.00

--------------------------------------------------------------------------------

                                   EXHIBIT D
                                   ---------


                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE


  THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this _____ day of ____________, ____, by and between _________________________ (the
"Assignor") and ________________________ (the "Assignee"). Reference is made to the Credit Agreement, dated as of January __, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among THE ACKERLEY GROUP, INC. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), FLEET BANK, N.A. as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

  The Assignor and the Assignee hereby agree as follows:

  1. Assignment and Assumption.  Subject to the terms and conditions hereof,
     -------------------------
the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and, except as expressly provided herein, without representation or warranty by the Assignor, the interest or interests as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents (in its capacity as a Lender thereunder) with respect to each Class of Loans represented by the percentage interest or interests specified with regard to such Class under the heading "Assigned Share" in Item 4 of Annex I (each such assigned interest, an "Assigned
                    ------    -------
Share"), including, without limitation, (i) in the case of Term Loans, the relevant Assigned Share of all rights and obligations of the Assignor with respect to its Term Loan Commitment (unless terminated), Term Note and Term Loans, and (ii) in the case of Revolving Loans, the relevant Assigned Share of all rights and obligations of the Assignor with respect to its Revolving Credit Commitment, Letter of Credit Exposure, Revolving Notes and Revolving Loans.

  2. The Assignor.  The Assignor (i) represents and warrants that it is the
     ------------
legal and beneficial owner of each interest being assigned by it hereunder, that each such interest is free and clear of any adverse claim, and that as of the date hereof the amount of its Commitments and outstanding Loans of each Class with regard to which an interest is being assigned hereunder (and Letter of Credit Exposure, if applicable) is as set forth in Item 4 of Annex I, (ii)
                                                   ------    -------
except as set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto.

  3. The Assignee.  The Assignee (i) represents and warrants that it is legally
     ------------
authorized to enter into this Assignment and Acceptance, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently required to have been delivered under SECTION
6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) confirms that it is an Eligible Assignee, (v) appoints and authorizes the Administrative Agent to take such actions as agent on its behalf under the Credit Agreement and the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms thereof, together with such other powers and duties as are reasonably incidental thereto, and (vi) agrees that it will perform in accordance with their respective terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender. [To the extent legally entitled to do so, the Assignee will deliver to the Administrative Agent, as and when required to be delivered under the Credit Agreement, duly completed and executed originals of the applicable tax withholding forms described in SECTION 2.17(D) of the Credit Agreement].

  4. Effective Date.  Following the execution of this Assignment and Acceptance
     --------------
by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto, shall be delivered to each of the Administrative Agent and the Borrower (and also to the Administrative Agent, the processing fee referred to in SECTION 11.7(A) of the Credit Agreement). The effective date of this Assignment and Acceptance (the "Effective Date") shall be the earlier of (i) the date of acceptance hereof by the Administrative Agent and the Borrower or (ii) the date, if any, designated as the Effective Date in Item 5 of Annex I (which
                                                      ---- -    -------
date shall be not less than five (5) Business Days after the date of execution hereof by the Assignor and the Assignee). As of the Effective Date, (y) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under the provisions of the Credit Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Effective
Date) and be released from its obligations under the Credit Agreement and the other Credit Documents.

  5. Payments; Settlement.  On or prior to the Effective Date, in consideration
     --------------------
of the sale and assignment provided for herein and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount (to be confirmed between the Assignor and the Assignee) that represents the Assigned Share of the principal amount of the Loans of each relevant Class made by the Assignor and outstanding on the Effective Date (together, if and to the extent the Assignor and the Assignee so elect, with the Assigned Share of any related accrued but unpaid interest, fees and other amounts). From and after the Effective Date, the Administrative Agent will make all payments required to be made by it under the Credit Agreement in respect of each interest assigned hereunder (including, without limitation, all payments of principal, interest and fees in respect of the Assigned Share of the Assignor's Commitments and Loans assigned hereunder) directly

____________
     /1/Insert if the Assignee is organized under the laws of a jurisdiction outside the United States.

to the Assignee. The Assignor and the Assignee shall be responsible for making between themselves all appropriate adjustments in payments due under the Credit Agreement in respect of the period prior to the Effective Date. All payments required to be made hereunder or in connection herewith shall be made in Dollars by wire transfer of immediately available funds to the appropriate party at its address for payments designated in Annex I.
                                   -------

  6. Governing Law.  This Assignment and Acceptance shall be governed by, and
     -------------
construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of laws principles thereof).

  7. Entire Credit Agreement.  This Assignment and Acceptance, together with the
     -----------------------
Credit Agreement and the other Credit Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

  8. Successors and Assigns.  This Assignment and Acceptance shall be binding
     ----------------------
upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

  9. Counterparts.  This Assignment and Acceptance may be executed in any
     ------------
number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.


                              ASSIGNOR:

                              ___________________________________

                              By: _______________________________

                              Title: _____________________________


                              ASSIGNEE:

                              __________________________________


                              By: _______________________________

                              Title: _____________________________


Accepted this _______ day of
______________, 19___:

FIRST UNION NATIONAL BANK, as Administrative Agent


By: __________________________________

Title: _______________________________


Consented and agreed to:

THE ACKERLEY GROUP, INC.


By: __________________________________

Title: _______________________________

                                    ANNEX I
                                    -------

1.   Borrower:  The Ackerley Group, Inc.

2.   Name and Date of Credit Agreement:

     Agreement, dated as of January __, 1999, among The Ackerley Group, Inc., certain Lenders from time to time parties thereto, Fleet Bank, N.A., as Documentation Agent and First Union National Bank, as Administrative Agent.

3.   Date of Assignment and Acceptance:  ________________, 19___.

4.   Amounts:

                                                                             Amount of          Aggregate
                                            Aggregate        Assigned         Assigned        for Assignor
                                          for Assignor        Share/1/         Share       (after assignment)
                                         ---------------  ---------------  --------------  -------------------
(a)  Term Loan Commitment/2/               $__________        _____%         $_________       $___________

(b)  Term Loans                            $__________        _____%         $_________       $___________

(c)  Revolving Credit Commitment           $__________        _____%         $_________       $___________

(d)  Revolving Credit Loans/3/             $__________        _____%         $_________       $___________

(e)  Letter of Credit Exposure             $__________        _____%         $_________       $___________

5.   Effective Date:  ___________________, 19___./4/

6.   Addresses for Payments:
     Assignor:           ______________________________
                         ______________________________
                         Attention: ___________________
                         Telephone: ___________________
                         Telecopy: ____________________
                         Reference: ___________________

______________
/1/Percentage taken to up to ten decimal places, if necessary.

/2/Applicable only to assignments made prior to the Closing Date.

/3/Insert amounts outstanding as of the date of the Assignment and Acceptance.

/4/Shall be a date not less than five Business Days after the date of the Assignment and Acceptance.

     Assignee:           ______________________________
                         ______________________________
                         Attention: ___________________
                         Telephone: ___________________
                         Telecopy: ____________________
                         Reference: ___________________


7.   Addresses for Notices:

     Assignor:           ______________________________
                         ______________________________
                         Attention: ___________________
                         Telephone: ___________________
                         Telecopy: ____________________
                         Reference: ___________________

     Assignee:           ______________________________
                         ______________________________
                         Attention: ___________________
                         Telephone: ___________________
                         Telecopy: ____________________
                         Reference: ___________________

8.   Lending Office of Assignee:
     ______________________________
     ______________________________
     Attention: ___________________
     Telephone: ___________________
     Telecopy: ____________________
     Reference: ___________________

                                   EXHIBIT E
                                   ---------

                               PLEDGE AGREEMENT

              [FILED AS EXHIBIT 10.3 TO REGISTRATION STATEMENT]

                                   EXHIBIT F
                                   ---------

                              SECURITY AGREEMENT

               [FILED AS EXHIBIT 10.2 TO REGISTRATION STATEMENT]

                                   EXHIBIT G
                                   ---------


                                    FORM OF
                              SUBSIDIARY GUARANTY


     THIS SUBSIDIARY GUARANTY, dated as of the _____ day of ______________, ____ (this "Guaranty"), is made by each of the undersigned Subsidiaries of THE ACKERLEY GROUP, INC., a Delaware corporation (the "Borrower"), and each other Subsidiary of the Borrower that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A (a "Guarantor
                                                 ---------
Accession"; the undersigned and such other Subsidiaries of the Borrower, collectively, the "Guarantors"), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.


                                   RECITALS

     A. The Borrower, certain banks and other financial institutions (collectively, the "Lenders"), and First Union National Bank, as agent for the Lenders (in such capacity, the "Agent"), are parties to a Credit Agreement, dated as of January ___, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein.

     B. It is a condition to the continuing extension of credit to the Borrower under the Credit Agreement that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to continue to extend credit to the Borrower under the Credit Agreement, and would not have entered into the Credit Agreement without the agreement of the Borrower to cause its subsidiaries to execute and deliver this Guaranty upon the Borrower's payment in full of its 10.48% Senior Subordinated Notes due 2000.

     C. The Borrower and the Guarantors are engaged in related businesses and undertake certain activities and operations on an integrated basis. As part of such integrated operations, the Borrower, among other things, will advance to the Guarantors from time to time certain proceeds of the Loans made to the Borrower by the Lenders under the Credit Agreement. Each Guarantor will therefore obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty.

                            STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, each Guarantor hereby agrees as follows:

     1.   Guaranty.  (a)  Each Guarantor hereby irrevocably, absolutely and
          --------
unconditionally, and jointly and severally:

          (i) guarantees (a) to the Lenders (including the Issuing Lender in its capacity as such) and the Agent (collectively, the "Guaranteed Parties") the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Borrower under the Credit Agreement and the other Credit Documents, including, without limitation, all principal of and interest on the Loans, all Reimbursement Obligations in respect of Letters of Credit, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (b) to each applicable Lender in its capacity as a counterparty to any Hedge Agreement with the Borrower required or permitted under the Credit Agreement, all obligations of the Borrower under such Hedge Agreement, in each case under (a) and (b) whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this clause (i), collectively, the "Guaranteed Obligations"); and

          (ii) agrees to pay or reimburse upon demand all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder and (z) the Agent in connection with any amendment, modification or waiver hereof or consent pursuant hereto, and to indemnify and hold each Guaranteed Party and its directors, officers, employees, agents and Affiliates harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential, that may at any time be imposed on, incurred by or asserted against any such indemnified party as a result of, arising from or in any way relating to this Guaranty or the collection or enforcement of the Guaranteed Obligations; provided, however, that no indemnified party shall
                             --------  -------
     have the right to be indemnified hereunder for any such claims, losses, costs and expenses to the extent resulting from the gross negligence or willful misconduct of such indemnified party (all liabilities and obligations described in this clause (ii), collectively, the "Other Obligations"; and the Other Obligations, together with the Guaranteed Obligations, the "Total Obligations").

     (b) Notwithstanding the provisions of subsection (a) above and notwithstanding any other provisions contained herein or in any other Credit
Document:

          (i) no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

          (ii) the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the "Maximum Guaranteed Amount") equal to the greatest amount that would not render such Guarantor's obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, "Insolvency Laws"), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (y) applicable law or (z) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties).

     (c) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a "Funding Guarantor") that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Guaranteed Amount" means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such

Guarantor, determined in accordance with the provisions of subsection (b) above; provided that, solely for purposes of calculating the "Adjusted Maximum
--------
Guaranteed Amount" with respect to any Guarantor for purposes of this subsection
(c), any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection (c)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor's right of contribution under this subsection (c) shall be subject to the provisions of SECTION 4. The allocation among Guarantors of their obligations as set forth in this subsection (c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

     (d) The guaranty of each Guarantor set forth in this Section is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Credit Document.

     2.   Guaranty Absolute.  Each Guarantor agrees that its obligations
          -----------------
hereunder are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

          (i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

          (ii) the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

          (iii) the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

          (iv) any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

          (v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

          (vi) the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

          (vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations;

          (viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

          (ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Borrower, any Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (x) the payment in full of the Total Obligations, (y) the termination of the Commitments and the termination or expiration of all Letters of Credit under the Credit Agreement, and (z) the termination of, and settlement of all obligations of the Borrower under, each Hedge Agreement to which the Borrower and any Lender are parties (the events in clauses (x), (y) and (z) above, collectively, the "Termination Requirements").

     3.   Certain Waivers.  Each Guarantor hereby knowingly, voluntarily and
          ---------------
expressly waives:

          (i) presentment, demand for payment, demand for performance, protest and notice of any other kind, including, without limitation, notice of nonpayment or other nonperformance (including notice of default under any Credit Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower and of any of the matters referred to in SECTION 2 and of any rights to consent thereto;

          (ii) any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations of for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security; and, without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North Carolina, as amended from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time;

          (iii) any right or defense based on or arising by reason of any right or defense of the Borrower or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Credit Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

          (iv) any defense based on any Guaranteed Party's acts or omissions in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

          (v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party (including, without limitation, failure of consideration, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims; and

          (vi) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

     4.   Waiver of Subrogation; Subordination. Each Guarantor hereby knowingly,
          ------------------------------------
voluntarily and expressly waives all claims and rights that it may have against the Borrower or any other Guarantor at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including all rights of subrogation to the rights of any of the Guaranteed Parties against the Borrower or any other Guarantor, all rights of indemnity, contribution or reimbursement against the Borrower or any other Guarantor (including rights of contribution as set forth in SECTION 1(C)), all rights to enforce any remedies of any Guaranteed Party against the Borrower or any other Guarantor, and any benefit of, and any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including without limitation the Bankruptcy Code), common law or otherwise. Each Guarantor agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Borrower or any other Subsidiary of the Borrower to such Guarantor, including, without limitation, any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Total Obligations. Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any such rights of subrogation, indemnity, contribution or reimbursement at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Credit Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Additionally, in the event the Borrower or any Subsidiary of the Borrower becomes a "debtor" within the meaning of the Bankruptcy Code, the Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Borrower or such Subsidiary to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Agent all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.

     5.   Representations and Warranties.  Each Guarantor hereby represents and
          ------------------------------
warrants to the Guaranteed Parties as follows:

     (a) Such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the full corporate power and authority to execute, deliver and perform this Guaranty and the other Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted.

     (b) Such Guarantor has taken all necessary corporate action to execute, deliver and perform this Guaranty and each of the other Credit Documents to which it is or will be a party, and has, or on any later date of execution and delivery will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Guaranty constitutes, and each of such other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

     (c) The execution, delivery and performance by such Guarantor of this Guaranty and the other Credit Documents to which it is a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene any Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) result in or require the creation or imposition of any Lien upon any of its properties, other than Liens created pursuant to the Credit Documents.

     (d) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Guarantor of this Guaranty and the other Credit Documents to which it is a party or the legality, validity or enforceability hereof or thereof.

     (e) Except as may be disclosed in the Schedules to the Credit Agreement, there are no actions, investigations, suits or proceedings pending or, to the knowledge of such Guarantor, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting such Guarantor or any of its properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect or (ii) with respect to this Guaranty or any of the other Credit Documents to which such Guarantor is a party.

     (f) Such Guarantor has been provided with a true and complete copy of the executed Credit Agreement, as in effect as of the date it became a party hereto, and its principal officers are familiar with the contents thereof, particularly insofar as the contents thereof relate or apply to such Guarantor.

     6.   Financial Condition of Borrower. Each Guarantor represents that it has
          -------------------------------
knowledge of the Borrower's financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower's ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

     7.   Payments; Application; Set-Off.  (a)  Each Guarantor agrees that, upon
          ------------------------------
the failure of the Borrower to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of SECTION 1(B), forthwith pay or cause to be paid to the Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

     (b) All payments made by each Guarantor hereunder will be made in Dollars to the Agent, without set-off, counterclaim or other defense and, in accordance with the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Section are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein at length.

     (c)  All payments made hereunder shall be applied upon receipt as follows:

          (i) first, to the payment of all Other Obligations owing to the Agent;

          (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Total Obligations owing to the Guaranteed Parties; and

          (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Guaranty, to the Guarantors or any other Person lawfully entitled to receive such surplus.

     (d) For purposes of applying amounts in accordance with this Section, the Agent shall be entitled to rely upon any Guaranteed Party that has entered into a Hedge Agreement with the

Borrower for a determination (which such Guaranteed Party agrees to provide or cause to be provided upon request of the Agent) of the outstanding Guaranteed Obligations owed to such Guaranteed Party under any such Hedge Agreement. Unless it has actual knowledge (including by way of written notice from any such Guaranteed Party) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Agreements or Obligations in respect thereof are in existence between any Guaranteed Party and the Borrower.

     (e) The Guarantors shall remain jointly and severally liable to the extent of any deficiency between the amount of all payments made hereunder and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection
(c) above.

     (f) In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party may, and is hereby authorized by each Guarantor, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Guarantor, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Guaranteed Party to or for the credit or the account of such Guarantor against any or all of the obligations of such Guarantor to such Guaranteed Party hereunder now or hereafter existing, whether or not such obligations may be contingent or unmatured, each Guarantor hereby granting to each Guaranteed Party a continuing security interest in and Lien upon all such deposits and other property as security for such obligations. Each Guaranteed Party agrees to notify any affected Guarantor promptly after any such set-off and application; provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such set-off and application.

     8.   No Waiver. The rights and remedies of the Guaranteed Parties expressly
          ---------
set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     9.   Enforcement.  The Guaranteed Parties agree that, except as provided in
          -----------
SECTION 7(F), this Guaranty may be enforced only by the Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors' obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a "Reclaimed Amount"), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term "Guaranteed Obligations" includes all Reclaimed Amounts that may arise from time to time.

     10.  Amendments, Waivers, etc.  No amendment, modification, waiver,
          ------------------------
discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Agent and such of the Lenders as may be required under the provisions of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

     11.  Addition, Release of Guarantors.  Each Guarantor recognizes that the
          -------------------------------
provisions of the Credit Agreement require Persons that become Subsidiaries of the Borrower and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Agent's actions in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.

     12.  Continuing Guaranty; Term; Successors and Assigns; Assignment;
          --------------------------------------------------------------
Survival.  This Guaranty is a continuing guaranty and covers all of the
--------
Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements (provided that the provisions of clause (ii) of SECTION 1(A) shall survive any
---------
termination of this Guaranty), (ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor
                                          --------  -------
may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Credit Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

     13.  Governing Law; Consent to Jurisdiction; Appointment of Borrower as
          ------------------------------------------------------------------
Representative, Process Agent, Attorney-in-Fact.  (a)  THIS GUARANTY HAS BEEN
-----------------------------------------------
EXECUTED, DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE GUARANTEED PARTIES AND THE GUARANTORS DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR SUCH GUARANTOR. EACH GUARANTOR IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT
                                             --------------------
OF ANY SUCH PROCEEDING.

     (b) EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE ON ITS BEHALF ALL SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING AND ANY OTHER NOTICE OR COMMUNICATION HEREUNDER, CONSENTS THAT ALL SERVICE OF PROCESS UPON IT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH HEREINABOVE (AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED),

AND AGREES THAT SERVICE SO MADE SHALL BE EFFECTIVE AND BINDING UPON SUCH GUARANTOR IN EVERY RESPECT AND THAT ANY OTHER NOTICE OR COMMUNICATION GIVEN TO THE BORROWER AT THE ADDRESS AND IN THE MANNER SPECIFIED HEREIN SHALL BE EFFECTIVE NOTICE TO SUCH GUARANTOR. FURTHER, EACH GUARANTOR DOES HEREBY IRREVOCABLY MAKE, CONSTITUTE AND APPOINT THE BORROWER AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL AUTHORITY IN ITS PLACE AND STEAD AND IN ITS NAME, THE BORROWER'S NAME OR OTHERWISE, AND WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, FROM TIME TO TIME IN THE BORROWER'S DISCRETION TO AGREE ON BEHALF OF, AND SIGN THE NAME OF, SUCH GUARANTOR TO ANY AMENDMENT, MODIFICATION OR SUPPLEMENT TO, RESTATEMENT OF, OR WAIVER OR CONSENT IN CONNECTION WITH, THIS GUARANTY, ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT OR INSTRUMENT PURSUANT HERETO OR THERETO, AND TO TAKE ANY OTHER ACTION AND DO ALL OTHER THINGS ON BEHALF OF SUCH GUARANTOR THAT THE BORROWER MAY DEEM NECESSARY OR ADVISABLE TO CARRY OUT AND ACCOMPLISH THE PURPOSES OF THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS. THE BORROWER WILL NOT BE LIABLE FOR ANY ACT OR OMISSION NOR FOR ANY ERROR OF JUDGMENT OR MISTAKE OF FACT UNLESS THE SAME SHALL OCCUR AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE BORROWER. THIS POWER, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE BY ANY GUARANTOR FOR SO LONG AS THIS GUARANTY SHALL BE IN EFFECT WITH RESPECT TO SUCH GUARANTOR. BY ITS SIGNATURE HERETO, THE BORROWER CONSENTS TO ITS APPOINTMENT AS PROVIDED FOR HEREIN AND AGREES PROMPTLY TO DISTRIBUTE ALL PROCESS, NOTICES AND OTHER COMMUNICATIONS TO EACH GUARANTOR.

     (c) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

     14.  Arbitration; Preservation and Limitation of Remedies.  (a)  Upon
          ----------------------------------------------------
demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Credit Document ("Disputes") between or among the Guarantors and the Guaranteed Parties, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims arising out of or connected with the transactions contemplated by this Guaranty, the Credit Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the

"Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and the Federal Arbitration Act, Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq.
                                                                        -- ---
of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to any Hedge Agreement. The parties do not waive applicable federal or state substantive law except as provided herein.

     (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: [(i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale;] (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and
(iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

     15.  Notices.  All notices and other communications provided for hereunder
          -------
shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered (a) if to any Guarantor, in care of the Borrower and at the Borrower's address for notices set forth in the Credit Agreement and (b) if to any Guaranteed Party, at its address for notices set forth in the Credit Agreement; or to such other address as any of the Persons listed above may designate for itself by like notice to the other Persons listed above; and in each case, with copies to such other Persons as may be specified under the provisions of the Credit Agreement. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or
(iii) if delivered by hand, upon delivery; provided that notices and
                                           --------
communications to the Agent shall not be effective until received by the Agent.

     16.  Severability.  To the extent any provision of this Guaranty is
          ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

     17.  Construction.  The headings of the various sections and subsections of
          ------------
this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

     18.  Counterparts; Effectiveness.  This Guaranty may be executed in any
          ---------------------------
number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its duly authorized officers as of the date first above written.


                                   ACKERLEY AIRPORT ADVERTISING, INC.


                                   By:    ________________________________

                                   Title: ________________________________



                                   ACKERLEY COMMUNICATIONS OF
                                   MASSACHUSETTS, INC.


                                   By:    ________________________________

                                   Title: ________________________________



                                   AK MEDIA GROUP, INC.


                                   By:    ________________________________

                                   Title: ________________________________



                                   CENTRAL NEW YORK NEWS, INC.


                                   By:    ________________________________

                                   Title: ________________________________



                             (signatures continued)

                                   KJR RADIO, INC.


                                   By:    ________________________________

                                   Title: ________________________________



                                   KVOS TV, LTD.


                                   By:    ________________________________

                                   Title: ________________________________



                            (signatures continued)

                                   SSI, INC.


                                   By:    ________________________________

                                   Title: ________________________________



                                   TC AVIATION, INC.


                                   By:    ________________________________

                                   Title: ________________________________



                                   WIXT TV, INC.


                                   By:    ________________________________

                                   Title: ________________________________



                                   WOKR, INC.


                                   By:    ________________________________

                                   Title: ________________________________



Accepted and agreed to:

FIRST UNION NATIONAL BANK, as
 Agent


By:    __________________________________

Title: __________________________________

     The Borrower hereby joins in this Guaranty for purposes of evidencing its consent to, and agreement to perform, the provisions of SECTION 13(B).


                              THE ACKERLEY GROUP, INC.


                              By:    __________________________________

                              Title: __________________________________

                                             Exhibit A to Subsidiary Guaranty
                                             First Union National Bank, as Agent
                                             The Ackerley Group, Inc.
                                             ___________________________________


                              GUARANTOR ACCESSION


     THIS GUARANTOR ACCESSION (this "Accession"), dated as of _____________, ____, is executed and delivered by [NAME OF NEW GUARANTOR], a ______________ corporation (the "Company"), pursuant to the Subsidiary Guaranty referred to hereinbelow.

     Reference is made to the Credit Agreement, dated as of ________________, 1999, among The Ackerley Group, Inc. (the "Borrower"), the Lenders party thereto, and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). In connection with and as a condition to the initial and continued extensions of credit under the Credit Agreement, the Borrower and certain of its subsidiaries have executed and delivered a Subsidiary Guaranty, dated as of ________________, ____ (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), pursuant to which such subsidiaries have guaranteed the payment in full of the obligations of the Borrower under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement). Capitalized terms used herein without definition shall have the meanings given to them in the Subsidiary Guaranty.

     The Borrower has agreed under the Credit Agreement to cause each of its future subsidiaries to become a party to the Subsidiary Guaranty as a guarantor thereunder. The Company is a subsidiary of the Borrower. The Company will obtain benefits as a result of the continued extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Accession. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lenders to continue to extend credit to the Borrower under the Credit Agreement, the Company hereby agrees as follows:

     1. The Company hereby joins in and agrees to be bound by each and all of the provisions of the Subsidiary Guaranty as a Guarantor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 1 of the Subsidiary Guaranty, the Company hereby irrevocably, absolutely and unconditionally, and jointly and severally with each other Guarantor, guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Guaranteed Obligations, and agrees to pay or reimburse upon demand all Other Obligations, all on the terms and subject to the conditions set forth in the Subsidiary Guaranty.

     2. The Company hereby represents and warrants that after giving effect to this Accession, each representation and warranty contained in Section 5 of the Subsidiary Guaranty is true and correct with respect to the Company as of the date hereof, as if such representations and warranties were set forth at length herein.

     3. This Accession shall be a Credit Document (within the meaning of such term under the Credit Agreement), shall be binding upon and enforceable against the Company and its successors and assigns, and shall inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. This Accession and its attachments are hereby incorporated into the Subsidiary Guaranty and made a part thereof.

     IN WITNESS WHEREOF, the Company has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.



                              [NAME OF COMPANY]


                              By:    __________________________________

                              Title: __________________________________

                                  EXHIBIT H-1
                                  -----------

_____________, 1999


First Union National Bank,
as Administrative Agent,

Fleet Bank, N.A. as Documentation Agent, and the Lenders as Parties to the Credit Agreement

     RE:  THE ACKERLEY GROUP, INC.; CREDIT AGREEMENT

Ladies and Gentlemen:

     We are counsel for The Ackerley Group, Inc. ("Borrower"). We have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of January 22, 1999 ("Agreement") among the Borrower, the Lenders, First Union National Bank as Administrative Agent ("Agent"), Fleet Bank, N.A. as Documentation Agent, and Union Bank of California, N.A., KeyBank National Association and Bank of Montreal, Chicago Branch, as co-agents, and providing for Loans and Facility Letters of Credit in the aggregate principal amount of up to $325,000,000. This opinion is being given pursuant to Section 4.1(a)(iii)(A) of the Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement, except that (a) the term "Credit Documents" shall refer only to those Credit Documents executed and delivered by the Borrower and its Subsidiaries on or prior to the Closing Date, (b) the term "State" refers to the State of Washington, (c) the term "Collateral" has the meaning assigned to such term in the Security Agreement, and (d) the term "Recording Office" means, with respect to any county in the State of Washington, the office of such county where a mortgage on real estate located in the county is required to be filed or recorded under applicable Washington law.

     In rendering the opinions expressed in this letter, we have examined and relied upon such records, documents, instruments, certificates of public officials and certificates of officers and employees of and accountants for the Borrower as we have deemed appropriate, including:

     1. The Borrower's Fourth Restated Certificate of Incorporation, as certified to us by the Secretary of State of Delaware on January 11, 1999;

     2. The Borrower's Bylaws, as certified to us by the Borrower's Secretary as of January 21, 1999;

     3. Resolutions of the Borrower's Board of Directors, as adopted at meetings of the Board and by unanimous consent of the members of the Board, with specific reference to actions

Fleet Bank, N.A. & First Union National Bank
January 22, 1999
Page 2

relating to the transactions covered by this opinion, as certified to us by the Borrower's Secretary as of January 21, 1999;

     4.   The Credit Documents;

     5. Certificates of good standing issued by the Secretaries of State of the states of incorporation of the Borrower and its Subsidiaries, variously dated from December 17, 1999 through January 21, 1999.

     In reviewing the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to or reviewed by us as originals, and the conformity to the authentic original documents of all other documents submitted to or examined by us as certified, conformed, or reproduced copies. As to questions of fact material to these opinions, we have relied upon certificates of public officials and statements, certificates or representations, written or oral, of officers or representatives of the Borrower without seeking to independently establish or otherwise verify them, as stated on the certificates and documents furnished to us. Except to the extent we are expressly opining with respect to the Borrower or any of its Subsidiaries having all requisite power and authority, our opinion assumes that the parties to each of the documents to which reference is made above have the power and authority to execute, deliver and perform such documents, and that such documents are valid as to such parties and binding upon such parties in accordance with their terms.

     Whenever a statement in this opinion is qualified by "known to us," "we are not aware," "to the best of our knowledge," or a similar phrase, it is intended to indicate that, during the course of our representation of the Borrower, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of such statement. Any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation, and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Borrower.

     Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth below, it is our opinion that:

     1. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     2. Each of the Borrower and its Subsidiaries has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is a party, to own and hold its property and to engage in its business as presently conducted.

Fleet Bank, N.A. & First Union National Bank
January 22, 1999
Page 3

     3. Each of the Borrower and its Subsidiaries has taken all necessary corporate action to execute, deliver and perform, and has validly executed and delivered, each Credit Document to which it is a party. Each Credit Document to which the Borrower or any Subsidiary is a party constitutes the legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except to the extent that the validity, binding nature, and enforceability of each such Credit Document may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the rights of creditors generally.

     4. The execution, delivery and performance by each of the Borrower and its Subsidiaries of the Credit Documents to which it is a party, and compliance by it with the terms thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene any provisions of any applicable law, rule or regulation of the United States of America or the State or, to the best of our knowledge, any judgment, order, writ, injunction or decree to which it is subject, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens created in favor of the Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its property or assets.

     5. No consent, approval, authorization, exemption or other action by, notice to, or registration or filing with, any Governmental Authority of the United States of America or the State is required in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of the Credit Documents to which it is a party, the legality, validity or enforceability thereof or the consummation of the transactions contemplated thereby.

     6. To the best of our knowledge, there are no actions, investigations, suits or proceedings pending or threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower and its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to any of the Credit Documents, other than as disclosed on Schedule 5.5 to the Credit Agreement.

     7. The authorized capital stock of each of the Subsidiaries of the Borrower, the par value per share and the number of shares issued and outstanding are as follows:

          a. Ackerley Airport Advertising, Inc.: 500 shares of Common Stock, par value $100.00 per share, 10 shares of which are issued and outstanding;

          b. Ackerley Communications of Massachusetts, Inc.: 50,000 shares of Common Stock, par value $.01 per share, 1,000 shares of which are issued and outstanding;

Fleet Bank, N.A. & First Union National Bank
January 22, 1999
Page 4

          c. AK Media Group, Inc.: 10,000 shares of Common Stock, par value $10.00 per share, 1 share of which is issued and outstanding;

          d. Central NY News, Inc.: 50,000 shares of Common Stock, par value $.01 per share, 1,000 shares of which are issued and outstanding;

          e. KVOS TV, Ltd.: 10,000 shares of Common Stock, no par value, 1 share of which is issued and outstanding;

          f. SSI, Inc.: 50,000 shares of Common Stock, par value $1.00 per share, 100 shares of which are issued and outstanding;

          g. TC Aviation, Inc.: 5,000 shares of Common Stock, par value $1.00 per share, 1,000 shares of which are issued and outstanding;

     8. All of the issued and outstanding shares of capital stock of each of the Subsidiaries of the Borrower are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by the Borrower, free and clear of any Liens or other adverse claims or restrictions on transfer.

     9. The provisions of the Pledge Agreement are sufficient to create in favor of the Agent a valid security interest in all right, title and interest of the Borrower in and to the Pledged Stock (as defined in the Pledge Agreement) and the delivery to the Agent of the certificates and instruments evidencing the Pledged Stock, together with continued possession thereof by the Pledgee, will be sufficient to perfect such security interest in such Pledged Stock, free of any adverse claims.

     10. Financing statements on Form UCC-1, in the form of Exhibits A-1 through A-6 hereto ("Financing Statements"), have been duly executed by the Borrower and the Subsidiaries referenced in such statements ("Pledging Subsidiaries"). To the extent that a security interest in the Collateral can be perfected under the Uniform Commercial Code of Washington ("Washington UCC") by the filing of the Financing Statements with the Department of Licensing of the State of Washington (the "Department of Licensing"), and assuming proper filing of such Financing Statements with the Department of Licensing, such filings, together with the execution, delivery and performance of the Security Agreement, are sufficient to perfect the security interest created in favor of the Agent under the Security Agreement in all right, title and interest of the Borrower and the Pledging Subsidiaries in and to the Collateral. To the extent that the Collateral consists of "fixtures" under the Washington UCC, the proper filing of financing statements, complying with the Washington UCC, with the Recording Office of each county in which such fixtures are located would be sufficient to perfect the security interest created in favor of the Agent under the Security Agreement in all right, title and interest of the Borrower and the Pledging Subsidiaries in and to such fixtures.

Fleet Bank, N.A. & First Union National Bank
January 22, 1999
Page 5

     11. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Borrower Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Borrower Act of 1935, as amended.

     12. To the best of our knowledge, neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. The consummation of the transactions contemplated by the Credit Agreement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve system.

     13. If the Credit Documents were governed by the laws of the State of Washington, the fees, interest and other charges payable under the Credit Documents would not violate any usury or similar laws of the State of Washington.

     14. No transfer, filing, stamp, privilege, franchise, indebtedness or other taxes of the State of Washington are required to be paid in connection with the execution, delivery and performance of the Credit Documents (other than UCC filing fees) or as a precondition to the enforcement by the Agent and the Lenders of their rights and remedies under the Credit Documents.

     All of the opinions herein expressed are specifically subject to the following limitations and qualifications:

     A. We have assumed (i) that all parties, other than the Borrower and its Subsidiaries, have complied with all applicable laws, statutes, and regulations relating to their power and authority to enter into the Credit Documents and to effect the transactions contemplated therein, (ii) that the Credit Documents are the legal, valid, and binding obligations of such parties (other than the Borrower and its Subsidiaries) enforceable against them in accordance with their respective terms, (iii) that there are no agreements or other documents between the parties to the Credit Documents that are inconsistent with or that modify the Credit Documents, or would otherwise have an effect on the opinions expressed in this letter, (iv) that each of the Borrower and the Subsidiaries have sufficient rights in the Pledged Stock, and sufficient value has been given, for a security interest in favor of the Agent to attach to the Pledged Stock, (v) the shares of Pledged Stock are evidenced by validly executed certificates that have been delivered and endorsed to, and are in the possession of, the Pledgee for the benefit of the Pledgee and the Lenders, pursuant to the Pledge Agreement, (vi) that the Collateral exists, (vii) each of the Borrower and the Subsidiaries have sufficient rights in the Collateral,

Fleet Bank, N.A. & First Union National Bank
January 22, 1999
Page 6


          and sufficient value has been given, for a security interest in favor of the Agent to attach to the Collateral, and (viii) that there has been no mutual mistake of fact or misunderstanding, fraud, duress, undue influence, or a breach of any applicable obligation of good faith and fair dealing.

     B. The Credit Documents state that they are governed by North Carolina law. Consequently, we have not examined the question of what law would govern the interpretation or enforcement of such documents, and our opinion is based upon the assumption that the internal laws of the State of Washington and the federal laws of the United States would govern the provisions of, and transactions contemplated by, the Credit Documents. We note that if the Credit Documents are not, in fact, valid, binding, and enforceable under the laws of the State of North Carolina, the Credit Documents may not be enforced by a State of Washington court under applicable conflict of law principles. We express no opinion as to whether a court located in the State of Washington would hold that the State of Washington is a proper forum in which to enforce the Credit Documents.

     C. Our opinion in paragraph 1 regarding the Borrower's and each Subsidiary's existence and good standing is based solely on certificates of the Secretaries of State of their respective states of incorporation, variously dated from January __, 1999 through January __, 1999.

     D. Our opinion in paragraph 4 with respect to the violation of any laws or regulations, and our opinion in paragraph 5 with respect to authorizations of and other actions by any Governmental Authority, each is limited to those governmental approvals, filings, registrations, laws, or regulations applicable to transactions of the type described in the Credit Documents and to entities engaged in the types of businesses engaged in by the Borrower and the Subsidiaries, and specifically excludes any opinion related to federal communications laws or FCC matters.

     E. Our opinions in paragraphs 9 and 10 above are limited to the application of Article 9 of the Washington UCC, and we have not attempted to determine the effect on the security interests referenced in that paragraph of any other law of Washington or the laws of any other jurisdiction.

     F. Our opinions in paragraphs 9 and 10 above are subject to the following additional requirements: (i) with respect to "proceeds," as such term is defined in the Washington UCC, compliance with the provisions of
          Section 62A.9-306 of the Washington UCC, subject to the limitations included in that Section; (ii) with respect to a change of name, identity or corporate structure by the Borrower or

Fleet Bank, N.A. & First Union National Bank
January 22, 1999
Page 7

          any Subsidiary, compliance with Section 62A.9-402(7) of the Washington UCC; (iii) with respect to a change of location of the Borrower or any Subsidiary, or the transfer of the Collateral outside of Washington, compliance with Section 62A.9-103 of the Washington UCC; and (iv) the timely filing of proper continuation statements under Section 62A.9-403(2)-(3) of the Washington UCC.

     G. Our opinion in paragraph 13 is based on our understanding and assumption that all proceeds provided under the Credit Documents are to be used for business and commercial purposes and not for family or household purposes.

     H. Our opinion in paragraph 14 excludes any opinion as to whether any taxes of the State of Washington would be required to be paid as a result of any transfer of assets or control of Borrower or any of its Subsidiaries to the Agent or any Lender pursuant to the terms of any Credit Document, including pursuant to any remedy sought in law or equity in connection with an Event of Default.

     I. We express no opinion as to (i) the title or ownership of the Pledged Stock or the Collateral, or (ii) the priority of any lien or security interest created or purported to be created by the Pledge Agreement, the Security Agreement or any of the other Credit Documents.

     J.   We express no opinion as to the enforceability of:

          (1) Provisions relating to the waiver of rights, remedies and defenses;

          (2) Any reservation of the right to pursue inconsistent or cumulative remedies;

          (3) Provisions for payment or reimbursement of costs and expenses (including without limitation attorneys fees) in excess of statutory limits or amounts determined to be reasonable by any court or other tribunal, and any provision for payment of attorneys fees other than to the prevailing party.

          (4) Limitations on the liabilities of parties for their own negligence or misconduct;

          (5) Indemnification provisions with respect to applicable securities laws;

          (6)  Severability provisions; and

          (7)  Availability of equitable remedies.

     K. Our opinions are limited to matters expressly stated herein, and no other opinions may be implied or inferred.

Fleet Bank, N.A. & First Union National Bank
January 22, 1999
Page 8

     L. Our opinions expressed in this letter are qualified in their entirety by the effect, if any, of all matters which may be subject to judicial discretion or general principles of equity or public policy; provided, that such requirements should not, in our opinion, materially diminish or interfere with the practical realization by the Lenders of the rights and benefits intended to be conferred on them by the Credit Documents.

     The attorneys in this firm are members of the Bar of the State of Washington. We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America, the State of Washington, and the Delaware General Corporation Law. For purposes of this opinion, we have assumed, without inquiry or investigation, that all applicable state laws, including the laws of the State of North Carolina under which the Credit Documents are governed, but excluding the Delaware General Corporation Law, are identical to the laws of the State of Washington.

     The opinions expressed in this letter are solely for the benefit of the Administrative Agent, the Documentation Agent and the Lenders and their respective participants, assignees and other transferees. They may not be relied upon in any manner or for any purpose by any other person or entity without our express written consent.

                                   Very truly yours,

                                   GRAHAM & DUNN PC

                                  EXHIBIT H-2
                                  -----------

                                January 22, 1999


First Union National Bank, as Administrative Agent
One First Union Center
301 South College Street
Charlotte, NC 28288

     Re:  The Ackerley Group, Inc.: Credit Agreement

Ladies and Gentlemen:

     We are special counsel respecting Federal Communications Commission ("FCC") matters for The Ackerley Group, Inc. (the "Borrower") and the Subsidiaries. We have represented the Borrower in connection with the execution and delivery of a Credit Agreement dated as of January 22, 1999 (the "Credit Agreement") among the Borrower, the Lenders, First Union National Bank, as Administrative Agent, Fleet Bank, N.A. as Documentation Agent, and Union Bank of California, N.A., Keybank National Association and Bank of Montreal, Chicago Branch, as Co-Agents, providing for term loan facilities in the aggregate principal amount of $150,000,0000 and a reducing revolving credit facility in the initial aggregate principal amount of $175,000,000 (which may be increased by $75,000,000 under certain circumstances).

     Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, except that for purposes hereof the term "Credit Documents" shall refer only to those Credit Documents executed and delivered by the Borrower and its Subsidiaries on or prior to the Closing Date (including the Tranche A Term Notes, the Revolving Notes, the Security Agreement and the Pledge Agreement).

     In connection with rendering this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Credit Documents and such other documents and matters of fact and law as we have deemed necessary for purposes of this opinion. In reviewing the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to or reviewed by us as originals, and the conformity to the authentic original documents of all other documents submitted to us or examined by us as certified, conformed or reproduced copies. As to questions of fact material to these opinions, we have relied upon certificates of public officials and statements, certificates or representations, written or oral, of officers or representatives of the Borrower without seeking to independently establish or otherwise verify them, as stated on the certificates and documents furnished to use. Our opinion assumes that the parties to each of the documents to which reference is made above have the power and authority to execute, deliver and perform such documents, and that such documents are valid as to such parties and binding upon such parties in accordance with their terms.

     Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth below, it is our opinion that:

1. Exhibit A hereto contains a true, correct and complete list of the primary broadcast station licenses issued by the Federal Communications Commission (the "FCC") for the operation of the broadcast stations (the "Broadcast Stations") owned by the Borrower or its Subsidiaries, indicating, for each such license, the date of its expiration.

2. The consummation by the Borrower of the transactions contemplated by the Credit Agreement do not and will not cause a violation of or a default under any of the licenses, permits, consents, approvals and other authorizations issued by the FCC for the operation of the Broadcast Stations owned by the Borrower or its Subsidiaries (the "FCC Licenses"), and all material authorizations, approvals and consents of the FCC under the Communications Act required in connection with the Broadcast Stations have been obtained, are in full force and effect, and have not been reversed, stayed, enjoined, set aside, annulled or suspended.

3. Each material FCC License, including each primary broadcast station license, is valid and in full force and effect, and no such license is subject to any material adverse condition. Each material FCC License has been granted or issued by an action of the FCC which is not subject to administrative or judicial appeal, review or reconsideration by any party or by the FCC on its own motion. We have no reason to believe that any FCC Licenses will not, subject to the filing of renewal applications and payment of any applicable filing fees, be renewed for a full term in the ordinary course.

4. There are (a) no judgments, decrees or orders issued or, to counsel's knowledge, threatened by the FCC with respect to the Borrower or any of its Subsidiaries, (b) to counsel's knowledge, no material complaints, petitions, applications, investigations or other proceedings pending or threatened before the FCC, including, without limitation, any notice of violation, notice of apparent liability or order to show cause, and (c) to counsel's knowledge, no events have occurred that could result in (i) the termination, revocation or adverse modification of any FCC License, or (ii) the imposition of any material financial penalty by the FCC upon the Borrower or any Subsidiary.

5. The Borrower and its Subsidiaries, to counsel's knowledge, have filed with the FCC all material reports, documents, instruments, information and applications required to be filed and have undertaken all other actions required to be taken pursuant to the Act and the rules promulgated thereunder or upon the request of the FCC.

6. The execution, delivery and performance by the Borrower under the Credit Documents (a) do not and will not violate or conflict with any provision of the Act, or with any rule, regulation or published policy of the FCC; (b) do not and will not result in the forfeiture or the suspension or termination, prior to its expiration date, revocation, material impairment, adverse modification or non-renewal of any FCC License; and (c) do not and will not require any consent, authorization or approval of, or notice to or filing with, the FCC.

7. Neither the Agents nor any Lender under the Credit Documents will, solely by reason of the execution, delivery and performance of any of the Credit Documents, be subject to the regulation or the control of the FCC.

     All of the opinions herein expressed are specifically subject to the following limitations and qualifications:

A. We have assumed (i) that all parties have complied with all applicable laws, statutes and regulations relating to their power and authority to enter into the Credit Documents and to effect the transactions contemplated therein,
    (ii) that the Credit Documents are the legal, valid and binding obligations of such parties enforceable against them in accordance with their respective terms, (iii) that there are no agreements or other documents between the parties to the Credit Documents which are inconsistent with or which modify the Credit Documents, and (iv) there has been no mutual mistake of fact or misunderstanding, fraud, duress, undue influence, or a breach of any applicable obligation of good faith and fair dealing;

B. Our representation of the Borrower and the Subsidiaries has been limited to certain specific matters, and we do not represent the Borrower and the Subsidiaries in all matters. Other law firms have performed, and continue to perform, legal services for the Borrower and the Subsidiaries. Accordingly, this opinion is limited to those specific matters within the scope of representation that we have undertaken;

C. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to matters expressly stated herein, and no other opinions may be implied or inferred;

D. Our opinions are qualified in their entirety by the effect, if any, of all matters which may be subject to judicial or administrative discretion or general principles of equity or public policy, or the effect of any applicable bankruptcy, exemption, insolvency, fraudulent conveyance, reorganization or other similar laws, now or hereafter in effect, relating to creditors rights generally; provided, that such requirements should not, in our opinion, materially diminish or interfere with the practical realization by the Lenders of the rights and benefits intended to be conferred on them by the Credit Documents;

E. Our opinions are qualified in their entirety by any limitations on the remedies of specific performance, injunction and other forms of equitable relief, because they are subject to certain standards of equity jurisdiction, equitable defenses and the discretion of the court; and

F. Our opinions are qualified in their entirety by generally applicable laws and judicially created doctrines specifying the methods of enforcement of obligations and/or limiting the availability of certain remedies if a specified remedy is utilized.

     The attorneys in this firm are members of the Bar of the District of Columbia. We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America, the District of Columbia and the laws, rules and regulations of the Federal Communications Commission. We express no opinion as to any scientific or engineering questions pertinent to the Stations. We have not conducted a physical inspection of the Broadcast Stations and this opinion is not based on any condition which might be revealed by such an inspection.

     The opinions expressed in this letter are solely for the benefit of the Managing Agents and the Lenders and their respective participants, assignees and other transferees. They may not be relied upon in any manner or by any other person or entity without our express written consent. We have not been retained, and render no opinion, with respect to any items or matters not specifically referred to herein. This opinion is issued as of the date hereof, and we undertake no obligation to advise you if facts should come to our attention after the date hereof that might change the opinion rendered herein.

                                Very truly yours,


                                Rubin, Winston, Diercks, Harris & Cooke, L.L.P.

                                   Exhibit A

                  The Ackerley Group, Inc. (and subsidiaries)

                      Primary Broadcast Station Licenses


Station License                 Expiration Date
---------------                 ---------------
WIXT(TV)                         June 1, 1999
WIVT(TV)                         June 1, 1999
KCBA(TV)                         Dec. 1, 1998(1)
KFTY(TV)                         Dec. 1, 2006
KKTV(TV)                         April 1, 2006
KVOS(TV)                         Feb. 1, 1999(2)
KGET(TV)                         Dec. 1, 2006
KVIQ(TV)                         Dec. 1, 2006
KHHO(AM)                         Feb. 1, 2006
KJR(AM)                          Feb. 1, 2006
KJR-FM                           Feb. 1, 2006
KUBE(FM)                         Feb. 1, 2006

1. Application for Renewal of License submitted to FCC on July 31, 1998 (File No. BRCT-980731KS), Public Notice dated August 25, 1998. Comments were filed by certain local persons in connection with KCBA license renewal application.

2. Application for Renewal of License submitted to FCC on October 1, 1998 (File No. BRCT-981001LL), Public Notice dated October 19, 1998.

                                  EXHIBIT H-3
                                  -----------

First Union National Bank,
as Administrative Agent,

Fleet Bank, N.A. as Documentation Agent, and the Lenders as Parties to the Credit Agreement

     RE:  THE ACKERLEY GROUP, INC.; CREDIT AGREEMENT

Ladies and Gentlemen:

     We are counsel for The Ackerley Group, Inc. ("Borrower"). We have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of January 22, 1999 ("Agreement") among the Borrower, the Lenders, First Union National Bank as Administrative Agent ("Agent"), Fleet Bank, N.A. as Documentation Agent, and Union Bank of California, N.A., KeyBank National Association and Bank of Montreal, Chicago Branch, as co-agents, and providing for Loans and Facility Letters of Credit in the aggregate principal amount of up to $325,000,000. This opinion is being given pursuant to Section 4.2(a)(ii)(A) of the Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement, except that (a) the term "Credit Documents" refers only to those Credit Documents executed and delivered by the Borrower and its Subsidiaries on or prior to the closing date of the Tranche B Term Loans, (b) the term "State" refers to the State of Washington, (c) the term "Collateral" has the meaning assigned to such term in the Security Agreement, and (d) the term "Recording Office" means, with respect to any county in the State of Washington, the office of such county where a mortgage on real estate located in the county is required to be filed or recorded under applicable Washington law.

     In rendering the opinions expressed in this letter, we have examined and relied upon such records, documents, instruments, certificates of public officials and certificates of officers and employees of and accountants for the Borrower as we have deemed appropriate, including:

     1. The Borrower's Fourth Restated Certificate of Incorporation, as certified to us by the Secretary of State of Delaware on January 11, 1999;

     2. The Borrower's Bylaws, as certified to us by the Borrower's Secretary as of January 21, 1999;

     3. Resolutions of the Borrower's Board of Directors, as adopted at meetings of the Board and by unanimous consent of the members of the Board, with specific reference to actions relating to the transactions covered by this opinion, as certified to us by the Borrower's Secretary as of January 21, 1999;

     4.   The Credit Documents;

     5. Certificates of good standing issued by the Secretaries of State of the states of incorporation of the Borrower and its Subsidiaries, variously dated from December 17, 1999 through January 21, 1999.

     In reviewing the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to or reviewed by us as originals, and the conformity to the authentic original documents of all other documents submitted to or examined by us as certified, conformed, or reproduced copies. As to questions of fact material to these opinions, we have relied upon certificates of public officials and statements, certificates or representations, written or oral, of officers or representatives of the Borrower without seeking to independently establish or otherwise verify them, as stated on the certificates and documents furnished to us. Except to the extent we are expressly opining with respect to the Borrower or any of its Subsidiaries having all requisite power and authority, our opinion assumes that the parties to each of the documents to which reference is made above have the power and authority to execute, deliver and perform such documents, and that such documents are valid as to such parties and binding upon such parties in accordance with their terms.

     Whenever a statement in this opinion is qualified by "known to us," "we are not aware," "to the best of our knowledge," or a similar phrase, it is intended to indicate that, during the course of our representation of the Borrower, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of such statement. Any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation, and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Borrower.

     Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth below, it is our opinion that:

     1. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     2. Each of the Borrower and its Subsidiaries has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is a party, to own and hold its property and to engage in its business as presently conducted.

     3. Each of the Borrower and its Subsidiaries has taken all necessary corporate action to execute, deliver and perform, and has validly executed and delivered, each Credit Document to which it is a party. Each Credit Document to which the Borrower or any Subsidiary is a party constitutes the legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except to the extent that the validity, binding nature, and enforceability of each such Credit Document may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the rights of creditors generally.

     4. The execution, delivery and performance by each of the Borrower and its Subsidiaries of the Credit Documents to which it is a party, and compliance by it with the terms thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene any provisions of any applicable law, rule or regulation of the United States of America or the State or, to the best of our knowledge, any judgment, order, writ, injunction or decree to which it is subject, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens created in favor of the Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its property or assets.

     5. No consent, approval, authorization, exemption or other action by, notice to, or registration or filing with, any Governmental Authority of the United States of America or the State is required in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of the Credit Documents to which it is a party, the legality, validity or enforceability thereof or the consummation of the transactions contemplated thereby.

     6. To the best of our knowledge, there are no actions, investigations, suits or proceedings pending or threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower and its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to any of the Credit Documents, other than as disclosed on Schedule 5.5 to the Credit Agreement.

     All of the opinions herein expressed are specifically subject to the following limitations and qualifications:

     A. We have assumed (i) that all parties, other than the Borrower and its Subsidiaries, have complied with all applicable laws, statutes, and regulations relating to their power and authority to enter into the Credit Documents and to effect the transactions contemplated therein,
          (ii) that the Credit Documents are the legal, valid, and binding obligations of such parties (other than the Borrower and its Subsidiaries) enforceable against them in accordance with their respective terms, (iii) that there are no agreements or other documents between the parties to the

          Credit Documents that are inconsistent with or that modify the Credit Documents, or would otherwise have an effect on the opinions expressed in this letter, (iv) that each of the Borrower and the Subsidiaries have sufficient rights in the Pledged Stock, and sufficient value has been given, for a security interest in favor of the Agent to attach to the Pledged Stock, (v) the shares of Pledged Stock are evidenced by validly executed certificates that have been delivered and endorsed to, and are in the possession of, the Pledgee for the benefit of the Pledgee and the Lenders, pursuant to the Pledge Agreement, (vi) that the Collateral exists, (vii) each of the Borrower and the Subsidiaries have sufficient rights in the Collateral, and sufficient value has been given, for a security interest in favor of the Agent to attach to the Collateral, and (viii) that there has been no mutual mistake of fact or misunderstanding, fraud, duress, undue influence, or a breach of any applicable obligation of good faith and fair dealing.

     B. The Credit Documents state that they are governed by North Carolina law. Consequently, we have not examined the question of what law would govern the interpretation or enforcement of such documents, and our opinion is based upon the assumption that the internal laws of the State of Washington and the federal laws of the United States would govern the provisions of, and transactions contemplated by, the Credit Documents. We note that if the Credit Documents are not, in fact, valid, binding, and enforceable under the laws of the State of North Carolina, the Credit Documents may not be enforced by a State of Washington court under applicable conflict of law principles. We express no opinion as to whether a court located in the State of Washington would hold that the State of Washington is a proper forum in which to enforce the Credit Documents.

     C. Our opinion in paragraph 1 regarding the Borrower's and each Subsidiary's existence and good standing is based solely on certificates of the Secretaries of State of their respective states of incorporation, variously dated from December 17, 1999 through January 21, 1999.

     D. Our opinion in paragraph 4 with respect to the violation of any laws or regulations, and our opinion in paragraph 5 with respect to authorizations of and other actions by any Governmental Authority, each is limited to those governmental approvals, filings, registrations, laws, or regulations applicable to transactions of the type described in the Credit Documents and to entities engaged in the types of businesses engaged in by the Borrower and the Subsidiaries, and specifically excludes any opinion related to federal communications laws or FCC matters.

     E. We express no opinion as to (i) the title or ownership of the Pledged Stock or the Collateral, or (ii) the priority of any lien or security interest created or purported to be created by the Pledge Agreement, the Security Agreement or any of the other Credit Documents.

     F.   We express no opinion as to the enforceability of:

          (1) Provisions relating to the waiver of rights, remedies and defenses;

          (2) Any reservation of the right to pursue inconsistent or cumulative remedies;

          (3) Provisions for payment or reimbursement of costs and expenses (including without limitation attorneys fees) in excess of statutory limits or amounts determined to be reasonable by any court or other tribunal, and any provision for payment of attorneys fees other than to the prevailing party.

          (4) Limitations on the liabilities of parties for their own negligence or misconduct;

          (5) Indemnification provisions with respect to applicable securities laws;

          (6)  Severability provisions; and

          (7)  Availability of equitable remedies.

     G. Our opinions are limited to matters expressly stated herein, and no other opinions may be implied or inferred.

     H. Our opinions expressed in this letter are qualified in their entirety by the effect, if any, of all matters which may be subject to judicial discretion or general principles of equity or public policy; provided, that such requirements should not, in our opinion, materially diminish or interfere with the practical realization by the Lenders of the rights and benefits intended to be conferred on them by the Credit Documents.

     The attorneys in this firm are members of the Bar of the State of Washington. We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America, the State of Washington, and the Delaware General Corporation Law. For purposes of this opinion, we have assumed, without inquiry or investigation, that all applicable state laws, including the laws of the State of North Carolina under which the Credit Documents are governed, but excluding the Delaware General Corporation Law, are identical to the laws of the State of Washington.

     The opinions expressed in this letter are solely for the benefit of the Administrative Agent, the Documentation Agent and the Lenders and their respective participants, assignees and other transferees. They may not be relied upon in any manner or for any purpose by any other person or entity without our express written consent.


                                   Very truly yours,

                                   GRAHAM & DUNN PC

                                  Exhibit H-4

                                    [date]


First Union National Bank, as Administrative Agent
One First Union Center
301 South College Street
Charlotte, NC 28288

     Re:  The Ackerley Group, Inc.: Credit Agreement

Ladies and Gentlemen:

     We are special counsel respecting Federal Communications Commission ("FCC") matters for The Ackerley Group, Inc. (the "Borrower") and the Subsidiaries. We have represented the Borrower in connection with the execution and delivery of a Credit Agreement dated as of January ___, 1999 (the "Credit Agreement") among the Borrower, the Lenders, First Union National Bank, as Administrative Agent, Fleet Bank, N.A. as Documentation Agent, and Union Bank of California, N.A., Keybank National Association and Bank of Montreal, Chicago Branch, as Co-Agents, providing for term loan facilities in the aggregate principal amount of $150,000,0000 and a reducing revolving credit facility in the initial aggregate principal amount of $175,000,000 (which may be increased by $75,000,000 under certain circumstances).

     Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, except that for purposes hereof the term "Credit Documents" shall refer only to those Credit Documents executed and delivered by the Borrower and its Subsidiaries on or prior to the date of the Tranche B Term Notes.

     In connection with rendering this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Credit Documents and such other documents and matters of fact and law as we have deemed necessary for purposes of this opinion. In reviewing the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to or reviewed by us as originals, and the conformity to the authentic original documents of all other documents submitted to us or examined by us as certified, conformed or reproduced copies. As to questions of fact material to these opinions, we have relied upon certificates of public officials and statements, certificates or representations, written or oral, of officers or representatives of the Borrower without seeking to independently establish or otherwise verify them, as stated on the certificates and documents furnished to use. Our

First Union National Bank
[date]
Page 2


opinion assumes that the parties to each of the documents to which reference is made above have the power and authority to execute, deliver and perform such documents, and that such documents are valid as to such parties and binding upon such parties in accordance with their terms.

     Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth below, it is our opinion that:

1. Exhibit A hereto contains a true, correct and complete list of the primary broadcast station licenses issued by the Federal Communications Commission (the "FCC") for the operation of the broadcast stations (the "Broadcast Stations") owned by the Borrower or its Subsidiaries, indicating, for each such license, the date of its expiration.

2. The consummation by the Borrower of the transactions contemplated by the Credit Agreement do not and will not cause a violation of or a default under any of the licenses, permits, consents, approvals and other authorizations issued by the FCC for the operation of the Broadcast Stations owned by the Borrower or its Subsidiaries (the "FCC Licenses"), and all material authorizations, approvals and consents of the FCC under the Communications Act required in connection with the Broadcast Stations have been obtained, are in full force and effect, and have not been reversed, stayed, enjoined, set aside, annulled or suspended.

3. Each material FCC License, including each primary broadcast station license, is valid and in full force and effect, and no such license is subject to any material adverse condition. Each material FCC License has been granted or issued by an action of the FCC which is not subject to administrative or judicial appeal, review or reconsideration by any party or by the FCC on its own motion. We have no reason to believe that any FCC Licenses will not, subject to the filing of renewal applications and payment of any applicable filing fees, be renewed for a full term in the ordinary course.

4. There are (a) no judgments, decrees or orders issued or, to counsel's knowledge, threatened by the FCC with respect to the Borrower or any of its Subsidiaries, (b) to counsel's knowledge, no material complaints, petitions, applications, investigations or other proceedings pending or threatened before the FCC, including, without limitation, any notice of violation, notice of apparent liability or order to show cause, and (c) to counsel's knowledge, no events have occurred that could result in (i) the termination, revocation or adverse modification of any FCC License, or (ii) the imposition of any material financial penalty by the FCC upon the Borrower or any Subsidiary.

5. The Borrower and its Subsidiaries, to counsel's knowledge, have filed with the FCC all material reports, documents, instruments, information and applications required to be filed and have

First Union National Bank
[date]
Page 3


undertaken all other actions required to be taken pursuant to the Act and the rules promulgated thereunder or upon the request of the FCC.

6. The execution, delivery and performance by the Borrower under the Credit Documents (a) do not and will not violate or conflict with any provision of the Act, or with any rule, regulation or published policy of the FCC; (b) do not and will not result in the forfeiture or the suspension or termination, prior to its expiration date, revocation, material impairment, adverse modification or non-renewal of any FCC License; and (c) do not and will not require any consent, authorization or approval of, or notice to or filing with, the FCC.

7. Neither the Agents nor any Lender under the Credit Documents will, solely by reason of the execution, delivery and performance of any of the Credit Documents, be subject to the regulation or the control of the FCC.

          All of the opinions herein expressed are specifically subject to the following limitations and qualifications:

          A. We have assumed (i) that all parties have complied with all applicable laws, statutes and regulations relating to their power and authority to enter into the Credit Documents and to effect the transactions contemplated therein, (ii) that the Credit Documents are the legal, valid and binding obligations of such parties enforceable against them in accordance with their respective terms, (iii) that there are no agreements or other documents between the parties to the Credit Documents which are inconsistent with or which modify the Credit Documents, and (iv) there has been no mutual mistake of fact or misunderstanding, fraud, duress, undue influence, or a breach of any applicable obligation of good faith and fair dealing;

          B. Our representation of the Borrower and the Subsidiaries has been limited to certain specific matters, and we do not represent the Borrower and the Subsidiaries in all matters. Other law firms have performed, and continue to perform, legal services for the Borrower and the Subsidiaries. Accordingly, this opinion is limited to those specific matters within the scope of representation that we have undertaken;

          C. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to matters expressly stated herein, and no other opinions may be implied or inferred;

First Union National Bank
[date]
Page 4


          D. Our opinions are qualified in their entirety by the effect, if any, of all matters which may be subject to judicial or administrative discretion or general principles of equity or public policy, or the effect of any applicable bankruptcy, exemption, insolvency, fraudulent conveyance, reorganization or other similar laws, now or hereafter in effect, relating to creditors rights generally; provided, that such requirements should not, in our opinion, materially diminish or interfere with the practical realization by the Lenders of the rights and benefits intended to be conferred on them by the Credit Documents;

          E. Our opinions are qualified in their entirety by any limitations on the remedies of specific performance, injunction and other forms of equitable relief, because they are subject to certain standards of equity jurisdiction, equitable defenses and the discretion of the court; and

          F. Our opinions are qualified in their entirety by generally applicable laws and judicially created doctrines specifying the methods of enforcement of obligations and/or limiting the availability of certain remedies if a specified remedy is utilized.

          The attorneys in this firm are members of the Bar of the District of Columbia. We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America, the District of Columbia and the laws, rules and regulations of the Federal Communications Commission. We express no opinion as to any scientific or engineering questions pertinent to the Stations. We have not conducted a physical inspection of the Broadcast Stations and this opinion is not based on any condition which might be revealed by such an inspection.

          The opinions expressed in this letter are solely for the benefit of the Managing Agents and the Lenders and their respective participants, assignees and other transferees. They may not be relied upon in any manner or by any other person or entity without our express written consent. We have not been retained, and render no opinion, with respect to any items or matters not specifically referred to herein. This opinion is issued as of the date hereof, and we undertake no obligation to advise you if facts should come to our attention after the date hereof that might change the opinion rendered herein.

                                 Very truly yours,


                                 Rubin, Winston, Diercks, Harris & Cooke, L.L.P.

First Union National Bank
[date]
Page 5

                                   Exhibit A

                   The Ackerley Group, Inc. and Subsidiaries

                      Primary Broadcast Station Licenses


Station License                        Expiration Date
---------------                        ---------------

                                  EXHIBIT H-5
                                  -----------

First Union National Bank,
as Administrative Agent,

Fleet Bank, N.A. as Documentation Agent, and the Lenders as Parties to the Credit Agreement

          RE:  THE ACKERLEY GROUP, INC.; CREDIT AGREEMENT

Ladies and Gentlemen:

          We are counsel for The Ackerley Group, Inc. ("Borrower"). We have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of January ___, 1999 ("Agreement") among the Borrower, the Lenders, First Union National Bank as Administrative Agent ("Agent"), Fleet Bank, N.A. as Documentation Agent, and Union Bank of California, N.A. and KeyBank National Association, as co-agents, and providing for Loans and Facility Letters of Credit in the aggregate principal amount of up to $325,000,000. This opinion is being given pursuant to Section [4.3(A)(II)(A)] of the Agreement.
All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement, except that for purposes of this opinion the term "Credit Documents" refers only to those Credit Documents executed and delivered by the Borrower and its Subsidiaries on or prior to the closing date of the Tranche B Term Loans, and the term "State" refers to the State of Washington.

          In rendering the opinions expressed in this letter, we have examined and relied upon such records, documents, instruments, certificates of public officials and certificates of officers and employees of and accountants for the Borrower as we have deemed appropriate, including:

          (1) The Borrower's Fourth Restated Certificate of Incorporation, as certified to us by the Secretary of State of Delaware on January 11, 1999;

          (2) The Borrower's Bylaws, as certified to us by the Borrower's Secretary as of January, 1999;

          (3) Resolutions of the Borrower's Board of Directors, as adopted at meetings of the Board and by unanimous consent of the members of the Board, with specific reference to actions relating to the transactions covered by this opinion, as certified to us by the Borrower's Secretary as of January, 1999;

           4. The Credit Documents;

           5. Certificates of good standing issued by the Secretaries of State of the states of incorporation of the Borrower and its Subsidiaries, variously dated from December, 17 through January, 21.

           In reviewing the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to or reviewed by us as originals, and the conformity to the authentic original documents of all other documents submitted to or examined by us as certified, conformed, or reproduced copies. As to questions of fact material to these opinions, we have relied upon certificates of public officials and statements, certificates or representations, written or oral, of officers or representatives of the Borrower without seeking to independently establish or otherwise verify them, as stated on the certificates and documents furnished to us. Except to the extent we are expressly opining with respect to the Borrower or any of its Subsidiaries having all requisite power and authority, our opinion assumes that the parties to each of the documents to which reference is made above have the power and authority to execute, deliver and perform such documents, and that such documents are valid as to such parties and binding upon such parties in accordance with their terms.

           Whenever a statement in this opinion is qualified by "known to us," "we are not aware," "to the best of our knowledge," or a similar phrase, it is intended to indicate that, during the course of our representation of the Borrower, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of such statement. Any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation, and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Borrower.

           Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth below, it is our opinion that:

          1. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          2. Each of the Borrower and its Subsidiaries has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is a party, to own and hold its property and to engage in its business as presently conducted.

          3. Each of the Borrower and its Subsidiaries has taken all necessary corporate action to execute, deliver and perform, and has validly executed and delivered, each Credit Document to which it is a party. Each Credit Document to which the Borrower or any Subsidiary is a party (including without limitation each of the Amended and Restated Credit Notes) constitutes the legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against it in accordance with its terms.

          4. The execution, delivery and performance by each of the Borrower and its Subsidiaries of the Credit Documents to which it is a party (including without limitation each of the Amended and Restated Credit Notes), and compliance by it with the terms thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene any provisions of any applicable law, rule or regulation of the United States of America or the State or, to the best of our knowledge, any judgment, order, writ, injunction or decree to which it is subject, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens created in favor of the Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its property or assets.

          5. No consent, approval, authorization, exemption or other action by, notice to, or registration or filing with, any Governmental Authority of the United States of America or the State is required in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of the Credit Documents to which it is a party, the legality, validity or enforceability thereof or the consummation of the transactions contemplated thereby.

          6. To the best of our knowledge, there are no actions, investigations, suits or proceedings pending or threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person,
(i) against or affecting the Borrower and its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to any of the Credit Documents.

          All of the opinions herein expressed are specifically subject to the following limitations and qualifications:

          A. We have assumed (i) that all parties, other than the Borrower and its Subsidiaries, have complied with all applicable laws, statutes, and regulations relating to their power and authority to enter into the Credit Documents and to effect the transactions contemplated therein, (ii) that the Credit Documents are the legal, valid, and binding obligations of such parties (other than the Borrower and its Subsidiaries) enforceable against them in accordance with their respective terms, (iii) that there are no agreements or other documents between the parties to the

             Credit Documents that are inconsistent with or that modify the Credit Documents, or would otherwise have an effect on the opinions expressed in this letter, (iv) each of the Borrower and the Subsidiaries have sufficient rights in the Pledged Stock for a security interest to attach to the Pledged Stock, (v) the shares of Pledged Stock are evidenced by validly executed certificates that have been delivered and endorsed to, and are in the possession of, the Pledgee for the benefit of the Pledgee and the Lenders, pursuant to the Pledge Agreement, (vi) the Lenders have given value to the Borrower pursuant to the Credit Documents, and (vii) there has been no mutual mistake of fact or misunderstanding, fraud, duress, undue influence, or a breach of any applicable obligation of good faith and fair dealing.

          B. The Credit Documents state that they are governed by North Carolina law. Consequently, we have not examined the question of what law would govern the interpretation or enforcement of such documents, and our opinion is based upon the assumption that the internal laws of the State of Washington and the federal laws of the United States would govern the provisions of, and transactions contemplated by, the Credit Documents. We note that if the Credit Documents are not, in fact, valid, binding, and enforceable under the laws of the State of North Carolina, the Credit Documents may not be enforced by a State of Washington court under applicable conflict of law principles. We express no opinion as to whether a court located in the State of Washington would hold that the State of Washington is a proper forum in which to enforce the Credit Documents.

          C. Our opinion in paragraph 1 regarding the Borrower's and each Subsidiary's existence and good standing is based solely on certificates of the Secretaries of State of their respective states of incorporation, variously dated from December 17, 1999, through January 21 1999.

          D. Our opinion in paragraph 4 with respect to the violation of any laws or regulations, and our opinion in paragraph 5 with respect to authorizations of and other actions by any Governmental Authority, each is limited to those governmental approvals, filings, registrations, laws, or regulations applicable to transactions of the type described in the Credit Documents and to entities engaged in the types of businesses engaged in by the Borrower and the Subsidiaries, and specifically excludes any opinion related to federal communications laws or FCC matters.

          E. We express no opinion as to (i) the title or ownership of the Pledged Stock, or (ii) the priority of any lien or security interest created or purported to be created by the Pledge Agreement, the Security Agreement or any of the other Credit Documents.

          F. We express no opinion as to the enforceability of:

             (1) Provisions relating to the waiver of rights, remedies and defenses;

             (2) Any reservation of the right to pursue inconsistent or cumulative remedies;

             (3) Provisions for payment or reimbursement of costs and expenses
                 (including without limitation attorneys fees) in excess of statutory limits or amounts determined to be reasonable by any court other tribunal, and any provision for payment of attorneys fees other than to the prevailing party.

             (4) Limitations on the liabilities of parties for their own negligence or misconduct;

             (5) Indemnification provisions with respect to applicable
                 securities laws;

             (6) Severability provisions; and

             (7) Availability of equitable remedies.

          G. Our opinions are limited to matters expressly stated herein, and no other opinions may be implied or inferred.

          H. Our opinions expressed in this letter are qualified in their entirety by the effect, if any, of all matters which may be subject to judicial discretion or general principles of equity or public policy; provided, that such requirements should not, in our opinion, materially diminish or interfere with the practical realization by the Lenders of the rights and benefits intended to be conferred on them by the Credit Documents.

          The attorneys in this firm are members of the Bar of the State of Washington. We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America, the State of Washington, and the Delaware General Corporation Law. For purposes of this opinion, we have assumed, without inquiry or investigation, that all applicable state laws, including the laws of the State of North Carolina under which the Credit Documents are governed, but excluding the Delaware General Corporation Law, are identical to the laws of the State of Washington.

          The opinions expressed in this letter are solely for the benefit of the Administrative Agent, the Documentation Agent and the Lenders and their respective participants, assignees and other transferees. They may not be relied upon in any manner or for any purpose by any other person or entity without our express written consent.

                              Very truly yours,

                              GRAHAM & DUNN PC

                                  Exhibit H-6

                                    [date]


First Union National Bank, as Administrative Agent
One First Union Center
301 South College Street
Charlotte, NC 28288

     Re:  The Ackerley Group, Inc.: Credit Agreement

Ladies and Gentlemen:

     We are special counsel respecting Federal Communications Commission ("FCC") matters for The Ackerley Group, Inc. (the "Borrower") and the Subsidiaries. We have represented the Borrower in connection with the execution and delivery of a Credit Agreement dated as of January ___, 1999 (the "Credit Agreement") among the Borrower, the Lenders, First Union National Bank, as Administrative Agent, Fleet Bank, N.A. as Documentation Agent, and Union Bank of California, N.A., Keybank National Association and Bank of Montreal, Chicago Branch, as Co-Agents, providing for term loan facilities in the aggregate principal amount of $150,000,0000 and a reducing revolving credit facility in the initial aggregate principal amount of $175,000,000 (which may be increased by $75,000,000 under certain circumstances).

     Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, except that for purposes hereof the term "Credit Documents" shall refer only to those Credit Documents executed and delivered by the Borrower and its Subsidiaries on or prior to the date of the Revolver Increase.

     In connection with rendering this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Credit Documents and such other documents and matters of fact and law as we have deemed necessary for purposes of this opinion. In reviewing the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to or reviewed by us as originals, and the conformity to the authentic original documents of all other documents submitted to us or examined by us as certified, conformed or reproduced copies. As to questions of fact material to these opinions, we have relied upon certificates of public officials and statements, certificates or representations, written or oral, of officers or representatives of the Borrower without seeking to independently establish or otherwise verify them, as stated on the certificates and documents furnished to use. Our

First Union National Bank
[date]
Page 2

opinion assumes that the parties to each of the documents to which reference is made above have the power and authority to execute, deliver and perform such documents, and that such documents are valid as to such parties and binding upon such parties in accordance with their terms.

     Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth below, it is our opinion that:

1. Exhibit A hereto contains a true, correct and complete list of the primary broadcast station licenses issued by the Federal Communications Commission (the "FCC") for the operation of the broadcast stations (the "Broadcast Stations") owned by the Borrower or its Subsidiaries, indicating, for each such license, the date of its expiration.

2. The consummation by the Borrower of the transactions contemplated by the Credit Agreement do not and will not cause a violation of or a default under any of the licenses, permits, consents, approvals and other authorizations issued by the FCC for the operation of the Broadcast Stations owned by the Borrower or its Subsidiaries (the "FCC Licenses"), and all material authorizations, approvals and consents of the FCC under the Communications Act required in connection with the Broadcast Stations have been obtained, are in full force and effect, and have not been reversed, stayed, enjoined, set aside, annulled or suspended.

3. Each material FCC License, including each primary broadcast station license, is valid and in full force and effect, and no such license is subject to any material adverse condition. Each material FCC License has been granted or issued by an action of the FCC which is not subject to administrative or judicial appeal, review or reconsideration by any party or by the FCC on its own motion. We have no reason to believe that any FCC Licenses will not, subject to the filing of renewal applications and payment of any applicable filing fees, be renewed for a full term in the ordinary course.

4. There are (a) no judgments, decrees or orders issued or, to counsel's knowledge, threatened by the FCC with respect to the Borrower or any of its Subsidiaries, (b) to counsel's knowledge, no material complaints, petitions, applications, investigations or other proceedings pending or threatened before the FCC, including, without limitation, any notice of violation, notice of apparent liability or order to show cause, and (c) to counsel's knowledge, no events have occurred that could result in (i) the termination, revocation or adverse modification of any FCC License, or (ii) the imposition of any material financial penalty by the FCC upon the Borrower or any Subsidiary.

5. The Borrower and its Subsidiaries, to counsel's knowledge, have filed with the FCC all material reports, documents, instruments, information and applications required to be filed and have

First Union National Bank
[date]
Page 3


     undertaken all other actions required to be taken pursuant to the Act and the rules promulgated thereunder or upon the request of the FCC.

6. The execution, delivery and performance by the Borrower under the Credit Documents (a) do not and will not violate or conflict with any provision of the Act, or with any rule, regulation or published policy of the FCC; (b) do not and will not result in the forfeiture or the suspension or termination, prior to its expiration date, revocation, material impairment, adverse modification or non-renewal of any FCC License; and (c) do not and will not require any consent, authorization or approval of, or notice to or filing with, the FCC.

7. Neither the Agents nor any Lender under the Credit Documents will, solely by reason of the execution, delivery and performance of any of the Credit Documents, be subject to the regulation or the control of the FCC.

          All of the opinions herein expressed are specifically subject to the following limitations and qualifications:

          A. We have assumed (i) that all parties have complied with all applicable laws, statutes and regulations relating to their power and authority to enter into the Credit Documents and to effect the transactions contemplated therein, (ii) that the Credit Documents are the legal, valid and binding obligations of such parties enforceable against them in accordance with their respective terms, (iii) that there are no agreements or other documents between the parties to the Credit Documents which are inconsistent with or which modify the Credit Documents, and (iv) there has been no mutual mistake of fact or misunderstanding, fraud, duress, undue influence, or a breach of any applicable obligation of good faith and fair dealing;

          B. Our representation of the Borrower and the Subsidiaries has been limited to certain specific matters, and we do not represent the Borrower and the Subsidiaries in all matters. Other law firms have performed, and continue to perform, legal services for the Borrower and the Subsidiaries. Accordingly, this opinion is limited to those specific matters within the scope of representation that we have undertaken;

          C. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to matters expressly stated herein, and no other opinions may be implied or inferred;

First Union National Bank
[date]
Page 4


          D. Our opinions are qualified in their entirety by the effect, if any, of all matters which may be subject to judicial or administrative discretion or general principles of equity or public policy, or the effect of any applicable bankruptcy, exemption, insolvency, fraudulent conveyance, reorganization or other similar laws, now or hereafter in effect, relating to creditors rights generally; provided, that such requirements should not, in our opinion, materially diminish or interfere with the practical realization by the Lenders of the rights and benefits intended to be conferred on them by the Credit Documents;

          E. Our opinions are qualified in their entirety by any limitations on the remedies of specific performance, injunction and other forms of equitable relief, because they are subject to certain standards of equity jurisdiction, equitable defenses and the discretion of the court; and

          F. Our opinions are qualified in their entirety by generally applicable laws and judicially created doctrines specifying the methods of enforcement of obligations and/or limiting the availability of certain remedies if a specified remedy is utilized.

          The attorneys in this firm are members of the Bar of the District of Columbia. We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America, the District of Columbia and the laws, rules and regulations of the Federal Communications Commission. We express no opinion as to any scientific or engineering questions pertinent to the Stations. We have not conducted a physical inspection of the Broadcast Stations and this opinion is not based on any condition which might be revealed by such an inspection.

          The opinions expressed in this letter are solely for the benefit of the Managing Agents and the Lenders and their respective participants, assignees and other transferees. They may not be relied upon in any manner or by any other person or entity without our express written consent. We have not been retained, and render no opinion, with respect to any items or matters not specifically referred to herein. This opinion is issued as of the date hereof, and we undertake no obligation to advise you if facts should come to our attention after the date hereof that might change the opinion rendered herein.

                                 Very truly yours,


                                 Rubin, Winston, Diercks, Harris & Cooke, L.L.P.

First Union National Bank
[date]
Page 5

                                   Exhibit A

                   The Ackerley Group, Inc. and Subsidiaries

                      Primary Broadcast Station Licenses


Station License                        Expiration Date
---------------                        ---------------

                                  EXHIBIT H-7
                                  -----------




First Union National Bank,
as Administrative Agent,

Fleet Bank, N.A. as Documentation Agent, and the Lenders as Parties to the Credit Agreement

     RE:  THE ACKERLEY GROUP, INC.; CREDIT AGREEMENT

Ladies and Gentlemen:

     We are counsel for The Ackerley Group, Inc. ("Borrower"). We have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of January 22, 1999 ("Agreement") among the Borrower, the Lenders, First Union National Bank as Administrative Agent ("Agent"), Fleet Bank, N.A. as Documentation Agent, and Union Bank of California, N.A., KeyBank National Association and Bank of Montreal, Chicago Branch, as co-agents, and providing for Loans and Facility Letters of Credit in the aggregate principal amount of up to $325,000,000. This opinion is being given pursuant to Section 4.3(d)(A) of the Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement, except that (a) the term "Credit Documents" refers only to those Credit Documents executed and delivered by the Borrower and its Subsidiaries on or prior to the date hereof, (b) the term "State" refers to the State of Washington, (c) the term "Collateral" has the meaning assigned to such term in the Security Agreement, and (d) the term "Recording Office" means, with respect to any county in the State of Washington, the office of such county where a mortgage on real estate located in the county is required to be filed or recorded under applicable Washington law.

     In rendering the opinions expressed in this letter, we have examined and relied upon such records, documents, instruments, certificates of public officials and certificates of officers and employees of and accountants for the Borrower as we have deemed appropriate, including:

     1. The Borrower's Fourth Restated Certificate of Incorporation, as certified to us by the Secretary of State of Delaware on January 11, 1999;

     2. The Borrower's Bylaws, as certified to us by the Borrower's Secretary as of January 21, 1999;

     3. Resolutions of the Borrower's Board of Directors, as adopted at meetings of the Board and by unanimous consent of the members of the Board, with specific reference to actions relating to the transactions covered by this opinion, as certified to us by the Borrower's Secretary as of January 21, 1999;

     4.  The Credit Documents;

     5. Certificates of good standing issued by the Secretaries of State of the states of incorporation of the Borrower and its Subsidiaries, variously dated from December 17, 1999 through January 21, 1999.

     In reviewing the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to or reviewed by us as originals, and the conformity to the authentic original documents of all other documents submitted to or examined by us as certified, conformed, or reproduced copies. As to questions of fact material to these opinions, we have relied upon certificates of public officials and statements, certificates or representations, written or oral, of officers or representatives of the Borrower without seeking to independently establish or otherwise verify them, as stated on the certificates and documents furnished to us. Except to the extent we are expressly opining with respect to the Borrower or any of its Subsidiaries having all requisite power and authority, our opinion assumes that the parties to each of the documents to which reference is made above have the power and authority to execute, deliver and perform such documents, and that such documents are valid as to such parties and binding upon such parties in accordance with their terms.

     Whenever a statement in this opinion is qualified by "known to us," "we are not aware," "to the best of our knowledge," or a similar phrase, it is intended to indicate that, during the course of our representation of the Borrower, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of such statement. Any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation, and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Borrower.

     Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth below, it is our opinion that:

     1. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     2. Each of the Borrower and its Subsidiaries has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is a party, to own and hold its property and to engage in its business as presently conducted.

     3. Each of the Borrower and its Subsidiaries has taken all necessary corporate action to execute, deliver and perform, and has validly executed and delivered, each Credit Document to which it is a party. Each Credit Document to which the Borrower or any Subsidiary is a party constitutes the legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except to the extent that the validity, binding nature, and enforceability of each such Credit Document may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the rights of creditors generally.

     4. The execution, delivery and performance by each of the Borrower and its Subsidiaries of the Credit Documents to which it is a party (including without limitation the Subsidiary Guaranty), and compliance by it with the terms thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene any provisions of any applicable law, rule or regulation of the United States of America or the State or, to the best of our knowledge, any judgment, order, writ, injunction or decree to which it is subject, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens created in favor of the Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its property or assets.

     5. No consent, approval, authorization, exemption or other action by, notice to, or registration or filing with, any Governmental Authority of the United States of America or the State is required in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of the Credit Documents to which it is a party, the legality, validity or enforceability thereof or the consummation of the transactions contemplated thereby.

     6. To the best of our knowledge, there are no actions, investigations, suits or proceedings pending or threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower and its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to any of the Credit Documents, other than as disclosed on Schedule 5.5 to the Credit Agreement.

     All of the opinions herein expressed are specifically subject to the following limitations and qualifications:

     A. We have assumed (i) that all parties, other than the Borrower and its Subsidiaries, have complied with all applicable laws, statutes, and regulations relating to their power and authority to enter into the Credit Documents and to effect the transactions contemplated therein,
          (ii) that the Credit Documents are the legal, valid, and binding obligations of such parties (other than the Borrower and its Subsidiaries) enforceable against them in accordance with their respective terms,

       (iii) that there are no agreements or other documents between the parties to the Credit Documents that are inconsistent with or that modify the Credit Documents, or would otherwise have an effect on the opinions expressed in this letter, (iv) that each of the Borrower and the Subsidiaries have sufficient rights in the Pledged Stock, and sufficient value has been given, for a security interest in favor of the Agent to attach to the Pledged Stock, (v) the shares of Pledged Stock are evidenced by validly executed certificates that have been delivered and endorsed to, and are in the possession of, the Pledgee for the benefit of the Pledgee and the Lenders, pursuant to the Pledge Agreement, (vi) that the Collateral exists, (vii) each of the Borrower and the Subsidiaries have sufficient rights in the Collateral, and sufficient value has been given, for a security interest in favor of the Agent to attach to the Collateral, and (viii) that there has been no mutual mistake of fact or misunderstanding, fraud, duress, undue influence, or a breach of any applicable obligation of good faith and fair dealing.

  B. The Credit Documents state that they are governed by North Carolina law. Consequently, we have not examined the question of what law would govern the interpretation or enforcement of such documents, and our opinion is based upon the assumption that the internal laws of the State of Washington and the federal laws of the United States would govern the provisions of, and transactions contemplated by, the Credit Documents. We note that if the Credit Documents are not, in fact, valid, binding, and enforceable under the laws of the State of North Carolina, the Credit Documents may not be enforced by a State of Washington court under applicable conflict of law principles. We express no opinion as to whether a court located in the State of Washington would hold that the State of Washington is a proper forum in which to enforce the Credit Documents.

  C. Our opinion in paragraph 1 regarding the Borrower's and each Subsidiary's existence and good standing is based solely on certificates of the Secretaries of State of their respective states of incorporation, variously dated from December 17, 1999 through January 21, 1999.

  D. Our opinion in paragraph 4 with respect to the violation of any laws or regulations, and our opinion in paragraph 5 with respect to authorizations of and other actions by any Governmental Authority, each is limited to those governmental approvals, filings, registrations, laws, or regulations applicable to transactions of the type described in the Credit Documents and to entities engaged in the types of businesses engaged in by the Borrower and the Subsidiaries, and specifically excludes any opinion related to federal communications laws or FCC matters.

     E. We express no opinion as to (i) the title or ownership of the Pledged Stock or the Collateral, or (ii) the priority of any lien or security interest created or purported to be created by the Pledge Agreement, the Security Agreement or any of the other Credit Documents.

     F.   We express no opinion as to the enforceability of:

          (1) Provisions relating to the waiver of rights, remedies and defenses;

          (2) Any reservation of the right to pursue inconsistent or cumulative remedies;

          (3) Provisions for payment or reimbursement of costs and expenses (including without limitation attorneys fees) in excess of statutory limits or amounts determined to be reasonable by any court or other tribunal, and any provision for payment of attorneys fees other than to the prevailing party.

          (4) Limitations on the liabilities of parties for their own negligence or misconduct;

          (5) Indemnification provisions with respect to applicable securities laws;

          (6)  Severability provisions; and

          (7)  Availability of equitable remedies.

     G. Our opinions are limited to matters expressly stated herein, and no other opinions may be implied or inferred.

     H. Our opinions expressed in this letter are qualified in their entirety by the effect, if any, of all matters which may be subject to judicial discretion or general principles of equity or public policy; provided, that such requirements should not, in our opinion, materially diminish or interfere with the practical realization by the Lenders of the rights and benefits intended to be conferred on them by the Credit Documents.

     The attorneys in this firm are members of the Bar of the State of Washington. We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America, the State of Washington, and the Delaware General Corporation Law. For purposes of this opinion, we have assumed, without inquiry or investigation, that all applicable state laws, including the laws of the State of North Carolina under which the Credit Documents are governed, but excluding the Delaware General Corporation Law, are identical to the laws of the State of Washington.

     The opinions expressed in this letter are solely for the benefit of the Administrative Agent, the Documentation Agent and the Lenders and their respective participants, assignees and other transferees. They may not be relied upon in any manner or for any purpose by any other person or entity without our express written consent.

                              Very truly yours,

                              GRAHAM & DUNN PC

                                   EXHIBIT I
                                   ---------


                        FINANCIAL CONDITION CERTIFICATE


     THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to Section 4.1(k) of the Credit Agreement dated as of January __, 1999 (the "Credit Agreement"), among THE ACKERLEY GROUP, INC., a Delaware corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

     The undersigned hereby certifies for and on behalf of the Borrower as follows:

     1.   Capacity.  The undersigned is, and at all pertinent times mentioned
          --------
herein has been, the Borrower's duly qualified and acting chief financial officer (and in such capacity has responsibility for the management of the Borrower's financial affairs) and senior accounting officer (and in such capacity has responsibility for the preparation of the Borrower's financial statements).

     2.   Procedures.  For purposes of this Certificate, the undersigned, or
          ----------
officers or other personnel of the Borrower under the direction and supervision of the undersigned, have, as of or prior to the date hereof, undertaken the following activities in connection herewith:

     2.1  The undersigned has carefully reviewed the following:

          (a)  the contents of this Certificate;

          (b) the Credit Agreement (including the exhibits and schedules thereto);

          (c) the audited consolidated balance sheets of the Borrower and its subsidiaries for the fiscal years ended December 31, 1997, 1996 and 1995, and the related consolidated statements of income, stockholders equity and cash flows of the Borrower and its subsidiaries for the fiscal period ended December 31, 1997, 1996 and 1995;

          (d) the unaudited consolidated balance sheet of the Borrower and its subsidiaries as of September 30, 1998 and the related consolidated statements of income, stockholders equity and cash flows of the Borrower and its subsidiaries for the nine-month period then ended;

          (e)  the Pro Forma Balance Sheet; and

          (f)  the Projections.

     2.2 The undersigned has made inquiries of certain other officers and personnel of the Borrower with responsibility for financial and accounting matters regarding whether the unaudited financial statements described in paragraph 2.1(d) above and the Pro Forma Balance Sheet are in conformity with Generally Accepted Accounting Principles applied on a basis substantially consistent with that of the audited financial statements described in paragraph 2.1(c) above, and whether notes omitted from the unaudited consolidated financial statements and the Pro Forma Balance Sheet would have disclosed any new information that would be necessary to make such materials not misleading.

     2.3 With respect to any Contingent Obligations of the Borrower, the undersigned:

          (a) has inquired of certain officers and other personnel of the Borrower who have responsibility for the legal, financial and accounting affairs of the Borrower, as to the existence and estimated amounts of all Contingent Obligations known to them;

          (b) has confirmed with senior officers of the Borrower that, to the best of such officers' knowledge, (i) all appropriate items have been included in the Contingent Obligations made known to the undersigned in the course of the inquiry of the undersigned in connection herewith, and (ii) the amounts relating thereto were the maximum estimated amounts of liability reasonably likely to result therefrom as of the date hereof, and

          (c) confirms that, to the best of his knowledge, all material Contingent Obligations that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks, and other Contingent Obligations of the Borrower have been considered in making the certification set forth herein, and with respect to each such Contingent Obligations the estimable maximum estimated of liability with respect thereto was used in making such certification.

     2.4 The Pro Forma Balance Sheet and the Projections have been prepared under the direction of the undersigned, and the undersigned has reexamined the Pro Forma Balance Sheet and the Projections as of the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the financial condition set forth and the results projected therein.

     2.5 The officers and other personnel of the Borrower who were involved in the preparation of the Projections have relied on historical financial and other information and upon information with respect to sales, costs and other data obtained in discussions with the chief executive officer of the Borrower, and other officers and supervisory personnel directly responsible for the various operations involved. In the opinion of the undersigned, the assumptions upon which the Projections are based were fair, complete and reasonable when made, and continue as of the date hereof to be fair, complete and reasonable.

     2.6 The undersigned has inquired of certain officers of the Borrower having responsibility for financial reporting and accounting matters regarding whether such persons were aware of any events or conditions that, as of the date hereof, would cause the statements made in Section 3 below to be untrue.

     2.7 The undersigned has conferred with counsel to the Borrower for the purpose of discussing the meaning of the contents of this Certificate (including, without limitation, Sections 3.4, 3.5 and 3.6 below).

     3.   Certifications. Based on the foregoing, the undersigned hereby
          --------------
certifies as follows:

     3.1 Attached hereto as ANNEX A is a true, correct and complete copy of the Pro Forma Balance Sheet. Such Pro Forma Balance Sheet gives pro forma effect to the consummation of the transactions contemplated by the Credit Agreement, the completion of the initial extensions of credit made under this Credit Agreement, the WOKR Acquisition and the payment of transaction fees and expenses relating to the foregoing, all as if such events had occurred on December 31, 1998. The Pro Forma Balance Sheet has been prepared in good faith and in accordance with Generally Accepted Accounting Principles (subject to the absence of footnotes required by Generally Accepted Accounting Principles and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions as described above.

     3.2 Attached hereto as ANNEX B is a true, correct and complete copy of the Projections. Such Projections cover the eight-year period beginning with the fiscal year ending December 31, 1997 and give effect to the consummation of the transactions contemplated by the Credit Agreement, initial extensions of credit made under this Credit Agreement, the WOKR Acquisition and the payment of transaction fees and expenses incident to the foregoing. In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

     3.3 After giving effect to the transactions contemplated by the Credit Agreement, all material accounts and other liabilities of the Borrower are current and not past due.

     3.4 The Borrower is not now, nor will the incurrence of the Obligations pursuant to the Credit Agreement render the Borrower, "insolvent" (as hereinafter defined). The undersigned understands that, in this context, "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to be paid on or in respect of the existing debts and other liabilities as such debts and liabilities of the Borrower mature. The undersigned understands that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, including any guaranty obligations. The foregoing is supported by an analysis of the Pro Forma Balance Sheet.

     3.5 The undersigned believes that, by incurring the Obligations pursuant to the Credit Agreement, the Borrower will not incur debts beyond its ability to pay as such obligations mature (taking into account the timing and amounts of cash to be payable on or in respect of the Borrower's Indebtedness). The foregoing conclusion is based in part on the Projections, which demonstrate that the cash flow of the Borrower, after taking into account all anticipated uses of the cash of the Borrower, will at all times be sufficient to pay all amounts on or in respect of Indebtedness of the Borrower when such amounts are required to be paid (including without limitation scheduled payments pursuant to the Credit Agreement).

     3.6 After giving effect to the consummation of the transactions contemplated by the Credit Agreement, the assets of the Borrower do not constitute "unreasonably small capital" (within the meaning of Section 548(a) of the Bankruptcy Code, 11 U.S.C. Section 548(a)), for the Borrower to carry on its business as now conducted and as proposed to be conducted (taking into account the particular capital requirements of the business conducted and to be conducted by the Borrower and the availability of capital in respect thereof (with reference to, without limitation, the Projections)).

     3.7 The Borrower has not executed the Credit Agreement or any documents mentioned herein, or made any transfer or incurred any obligations thereunder, with intent to hinder. delay or defraud either present or future creditors of the Borrower.

     3.8 The undersigned understands that the Lenders have performed their own review and analysis of the financial condition of the Borrower, but that the Lenders are relying on the foregoing statements in connection with the extension of credit to the Borrower pursuant to the Credit Agreement.

Executed this ___th day of January, 1999.



                                        __________________________________
                                        Chief Financial Officer
                                        The Ackerley Group, Inc.

                        FINANCIAL CONDITION CERTIFICATE

                                    ANNEX A

                           THE ACKERLEY GROUP, INC.
                            PRO FORMA BALANCE SHEET



                                [see attached]

                        FINANCIAL CONDITION CERTIFICATE

                                    ANNEX B

                           THE ACKERLEY GROUP, INC.
                                  PROJECTIONS


                                [see attached]

                                   EXHIBIT J
                                   ---------

                                    FORM OF
                                LENDER ADDITION
                                      AND
                           ACKNOWLEDGEMENT AGREEMENT



     Reference is made to the Credit Agreement dated as of January ___, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among The Ackerley Group, Inc. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders") and First Union National Bank, as Agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms without definition shall have the same meanings herein as the Credit Agreement.

     The Borrower and __________________________ (the "[New or Current] Lender") agree as follows:

     1. Subject to Section 2.19 of the Credit Agreement and this Lender Addition and Acknowledgement Agreement, the aggregate of the Lenders' Revolving Credit Commitments is hereby increased by an amount equal to [$75,000,000]. This Lender Addition and Acknowledgement Agreement memorializes the Revolver Increase and is entered into pursuant to, and is authorized by, Section 2.19(b) of the Credit Agreement.

     2. The parties hereto acknowledge and agree that, as of the date hereof and prior to giving effect to any Revolver Increase, (a) the percentage of the total Revolving Credit Commitments under the Credit Agreement of each Lender, including, without limitation, the [New or Current] Lender, (b) the Revolving Credit Commitment under the Credit Agreement of each Lender, including, without limitation, the [New or Current] Lender, and (c) the outstanding balances of the Revolving Loans under the Credit Agreement made by each Lender, including, without limitation, the [New or Current] Lender, are each set forth on Schedule
                                                                       --------
1 hereto.
-

     3. The parties hereto acknowledge and agree that, as of the Effective Date (as defined below), and after giving effect to the Revolver Increase, (a) the percentage of the total Revolving Credit Commitments under the Credit Agreement of each Lender, including, without limitation, the [New or Current] Lender, (b) the Revolving Credit Commitment under the Credit Agreement of each Lender, including, without limitation, the [New or Current] Lender, and (c) the outstanding balances of the Revolving Loans under the Credit Agreement made by each Lender, including, without limitation, the [New or Current] Lender, are each set forth on Schedule 2 hereto.
                  ----------

     4. The Borrower acknowledges that it shall ensure that all filings and recordations that are necessary to perfect the security interests of the Lenders in the Collateral shall have been filed or recorded in all appropriate locations and it shall deliver to the Administrative Agent evidence satisfactory to the Administrative Agent that such security interests constitute valid and perfected first priority Liens therein (including evidence satisfactory that the amount of indebtedness secured reflects the increase in the aggregate of the Revolving Credit Commitments of the Lenders and that all necessary tax or other indebtedness has been paid).

     5. [The Current Lender is delivering to the Administrative Agent (for cancellation on behalf of the Borrower) the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Borrower exchange such Note for a new Revolving Credit Note payable to the current Lender as follows:

     Revolving Note
     Payable to the Order of:           Principal Amount of Note:
     -----------------------            ------------------------

     ________________________                $_____________


                                   OR


     The New Lender requests that the Borrower issue a new Revolving Credit Note payable to the New Lender as follows:

       Revolving Note
     Payable to the Order of:           Principal Amount of Note:
     -----------------------            ------------------------

     ________________________                $_____________  ]


     6. The [New or Current] Lender (i) represents and warrants that it is legally authorized to enter into this Lender Addition and Acknowledgement Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addition and Acknowledgement Agreement; (iii) agrees that it will, independently and without reliance upon any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it meets the criteria set forth in the definition of Eligible Assignee; (v) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to such Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and (vii) agrees that it will keep confidential all the information with respect to the Borrower furnished to it by the Borrower (other than information required or requested to be disclosed by it pursuant to regulatory requirements or legal process;

information requested by and disclosed to its auditors, accountants and attorneys, provided that the [New or Current] Lender shall use its best efforts
           --------
to have such Persons enter into a confidentiality agreement with respect to such information; and information generally available to the public or otherwise available to the [New or Current] Lender on a nonconfidential basis).

     7. The effective date for this Lender Addition and Acknowledgement Agreement shall be _____________ (the "Effective Date"). Following the execution of this Lender Addition and Acknowledgement Agreement, it will be delivered to the Administrative Agent for the consent of the Administrative Agent and acceptance and recording in the Register.

     8. Upon such consents, acceptance and recording, from and after the Effective Date, the [New or Current] Lender shall be a party to the Credit Agreement and the other Credit Documents to which Lenders are parties and to the extent provided in this Lender Addition and Acknowledgement Agreement, have the rights and obligations of a Lender under each such agreement.

     9. Upon such consents, acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the [New or Current] Lender.

     10. The representations and warranties of the Borrower under the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to the Revolver Increase.

     11. THIS LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                   THE ACKERLEY GROUP, INC.


                                   By:  ________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   [CURRENT LENDER OR NEW LENDER]

                                   Revolving Credit Commitment $________
                                   Percentage of Total Revolving Credit
                                   Commitment ____%


                                   By:  ________________________________
                                   Name:________________________________
                                   Title:_______________________________

Acknowledged and Consented to:


                                   FIRST UNION NATIONAL BANK, as
                                   Administrative Agent


                                   By:  ________________________________
                                   Name:  ______________________________
                                   Title:  _____________________________

                                  Schedule 1
                                      to
                 Lender Addition and Acknowledgement Agreement

                            Lenders and Commitments
                            -----------------------
                            (as of the date hereof)


A.  Revolving Credit Commitment Percentage of Each Lender.
    -----------------------------------------------------

     1.    First Union National Bank                                   _________%

     2.    _________________________                                   _________%

     3.    _________________________                                   _________%

     4.    [Other]                                                     _________%

B.   Revolving Credit Commitment of Each Lender.
     ----------------------------------------------------------

     1.    First Union National Bank                                   $_________

     2.    _________________________                                   $_________

     3.    _________________________                                   $_________

     4.    [Other]                                                     $_________

C.   Outstanding Balance of the Revolving Loans of Each Lender.
     ----------------------------------------------------------

     1.    First Union National Bank                                   $_________

     2.    _________________________                                   $_________

     3.    _________________________                                   $_________

     4.    [Other]                                                     $_________

                                   Schedule 2
                                       to
                 Lender Addition and Acknowledgement Agreement

                            Lenders and Commitments
                            -----------------------
                           (as of the Effective Date)


A.  Revolving Credit Commitment Percentage of Each Lender.
    -----------------------------------------------------

     1.    First Union National Bank                                   _________%

     2.    _________________________                                   _________%

     3.    _________________________                                   _________%

     4.    [Other]                                                     _________%

B.   Revolving Credit Commitment of Each Lender.
     ----------------------------------------------------------

     1.    First Union National Bank                                   $_________

     2.    _________________________                                   $_________

     3.    _________________________                                   $_________

     4.    [Other]                                                     $_________

C.   Outstanding Balance of the Revolving Loans of Each Lender.
     ----------------------------------------------------------

     1.    First Union National Bank                                   $_________

     2.    _________________________                                   $_________

     3.    _________________________                                   $_________

     4.    [Other]                                                     $_________

                                      -7-
a